                                                                    EXHIBIT 1(c)


                                                                    L/SC/028/GTP
                                       Includes all modifications to August 1998





                         GENERATION, TRANSMISSION AND
                           PUBLIC ELECTRICITY SUPPLY
                                    LICENCE

                                     -for-

                              SCOTTISH POWER PLC

                                                                   (Pounds)34.00

L/SC/028/GTP

Uncertified copies of this licence are available price (Pounds)34.00 payment with order from:

          Library
          Office of Electricity Regulation
          Hagley House
          Hagley Road
          Birmingham
          B16 8QG

Cheques and postal orders should be made payable to:
Office of Electricity Regulation.




(C) Crown Copyright
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                           THE COMPETITIVE ELECTRICITY
                                MARKET FROM 1998:

                            GENERATION, TRANSMISSION
                          AND PUBLIC ELECTRICITY SUPPLY
                                    LICENCES
                                       for
                               SCOTTISH POWER plc


Scottish Power                                                       August 1998

                                     PREFACE

1. This document illustrates the licence obligations which presently apply under the Generation, Transmission and Public Electricity Supply Licences held by Scottish Power plc (excluding only the schedules relating to transmission price restraints). The document comprises conditions contained in the original Licence Document granted on 28 March 1990 and subsequent modifications made to that Licence Document.

2. OFFER wishes to make clear that this is not a legally binding document but has been produced as a working copy of Scottish Power plc's Generation, Transmission and PES Licences. It is hoped that this document accurately reflects the present Licence Document, but it is not a substitute for the original Licence Document and the subsequent schedules of modifications issued to Scottish Power plc and held by OFFER's library.


Scottish Power                                                       August 1998

                               TABLE OF CONTENTS

         (Schedules marked * are not fully reproduced in this document)

PART I. TERMS OF THE LICENCES                                                  1

PART II. CONDITIONS APPLICABLE TO EACH LICENCE                                 3
  Condition 1. Scope of application of Part II                                 3
  Condition 2. Interpretation and construction                                 4
  Condition 3. Separate Accounts for Separate Businesses                      28
  Condition 3A. Restriction on activity                                       34
  Condition 4. Prohibition of cross-subsidies                                 35
  Condition 5. Security arrangements                                          36
  Condition 6. Health and safety of employees                                 37
  Condition 7. Submission of certain agreements                               38
  Condition 8. Provision of information to the Director                       43
  Condition 9. Payment of fees                                                44

PART III. CONDITIONS APPLICABLE TO THE GENERATION LICENCE                     47
  Condition 1. Scope of application of Part III                               47
  Condition 2. Compulsory acquisition of land                                 48
  Condition 3. Power to carry out road works etc.                             50
  Condition 4. Planning of Licensee's ancillary system                        53
  Condition 5. Compliance with Scottish Grid codes                            55
  Condition 6. Compliance with Scottish Distribution Codes                    56
  Condition 7. Compliance with Trading Code                                   57
  Condition 8. Connection to and use of ancillary system - requirement
  to offer terms                                                              58
  Condition 8A. Connection to and use of ancillary system - functions
  of the Director                                                             63
  Condition 9. Generation outages                                             65
  Condition 10. Supplementary Conditions in relation to England and Wales     66

PART IV. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE                    67
  Condition 1. Scope of application of Part IV                                67
  Condition 2. Transmission charge restriction conditions                     68
  Condition 3. Grid Code                                                      69
  Condition 4. Transmission System security standard and quality
  of service                                                                  73
  Condition 5. Trading Code                                                   76


Scottish Power                                                       August 1998
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   Condition 6. Compliance with Distribution Codes                            83
   Condition 7. Disposal of relevant assets                                   84
   Condition 8. Restriction on use of certain information                     87
   Condition 9. Transmission System outages                                   91

PART V. CONDITIONS APPLICABLE TO THE PUBLIC ELECTRICITY SUPPLY
LICENCE                                                                       92
   SECTION A. GENERAL OBLIGATIONS                                             92
   Condition 1. Scope of application of Part V                                92
   Condition 2. Public electricity supply charge restriction Conditions       93
   Condition 3. Prohibition of discrimination in electricity sale
   contracts                                                                  94
   Condition 3A. Prohibition of discrimination in supply                      95
   Condition 3B. Duration of discrimination conditions                       101
   Condition 4. Tariffs                                                      103
   Condition 4A. Arrangements for informing customers on revocation of
   Licence                                                                   104
   Condition 4B. The Programme Implementation Agreement                      106
   Condition 5. Generation security standard                                 110
   Condition 6. Obligation on economic purchasing                            117
   Condition 7. Distribution System planning standard and quality
   of service                                                                120
   Condition 7A. Security and safety of supplies                             121
   Condition 7B. Procedures for the detection and prevention
   of theft, damage and meter interference                                   124
   Condition 7C. Provisions relating to the connection of metering
   equipment                                                                 126
   Condition 7D. Agreements for the provision of meters                      128
   Condition 8. Distribution Code                                            129
   Condition 8A. The Metering Point Administration Service and
   the Master Registration Agreement                                         133
   Condition 8B. Establishment of a Data Transfer Service                    136
   Condition 8C. Requirement to offer terms for the provision of
   Metering and Data Services                                                139
   Condition 8D. Non-discrimination in the provision of Metering and
   Data Services                                                             143
   Condition 8E. Basis of charges for Metering and Data Services:
   requirements for transparency                                             144
   Condition 8F. Functions of the Director                                   146
   Condition 9. Restriction on use of certain information                    148
   Condition 10. Conditions of supply affecting customers'
   statutory rights                                                          153
   Condition 11. Licensee's apparatus on customers' side of meter            155


Scottish Power                                                       August 1998

   Condition 12. Code of practice on payment of bills and guidance for
   dealing with customers in difficulty                                      156
   Condition 13. Record of and report on performance                         158
   Condition 14. Provision of services for persons who are of
   pensionable age or disabled or chronically sick                           160
   Condition 14A. Code of practice on procedures with respect to site
   access                                                                    162
   Condition 15. Standards of performance                                    163
   Condition 16. Efficient use of electricity                                164
   Condition 17. Complaint handling procedure                                166
   Condition 17A. Preparation, review of and compliance with customer
   service codes                                                             167
   Condition 17B. Information given to Designated Customers                  169
   Condition 17C. Publication of information to customers                    170
   Condition 18. Relations with the Relevant Consumers' Committee            171
   Condition 19. Provision of information to the Director and provision
   of comments to the Director on information and advice                     172
   Condition 20. Disposal of relevant assets                                 174
   Condition 21. Compliance with Grid Codes                                  177
   Condition 22. Compliance with Trading Code                                178
   Condition 23. Arrangements relating to supplies to premises within the Licensee's authorised supply area by persons other than the Licensee  179
   Condition 24. The Settlement Agreement for Scotland                       182
   Condition 25. Designated Premises                                         185
   Condition 26. Terms for supply of electricity incompatible with
   Licence Conditions                                                        187
   Condition 27. Limitation on requirements for termination fees             188
   Condition 28. Revision of the Contract Terms Conditions                   189
   SECTION B. THE CONTRACT TERMS CONDITIONS                                  193
   Condition 29. Designated Supply Contracts                                 193
   Condition 30. Contractual terms                                           195
   Condition 31. Notification of terms                                       197
   Condition 32. Security deposits                                           199
   Condition 33. Termination of contracts on notice                          201
   Condition 34. Termination of contracts in specified circumstances         203
   Condition 35. Assignment of outstanding charges                           205
   Condition 36. Modification of provisions under Conditions 33 and 35       207
   Condition 37. Marketing of electricity to Designated Customers            209


Scottish Power                                                       August 1998
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PART VI. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE AND
THE PUBLIC ELECTRICITY SUPPLY LICENCE                                        215
   Condition 1. Scope of application of Part VI                              215
   Condition 2. Basis of charges for top-up and standby supplies or sales of electricity, exempt supply services, use of system
   and connection to system: requirements for transparency                   217
   Condition 2A. Non-discrimination in the provision of top-up or standby supplies or sales of electricity, exempt supply services, use of
   system and connection to system                                           226
   Condition 2B. Requirement to offer terms                                  228
   Condition 2C. Requirement to offer Standard Terms of Connection           235
   Condition 2D. Functions of the Director                                   237
   Condition 3. Basis of charges for use of the Scottish
   interconnection                                                           240
   Condition 3A. Non-discrimination in the provision of use of
   the Scottish interconnection                                              248
   Condition 3B. Requirement to offer terms                                  251
   Condition 3C. Functions of the Director                                   255
   Condition 4. Requests for Transit                                         256

SCHEDULE 1                                                                   258
   Authorised transmission area                                              258

SCHEDULE 2                                                                   259
   Authorised supply area                                                    259

SCHEDULE 3                                                                   260
   Revocation                                                                260

SCHEDULE 4                                                                   263
   Supplementary conditions in relation to England and Wales                 263

SCHEDULE 5*                                                                  269

   Transmission charge restriction conditions                                269

SCHEDULE 6                                                                   270
   Public electricity supply charge restriction conditions                   270


Scottish Power                                                       August 1998
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                          PART I. TERMS OF THE LICENCES

1. The Secretary of State, in exercise of the powers conferred by Sections 6(1), 6(6), 7 and 10 of the Electricity Act 1989 (hereinafter referred to as "the Act") hereby grants to Scottish Power plc:

      (a) a licence to generate electricity for the purpose of giving a supply to any premises or enabling a supply to be so given, during the period specified in paragraph 3, subject to the Conditions set out in Parts II and III and Schedule 4;

      (b) a licence to transmit electricity for the purpose of giving a supply to any premises or enabling a supply to be so given in the authorised transmission area designated in paragraph 1 of Schedule 1, during the period specified in paragraph 3, subject to the Conditions set out in Parts II, IV and VI and Schedule 5;

      (c) a licence as public electricity supplier to supply electricity to any premises in the authorised supply area designated in paragraph 1 of Schedule 2, during the period specified in paragraph 3, subject to the Conditions set out in Parts II, V and VI and Schedule 6.

2. The Conditions referred to above are subject to modification or amendment in accordance with their terms or with Sections 11, 14 or 15 of the Act. Each of the licences hereby granted is further subject to the terms as to revocation specified in Schedule 3.

3. Each of the licences hereby granted shall come into force on the transfer date appointed under Section 67(3) of the Act and, unless revoked in accordance with the terms specified in Schedule 3, shall continue in force until determined by not less than 25


Scottish Power                         1                            August 1998
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      years' notice in writing given by the Secretary of State to the Licensee in relation to that licence, such notice not to be served earlier than the tenth anniversary of the transfer date appointed under Section 67(3) of the Act.

28 March 1990                                    Secretary of State for Scotland


Scottish Power                         2                            August 1998

                 PART II. CONDITIONS APPLICABLE TO EACH LICENCE

Condition 1. Scope of application of Part II

1. Each of the licences granted by this Licence Document is subject to the Conditions in Part II (including where such Conditions relate to activities other than those authorised by such licences) but so that:

      (a) where any provision in Part II is expressed as relating to each of such licences, it shall be construed as applying separately to each such licence and shall not impose any obligation on the Licensee as holder of any such licence to comply with that provision as it applies to any other such licence; and

      (b) to the extent that any provision in Part II is expressed as relating to any one licence specified in that provision, such provision shall be given effect in relation to that licence only.


Scottish Power                         3                            August 1998

Condition 2. Interpretation and construction

1. Unless the contrary intention appears, words and expressions used in this or any of the following Parts of this document or in the Schedules below shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or re-enactment thereof after the date when the licences granted by this Licence Document come into force.

2. Any word or expression defined for the purposes of any provision of Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in this or any of the following Parts of this document or in the Schedules below.

3. In this or any of the following Parts of this document and in the Schedules below, unless otherwise specified or the context otherwise requires:

      "Act"                               means the Electricity Act 1989.

      "affiliate"                         in relation to the Licensee means any
                                          holding company of the Licensee, any
                                          subsidiary of the Licensee or any
                                          subsidiary of a holding company of the
                                          Licensee.

      "ancillary lines"                   means any electric lines of the
                                          Licensee except (a) electric lines
                                          which are comprised in the Licensee's
                                          Transmission System or Distribution
                                          System and (b) electric lines through
                                          which the Licensee supplies
                                          electricity to premises pursuant to a
                                          Licence granted under Section 6(2)(a)
                                          of the Act.


Scottish Power                         4                            August 1998
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      "ancillary system"                  means ancillary lines and any
                                          electrical plant and meters of the
                                          Licensee which are used in connection
                                          with the transport of electricity
                                          through ancillary lines.

      "Auditors"                          means the Licensee's auditors for the
                                          time being holding office in
                                          accordance with the requirements of
                                          the Companies Act 1985.

      "authorised"                        in relation to any business or
                                          activity means authorised by licence
                                          granted under Section 6 or by
                                          exemption granted under Section 5 of
                                          the Act.

      "Authorised Electricity Operator"   means any person (other than the
                                          Licensee) who is authorised to
                                          generate, transmit or supply
                                          electricity and for the purposes of
                                          Conditions 2A to 2C inclusive of Part
                                          VI shall include any person who has
                                          made an application to be so
                                          authorised which has not been refused.

      "authorised supply area"            in relation to the Licensee means the
                                          area from time to time comprised in
                                          paragraph 1 of Schedule 2; and in
                                          relation to any other person means the
                                          authorised area of that person under
                                          any licence held by that person under
                                          Section 6(1)(c) of the Act.

      "authorised transmission area"      in relation to the Licensee means the
                                          area from time to time comprised in
                                          paragraph 1 of Schedule 1; and in
                                          relation to any other person means the
                                          authorised area of that person under
                                          any Licence held by that person under
                                          Section 6(1)(b) of the


Scottish Power                         5                            August 1998

                                          Act.

      "Condition"                         means a Condition set out in Parts II,
                                          III, IV, V and VI of this Licence.

      "connection charges"                means charges made or levied or to be
                                          made or levied for the carrying out
                                          (whether before or after the date on
                                          which the licences granted by this
                                          Licence Document come into force) of
                                          works and provision and installation
                                          of electrical plant, electric lines
                                          and ancillary meters in constructing
                                          or modifying entry and exit points on
                                          the Licensee's Transmission System or
                                          Distribution System together with
                                          charges in respect of maintenance and
                                          repair of such items insofar as not
                                          otherwise recoverable as use of system
                                          charges and in respect of
                                          disconnection and the removal of
                                          electrical plant, electric lines and
                                          ancillary meters following
                                          disconnection, all as more fully
                                          described in paragraphs 9 and 10 of
                                          Condition 2 of Part VI, whether or not
                                          such charges are annualised.

      "contract"                          in relation to the supply of
                                          electricity by the Licensee to a
                                          customer at premises, means a special
                                          agreement in accordance with Section
                                          22 of the Act.

      "Contract Terms Conditions"         means, as the context requires, either
                                          the Conditions contained in Section B
                                          of Part V of this Licence Document or
                                          those Conditions together with the
                                          equivalent Conditions contained in the


Scottish Power                         6                            August 1998
                                          licences of all other Electricity
                                          Suppliers.

      "customer"                          means any person supplied or requiring
                                          to be supplied with electricity at
                                          premises within the authorised area
                                          whether by the Licensee (including any
                                          affiliate or related undertaking of
                                          the Licensee) or, where the context
                                          requires, by another Electricity
                                          Supplier, but shall not include any
                                          Authorised Electricity Operator in its
                                          capacity as such.

      "data aggregation services"         has the meaning given at sub-paragraph
                                          1(e) of Condition 8C of Part V.

      "data processing services"          has the meaning given at sub-paragraph
                                          1(d) of Condition 8C of Part V.

      "data retrieval services"           has the meaning given at sub-paragraph
                                          1(c) of Condition 8C of Part V.

      "Data Transfer Catalogue"           has the meaning given at sub-paragraph
                                          6(c) of Condition 8A of Part V.

      "Data Transfer Service"             means the service to be established,
                                          operated and maintained by the
                                          Licensee, in conjunction and
                                          cooperation with all other public
                                          electricity suppliers, in accordance
                                          with Condition 8B of Part V.

      "data transfer services"            means the services of the Data
                                          Transfer Service established in
                                          accordance with Condition 8B of Part
                                          V.


Scottish Power                         7                            August 1998

      "date of the contract"              means, in respect of any contract, the
                                          date on which that contract is entered
                                          into.

      "deposit"                           means a deposit of money by way of
                                          security for the payment of charges
                                          for the supply of electricity.

      "designated by the Secretary of     in respect of any agreement or notice,
      State"                              means designated by or on behalf of
                                          the Secretary of State by such means
                                          as he may consider appropriate, but so
                                          that any such agreement or notice may
                                          at the discretion of the Secretary of
                                          State cease to be so designated if
                                          amended or modified in any material
                                          respect.

      "Designated Customer"               means a customer supplied or requiring
                                          to be supplied with electricity at
                                          Designated Premises (but excluding
                                          such customer in so far as he is
                                          supplied or requires to be supplied at
                                          premises other than Designated
                                          Premises).

      "Designated Premises"               has the meaning determined in
                                          accordance with Condition 25 of Part
                                          V.

      "Designated Supply Contract"        has the meaning given in Condition 29
                                          of Part V.

      "distribution by any person"        means the distribution of electricity
                                          through that person's Distribution
                                          System (whether for its own account or
                                          that of third parties).

      "Distribution Business"             means the business of the Licensee or
                                          any affiliate or related undertaking
                                          comprising or ancillary to:


Scottish Power                         8                            August 1998
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                                          (a)   the distribution (whether for
                                                its own account or that of third
                                                parties) of electricity through
                                                the Licensee's Distribution
                                                System, including any business
                                                in providing connections to such
                                                system; and

                                          (b)   the provision of Metering and
                                                Data Services (other than
                                                prepayment services),

                                          but shall not include any other
                                          business of the Licensee or any
                                          affiliate or related undertaking of
                                          the Licensee in the provision of
                                          services to or on behalf of any one or
                                          more persons.

      "Distribution Code"                 means the Distribution Code required
                                          to be prepared pursuant to Condition 8
                                          of Part V and approved by the
                                          Director, as from time to time revised
                                          with the approval of the Director,
                                          except that where the expression is
                                          used in relation to any public
                                          electricity supplier (other than the
                                          Licensee), it shall mean the
                                          Distribution Code required to be
                                          prepared by such supplier and approved
                                          by the Director as from time to time
                                          revised with the approval of the
                                          Director.

      "Distribution System"               in relation to the Licensee means all
                                          electric lines of the Licensee within
                                          the Licensee's authorised supply area
                                          (excepting lines forming part of the
                                          Licensee's Transmission System) and
                                          any other electric lines which the
                                          Director may specify as forming part
                                          of the Licensee's Distribution System,
                                          and includes any electrical plant and
                                          meters of the


Scottish Power                         9                            August 1998
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                                          Licensee which are used in connection
                                          with the distribution of electricity
                                          by the Licensee; and, in relation to
                                          any other public electricity supplier,
                                          it shall have the same meaning as it
                                          has in the licence held by such
                                          supplier under Section 6(1)(c) of the
                                          Act (and so that for this purpose the
                                          Licensee shall be deemed to be another
                                          public electricity supplier in
                                          relation to any authorised area not
                                          included in the Licensee's authorised
                                          supply area for which the Licensee is
                                          the public electricity supplier).

      "Domestic Customer"                 means a customer supplied or requiring
                                          to be supplied with electricity at
                                          Domestic Premises (but excluding such
                                          customer in so far as he is supplied
                                          or requires to be supplied at premises
                                          other than Domestic Premises).

      "Domestic Premises"                 means premises at which a supply is
                                          taken wholly or mainly for domestic
                                          purposes.

      "electricity purchase contract"     includes any contract or arrangement,
                                          other than for the supply of
                                          electricity to a customer at premises,
                                          under which provision is made for the
                                          making or receipt of payments by
                                          reference to the difference between

                                          (a)   an amount specified or
                                                ascertainable under the terms of
                                                such contract or arrangement;
                                                and

                                          (b)   the price at which electricity
                                                is sold or purchased under the
                                                Pooling and Settlement


Scottish Power                         10                            August 1998

                                                Agreement or the trading system
                                                established by the Trading Code
                                                or any component of any of such
                                                prices; and

      "electricity sale contract"         shall be construed accordingly.

      "Electricity Supplier"              means either a Second Tier Supplier or
                                          a public electricity supplier.

      "equivalent megawatt"               in circumstances where demand is
                                          measured only in megavolt amperes
                                          means megavolt amperes converted into
                                          megawatts using for this purpose a
                                          power factor of 0.9 megawatts per
                                          megavolt ampere or such other factor
                                          as may with the approval of the
                                          Director be taken as being appropriate
                                          having regard to electrical
                                          characteristics of the supply, and
                                          cognate expressions shall be construed
                                          accordingly.

      "established connection"            means, in relation to any premises, an
                                          existing connection to the Licensee's
                                          Distribution System which does not
                                          require modification, or a new or
                                          modified connection to such system in
                                          respect of which all works have been
                                          completed, such that in either case
                                          electricity is able to be supplied to
                                          the premises in accordance with the
                                          terms of the relevant supply
                                          agreement.

      "Exempt Supplier"                   means a person who is authorised to
                                          supply electricity by virtue of an
                                          exemption granted under Section 5 of
                                          the Act.


Scottish Power                         11                            August 1998

      "exempt supply services"            means the services detailed at
                                          paragraph 5 of Condition 2B of Part
                                          VI, as provided by the Licensee to
                                          Exempt Suppliers in respect of
                                          premises within the authorised area.

      "financial year"                    bears the meaning given to it at
                                          paragraph 1 of Condition 3 of Part II.

      "fixed term period"                 means, in relation to any Designated
                                          Supply Contract, a specified period of
                                          more than 12 months during which the
                                          Principal Terms of that contract may
                                          not be varied by the Licensee other
                                          than by agreement with the customer.

      "Generation Business"               means the business (if any) of the
                                          Licensee (as holder of the Generation
                                          Licence), or any affiliate or related
                                          undertaking of the Licensee, in the
                                          generation of electricity, other than
                                          the Manweb Generation Business.

      "Generation Licence"                means the Licence granted in
                                          sub-paragraph 1(1) of Part I.

      "generation set"                    means any plant or apparatus for the
                                          production of electricity and shall
                                          where appropriate include a generating
                                          station comprising more than one
                                          generation set.

      "goods or services"                 includes electric lines and electric
                                          plant, and goods or services designed
                                          or calculated to promote the efficient
                                          use of electricity, but excludes
                                          meters, meter operation and prepayment
                                          systems, and data


Scottish Power                         12                            August 1998
                                          retrieval and related services.

      "Grid Code"                         means the Grid Code required to be
                                          prepared pursuant to Condition 3 of
                                          Part IV and approved by the Director
                                          as from time to time revised with the
                                          approval of the Director, except that
                                          where the expression is used in
                                          relation to any Transmission Licensee
                                          (other than the Licensee) it shall
                                          mean the Grid Code required to be
                                          prepared by such Transmission Licensee
                                          and approved by the Director as from
                                          time to time revised with the approval
                                          of the Director.

      "half-hourly metering               means metering equipment which is
      equipment"                          configured to record the quantity of
                                          electricity (to be calculated in kWh)
                                          supplied to premises during each half
                                          hour period of supply

                                          and "non-half-hourly metering
                                          equipment" shall be construed
                                          accordingly.

      "holding company"                   means a holding company within the
                                          meaning of Sections 736, 736A and 736B
                                          of the Companies Act 1985.

      "Licence Document"                  means this document (comprising Parts
                                          I to VI inclusive and Schedules 1 to 6
                                          inclusive).

      "Licensee"                          means Scottish Power plc (registered
                                          number: Sc 117120) and (where the
                                          context so requires) shall include any
                                          business in respect of which the


Scottish Power                         13                            August 1998

                                          Licensee is a successor company.

      "Manweb" means Manweb plc (registered in England and Wales under number 2366937).

      "Manweb Licence"                    means the Licence granted to Manweb
                                          under Section 6(1)(c) of the Act.

      "Manweb Distribution Business"      bears the meaning given to
                                          Distribution Business in the Manweb
                                          Licence.

      "Manweb Generation Business"        bears the meaning given to Generation
                                          Business in the Manweb Licence.

      "Manweb Second Tier Supply          bears the meaning given to Second Tier
      Business"                           Supply Business in the Manweb Licence.

      "Manweb Supply Business"            bears the meaning given to Supply
                                          Business in the Manweb Licence.

      "Manweb Group"                      means Manweb and its subsidiaries,
                                          subsidiary undertakings, associated
                                          companies (including any joint
                                          venture, partnership, firm, company or
                                          unincorporated association in which
                                          any such subsidiary, subsidiary
                                          undertaking or associated company is
                                          interested) and related undertakings
                                          other than the Licensee.

      "Master Registration Agreement"     means the agreement of that title to
                                          be prepared by the Licensee, in
                                          conjunction and co-operation with all
                                          other public electricity suppliers, in
                                          accordance with and comprising such
                                          matters as are set out in


Scottish Power                         14                            August 1998

                                          Condition 8A of Part V.

      "megawatt" or "MW"                  includes an equivalent megawatt.

      "meter operation services"          has the meaning given at sub-paragraph
                                          1(b) of Condition 8C of Part V.

      "meter provision services"          has the meaning given at sub-paragraph
                                          1(a) of Condition 8C of Part V.

      "Metering and Data Services"        has the meaning given in Condition 8C
                                          of Part V.

      "metering equipment"                includes any meter and any associated
                                          equipment which materially affects the
                                          operation of that meter.

      "Metering Point Administration      means the service to be established,
      Service"                            operated and maintained by the
                                          Licensee in accordance with Condition
                                          8A of Part V.

      "metering point administration      means the services of the Metering
      services"                           Point Administration Service
                                          established in accordance with
                                          Condition 8A of Part V or, where the
                                          context requires, means the equivalent
                                          services provided by any other public
                                          electricity supplier in accordance
                                          with the provisions of its Public
                                          Electricity Supply Licence.

      "notice" means (unless otherwise specified) notice given in writing or by any other reasonable means.

      "other Scottish Public              means any public electricity supplier
      Electricity                         (other than


Scottish Power                         15                            August 1998

      Supplier"                           the Licensee) who holds a Licence
                                          under Section 6(1)(c) of the Act for
                                          an authorised area in Scotland.

      "other Scottish Transmission        means any person (other than the
      Licensee"                           Licensee) who holds a Licence under
                                          Section 6(1)(b) of the Act for an
                                          authorised area in Scotland.

      "other Transmission Licensee"       means any person (other than the
                                          Licensee) who holds a Licence under
                                          Section 6(1)(b) of the Act.

      "participating interest"            bears the meaning ascribed to that
                                          expression by Section 260 of the
                                          Companies Act 1985.

      "Pooling and Settlement             means the agreement of that title
      Agreement"                          approved by the Secretary of State as
                                          from time to time amended with the
                                          approval of the Director (where so
                                          required pursuant to its terms).

      "Portfolio Generator"               means any person who:

                                          (a)   is authorised to generate
                                                electricity and owns or operated
                                                a generating station situated in
                                                Scotland; or

                                          (b)   is authorised to generate or
                                                supply electricity and is
                                                contracted to purchase the
                                                output of one or more generating
                                                stations situated in Scotland.

      "prepayment meter services"         has the meaning given at sub-paragraph
                                          1(f) of


Scottish Power                         16                            August 1998

                                          Condition 8C of Part V.

      "Principal Terms"                   means, in respect of any form of
                                          Designated Supply Contract, those
                                          terms which relate to:

                                          (a)   charges for the supply of
                                                electricity;

                                          (b)   any requirement to pay charges
                                                for the supply by prepayment
                                                through a prepayment meter;

                                          (c)   any requirement for a security
                                                deposit;

                                          (d)   the duration of the contract;

                                          (e)   the rights to terminate the
                                                contract (including any
                                                obligation to pay a termination
                                                fee); and

                                          (f)   the obligation to enter into an
                                                agreement on the Standard Terms
                                                of Connection,

                                          and such other terms as may reasonably
                                          be considered significantly to affect
                                          the evaluation of the contract.

      "Public Electricity Supply          means the Licence granted in
      Licence"                            sub-paragraph 1(3) of Part I.

      "related undertaking"               in relation to any person means any
                                          undertaking in which that person has a
                                          participating interest.

      "Relevant Consumers'                means the committee appointed by the
      Committee"                          Director under Section 2 of the Act
                                          for the area consisting of or
                                          including the Licensee's authorised
                                          supply area.


Scottish Power                         17                            August 1998

      "relevant premises"                 in relation to a Designated Supply
                                          Contract, means any premises supplied
                                          with electricity under the terms of
                                          the contract.

      "restructuring agreement"           means at anytime any agreement in
                                          force at that time which prior to that
                                          time has been entered into and
                                          submitted to the Director pursuant to
                                          Condition 7 of Part II (as such
                                          agreement may be amended from time to
                                          time with the approval of the Director
                                          given pursuant to such Condition).

      "representation"                    includes any objection or any other
                                          proposal made in writing.

      "Retail Price Index"                means the general index of retail
                                          prices published by the Office for
                                          National Statistics each month in
                                          respect of all items or:

                                          (a)   if the index for any month in
                                                any year shall not have been
                                                published on or before the last
                                                day of the third month after
                                                such month, such index for such
                                                month or months as the Director
                                                may after consultation with the
                                                Licensee determine to be
                                                appropriate in the
                                                circumstances; or

                                          (b)   if there is a material change in
                                                the basis of the index, such
                                                other index as the Director may
                                                after consultation with the
                                                Licensee determine to be
                                                appropriate in the
                                                circumstances.

      "Scottish Public Electricity        means a person who holds a Licence
                                          under Section


Scottish Power                         18                            August 1998

      Supplier"                           6(1)(c) of the Act for an authorised
                                          supply area in Scotland.

      "Scottish Transmission Licensee"    means a person who holds a Licence
                                          under Section 6(1)(b) of the Act for
                                          an authorised transmission area in
                                          Scotland.

      "Second Tier Supplier"              means a person authorised to supply
                                          electricity pursuant to Section 6(2)
                                          of the Act.

      "Second Tier Supply Business"       means the authorised business (if any)
                                          of the Licensee or any affiliate or
                                          related undertaking as a private
                                          electricity supplier.

      "security period"                   means a period commencing on the date
                                          on which any direction issued by the
                                          Secretary of State under Section 34 of
                                          the Act enters effect and terminating
                                          on such date (being not earlier than
                                          the date such direction, as varied, is
                                          revoked or expires) as the Director,
                                          after consultation with such persons
                                          (including, without limitation,
                                          Licence holders liable to be
                                          principally affected) as he shall
                                          consider appropriate, may with the
                                          consent of the Secretary of State by
                                          notice to all Licence holders
                                          determine after having regard to the
                                          views of such persons.

      "Separate Business"                 means each of:

                                          - the Generation Business,


Scottish Power                         19                            August 1998

                                          - the Transmission Business,

                                          - the Distribution Business,

                                          - the Supply Business,

                                          - the Second Tier Supply Business,

                                          - the Wholesaling Business.

                                          each taken separately from one another
                                          and from any other business of the
                                          Licensee or any affiliate or related
                                          undertaking of the Licensee, but so
                                          that where all or any part of such
                                          business is carried on by an affiliate
                                          or related undertaking of the Licensee
                                          such part of the business as is
                                          carried on by that affiliate or
                                          related undertaking shall be
                                          consolidated with any other such
                                          business of the Licensee (and of any
                                          other affiliate or related undertaking
                                          of the Licensee) so as to form a
                                          single Separate Business.

      "Settlement Agreement for           means the agreement of that title to
      Scotland"                           be prepared in accordance with, and
                                          comprise such matters as are set out
                                          in, Condition 24 of Part V.

      "settlement purposes"               means for the purposes of settlement
                                          as set out in the Pooling and
                                          Settlement Agreement or the Settlement
                                          Agreement for Scotland.

      "SHE"                               means Scottish Hydro-Electric plc
                                          (registered


Scottish Power                         20                            August 1998
                                          number: Sc 117119).

      "SNL"                               means Scottish Nuclear Limited
                                          (registered number: Sc 117121).

      "Standard Terms of Connection"      means the terms approved by the
                                          Director, in accordance with Condition
                                          2C of Part VI, for the retention of an
                                          established connection to the
                                          Licensee's Distribution System.

      "standby"                           means the periodic or intermittent
                                          supply or sale of electricity:

                                          (a)   to an Authorised Electricity
                                                Operator to make good any
                                                shortfall in the availability of
                                                electricity to that operator for
                                                the purposes of its supply of
                                                electricity to persons seeking
                                                such supply; or

                                          (b)   to a customer of the Licensee,
                                                to make good any shortfall
                                                between the customer's total
                                                supply requirements and that met
                                                either by its own generation or
                                                by electricity supplied by an
                                                Authorised Electricity Operator
                                                other than the Licensee

                                          such standby supply or sale being
                                          provided at such point on the
                                          Licensee's Transmission System or
                                          Distribution System as the operator or
                                          customer may request.


Scottish Power                         21                            August 1998

      "subsidiary"                        means a subsidiary within the meanings
                                          of Sections 736, 736A and 736B of the
                                          Companies Act 1985.

      "subsidiary undertaking"            means a subsidiary undertaking within
                                          the meaning of Section 258 of the
                                          Companies Act 1985.

      "Supply Business"                   means the authorised business of the
                                          Licensee as public electricity
                                          supplier in the Licensee's authorised
                                          supply area, but excluding any
                                          activities forming part of the
                                          Distribution Business.

      "Supply/Distribution Business"      means the Supply and Distribution
                                          Businesses taken together.

      "termination fee"                   means any sum of money or other
                                          penalty (whether financial or
                                          otherwise) which may be demanded of a
                                          customer solely in consequence of the
                                          termination of a contract to supply
                                          electricity to premises.

      "top-up" means the supply or sale of electricity on a continuing or regular basis:

                                          (a)   to an Authorised Electricity
                                                Operator to make good any
                                                shortfall in the availability of
                                                electricity (including, where
                                                that operator is using the
                                                Licensee's Distribution System
                                                or Transmission System, to make
                                                good any distribution or
                                                transmission losses on that
                                                system) to that operator for the
                                                purposes of its


Scottish Power                         22                            August 1998
                                                supply of electricity to persons
                                                seeking such supply; or

                                          (b)   to a customer of the Licensee,
                                                to make good any shortfall
                                                between the customer's total
                                                supply requirements and that met
                                                either by its own generation or
                                                by electricity supplied by an
                                                Authorised Electricity Operator
                                                other than the Licensee

                                          such top-up supply or sale being
                                          provided at such point on the
                                          Licensee's Distribution System or
                                          Transmission System as the operator or
                                          customer may request.

      "Trading Code"                      means the Trading Code required to be
                                          adopted pursuant to Condition 5 of
                                          Part IV as from time to time revised
                                          with the approval of the Director.

      "transfer scheme"                   means a transfer scheme made under
                                          Section 67(1) of the Act and approved
                                          by the Secretary of State (and whether
                                          or not he has modified it before
                                          approving it).

      "transmission by any person"        means the transmission of electricity
                                          through that person's Transmission
                                          System (whether for its own account or
                                          that of third parties).

      "Transmission Business"             means the authorised business of the
                                          Licensee (as holder of the
                                          Transmission Licence) or any affiliate
                                          or related undertaking of the Licensee
                                          in the planning, development,
                                          construction and


Scottish Power                         23                            August 1998
                                          maintenance of the Licensee's
                                          Transmission System (whether or not
                                          pursuant to directions of the
                                          Secretary of State made under Section
                                          34 or 35 of the Act) and the operation
                                          of such system for transmission by the
                                          Licensee, including any business in
                                          providing connections to the
                                          Licensee's Transmission System, but
                                          shall not include any other business
                                          (whether or not a Separate Business)
                                          of the Licensee or any affiliate or
                                          related undertaking of the Licensee in
                                          the provision of services to or on
                                          behalf of any one or more persons.

      "Transmission Company"              means The National Grid Company plc or
                                          any other Transmission Licensee who
                                          holds a Licence under Section 6(1)(b)
                                          of the Act for an authorised area in
                                          England and Wales.

      "Transmission Licence"              means the Licence granted in
                                          sub-paragraph 1(2) of Part I.

      "Transmission Licensee"             means a person who holds a Licence
                                          under Section 6(1)(b) of the Act.

      "Transmission System"               in relation to the Licensee means the
                                          system of electric lines comprising
                                          the Licensee's high voltage lines
                                          within the Licensee's authorised
                                          transmission area (except any such
                                          lines which the Director may approve
                                          as being part of the Licensee's
                                          Distribution System) and any other
                                          electric lines which the Director may
                                          specify as forming part of the
                                          Licensee's Transmission


Scottish Power                         24                            August 1998

                                          System and includes any electrical
                                          plant and meters of the Licensee which
                                          are used in connection with
                                          transmission by the Licensee; and, in
                                          relation to any other Transmission
                                          Licensee, it has the same meaning as
                                          it has in the Licence held by such
                                          Transmission Licensee under Section
                                          6(1)(b) of the Act (and so that for
                                          this purpose the Licensee shall be
                                          deemed to be another Transmission
                                          Licensee in relation to any authorised
                                          area not included in the Licensee's
                                          authorised transmission area for which
                                          the Licensee holds a Licence under
                                          Section 6(1)(b) of the Act).

      "undertaking"                       bears the meaning ascribed to that
                                          expression by Section 259 of the
                                          Companies Act 1985.

      "unmetered supply"                  means a supply of electricity to
                                          premises which is not, for the purpose
                                          of calculating the charges for
                                          electricity supplied to the customer
                                          at such premises, measured by metering
                                          equipment.

      "use of system"                     in relation to the Transmission
                                          Licence, means: use of the Licensee's
                                          Transmission System for the
                                          transmission of electricity by the
                                          Licensee for the Generation, Supply
                                          and Wholesaling Businesses or for any
                                          other person; in relation to the
                                          Public Electricity Supply Licence,
                                          means use of the Licensee's
                                          Distribution System for the
                                          distribution of electricity by the
                                          Licensee for the Supply and
                                          Wholesaling Businesses or for any
                                          other Authorised Electricity Operator;
                                          and in relation to


Scottish Power                         25                            August 1998
                                          the Generation Licence means use of
                                          the ancillary system for the transport
                                          of electricity provided by or for the
                                          Licensee or any other person

      "use of system charges"             in relation to the Transmission
                                          Licence, means: charges made or levied
                                          or to be made or levied for the
                                          provision of services as part of the
                                          Transmission Business to any person or
                                          to the Licensee for the purposes of
                                          its Supply Business or Second Tier
                                          Supply Business or Wholesaling
                                          Business, as referred to at Condition
                                          2 of Part VI and at paragraph 5.2 of
                                          Schedule 5, but shall not include
                                          connection charges; and in relation to
                                          the Public Electricity Supply Licence,
                                          means: charges made or levied or to be
                                          made or levied for the provision of
                                          services as part of the Distribution
                                          Business to any person or to the
                                          Licensee for the purposes of its
                                          Supply Business or Second Tier Supply
                                          Business or Wholesaling Business, as
                                          referred to at Condition 2 of Part VI
                                          and at paragraph 9.2.2 of Schedule 6,
                                          but shall not include connection
                                          charges.

      "valid notice of termination"       has the meaning given in Condition 33
                                          of Part V.

      "Wholesaling Business"              means the business (if any) of the
                                          Licensee or any affiliate or related
                                          undertaking of the Licensee in the
                                          supply or sale of electricity to
                                          Authorised Electricity Operators
                                          (including in the form of top-up and
                                          stand-by) other than to SHE pursuant
                                          to the restructuring agreements.


Scottish Power                         26                            August 1998

      "year"                              means a period of 12 months commencing
                                          on 1 January.

4. Unless otherwise specified, any reference to a numbered Condition (with or without a suffix letter) is a reference to the Condition bearing that number in the Part of this Licence Document in which the reference occurs, any reference to a numbered Schedule is a reference to the Schedule bearing that number in this Licence Document and any reference to a numbered paragraph (with or without a suffix letter) is a reference to the paragraph bearing that number in the Condition or Schedule in which the reference occurs.

5. In construing the provisions of this Licence Document, the heading or title of any Part, Section, Condition, Schedule or paragraph shall be disregarded.

6. Where any obligation of the Licensee is required to be performed by a specified date or within a specified period, and where the Licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or after the expiry of the specified period (but without prejudice to all rights and remedies available against the Licensee by reason of the Licensee's failure to perform by that date or within that period).

7. The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition or Schedule of this Licence Document, and directions issued by the Director pursuant to any Condition or Schedule of this Licence Document shall be delivered or served as aforesaid.


Scottish Power                         27                            August 1998

Condition 3. Separate Accounts for Separate Businesses

1. The first financial year of the Licensee shall run from 1st April 1990 to 31st March 1991 and thereafter each financial year of the Licensee shall run from 1st April to the following 31st March.

2. The remaining paragraphs of this Condition apply for the purpose of ensuring that the Licensee (and any affiliate or related undertaking of the Licensee) maintains accounting and reporting arrangements which enable separate accounts to be prepared for each Separate Business and showing the financial affairs of each such Separate Business.

3.    The Licensee shall in respect of each Separate Business:

      (a) keep or cause to be kept for the period referred to in Section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that Section such accounting records in respect of each Separate Business as would by Section 221 of the Companies Act 1985 be required to be kept in respect of each such business if it were carried on by a separate company so that the revenues and costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, each Separate Business are separately identifiable in the books of the Licensee (and any affiliate or related undertaking of the Licensee) from those of any other business; and

      (b) prepare on a consistent basis from such accounting records in respect of:

            (i) the financial year commencing on 1st April 1990 and each subsequent financial year, accounting statements comprising a profit and loss account, a balance sheet and a statement of source and application of funds, together with notes thereto, and showing separately in respect of each Separate Business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:


Scottish Power                         28                            August 1998

                  (aa) charged from or to any other business (whether or not a Separate Business) together with a description of the basis of that charge; or

                  (bb) determined by apportionment or allocation between any Separate Business and any other business (whether or not a Separate Business) together with a description of the basis of the apportionment or allocation; and

            (ii) the first 6 months of the financial year commencing on 1st April, 1990 and of each subsequent financial year, an interim profit and loss account;

      (c) procure, in respect of the accounting statements prepared in accordance with this Condition in respect of a financial year, a report by the Auditors and addressed to the Director stating whether in their opinion those statements have been properly prepared in accordance with this Condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the Separate Business to which the statements relate; and

      (d) deliver to the Director a copy of the account referred to in sub-paragraph (b)(ii) above, the Auditors' report referred to in sub-paragraph (c) above and the accounting statements referred to in sub-paragraph (b)(i) above as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in subparagraph (b)(ii) above and six months after the end of the financial year to which they relate in the case of the accounting statements and Auditors' report referred to in sub-paragraphs (b)(i) and (c) above.

4. The Licensee shall prepare and deliver to the Director audited consolidated accounting statements for each of:


Scottish Power                         29                            August 1998

      (a)   the Distribution Business and Manweb Distribution Business;

      (b)   the Generation Business and Manweb Generation Business;

      (c)   the Supply Business and Manweb Supply Business;

      (d)   the Second Tier Supply Business and Manweb Second Tier Supply
            Business,

      on a consistent basis with, and at the same time as, the accounts prepared for each Separate Business under the terms of this Condition.

5. The Licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge, apportionment or allocation referred to in subparagraph (b)(i) of paragraph 3 from those applied in respect of the previous financial year, unless the Director shall previously have issued directions for the purposes of this Condition directing the Licensee to change such bases in a manner set out in the directions or the Director gives his prior written approval to the change in such bases. The Licensee shall comply with any directions issued for the purposes of this Condition.

6. Where, in relation to the accounting statements in respect of a financial year, the Licensee has changed such bases of charge, apportionment or allocation from those adopted for the immediately preceding financial year, the Licensee shall, if so directed in directions issued by the Director for the purposes of this Condition, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

7. Accounting statements in respect of a financial year prepared under sub-paragraph (b)(i) of paragraph 3 shall, so far as reasonably practicable and unless otherwise approved by the Director having regard to the purposes of this Condition:

      (a) have the same content and format (in relation to each Separate Business) as the annual accounts of the Licensee (and any affiliate or related undertaking of the


Scottish Power                         30                            August 1998

            Licensee) prepared under Section 226 and, where appropriate, Section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including Statements of Accounting Practice issued by the member bodies of the Consultative Committee of Accounting Bodies currently in force; and

      (b)   state the accounting policies adopted; and

      (c) (with the exemption of the part of such statements which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, and with the exception of the accounting statements relating to the Second Tier Supply Business and the Wholesaling Business), be published with the annual accounts of the Licensee.

8. Unless the accounting statements prepared under sub-paragraph (b)(i) of paragraph 3 are prepared on the current cost basis as provided by the alternative accounting rules, the Licensee shall unless otherwise agreed by the Director in addition to preparing those accounting statements under that paragraph, prepare accounting statements for each Separate Business covering the same period, which shall comprise and show separately:

      (a) a profit and loss account, a balance sheet and a statement of source and application of funds, together with notes thereto, which shall:

            (i) include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

            (ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of Section C of Part II of Schedule 4 to the Companies Act 1985;


Scottish Power                         31                            August 1998

      (b) in respect of each Separate Business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of Section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the Separate Business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

      (c) such other current cost information as is referred to in the Handbook as the Director may reasonably require and shall deliver the same, together with an Auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph (c) of paragraph 3, to the Director within the time limits referred to in sub-paragraph (d) of paragraph 3, and shall (with the exception of the part of such statements which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the Second Tier Supply Business and the Wholesaling Business) publish the same with the annual accounts of the Licensee.

9. References in this Condition to costs or liabilities of, or reasonably attributable to, any Separate Business shall be construed as excluding taxation, capital liabilities which do not relate principally to a particular Separate Business, and interest thereon; and references to any accounting statement shall be construed accordingly.

10. Without prejudice to paragraph 1 of Condition 2, references in this Condition to provisions of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this Licence Document shall be construed as if such provisions were in force at such date.

11.   For the purposes of paragraph 8:


Scottish Power                         32                            August 1998

      "alternative accounting rules"      means the rules set out in Section C
                                          of Part II of Schedule 4 to the
                                          Companies Act 1985.

      "current cost assets"               means assets of any description
                                          mentioned in paragraph 31 of Section C
                                          of Part II of Schedule 4 to the
                                          Companies Act 1985.

      "the Handbook"                      means the handbook issued by the
                                          Accounting Standards Committee of the
                                          Consultative Committee of Accounting
                                          Bodies (CCAB Limited) or any successor
                                          body entitled "Accounting for the
                                          effects of changing prices: a
                                          Handbook" in its current edition for
                                          the time being or in the event that no
                                          such handbook shall be in issue such
                                          guidance or publication as may be
                                          issued in replacement or substitution
                                          therefor.

1.

12. The Licensee's obligations to comply with this Condition shall be deemed to arise and be enforceable as follows:

      (a) under the Generation Licence, to the extent that this Condition relates to the Generation Business;

      (b) under the Transmission Licence, to the extent that this Condition relates to the Transmission Business; and

      (c) under the Public Electricity Supply Licence, in relation to all matters other than those referred to in sub-paragraphs (a) and (b) above.


Scottish Power                         33                            August 1998

Condition 3A. Restriction on activity

1. The Licensee shall not, at any time during the subsistence of the Generation Licence, the Transmission Licence or the Public Electricity Supply Licence, conduct or carry on any Non-Core Business or Non-Core Businesses, if the turnover of such Non-Core Business or the aggregate turnover of such Non-Core Businesses, as the case may be, in any financial year of the Licensee exceeds 5% of the Turnover of the Licensee for the immediately preceding financial year, but this Condition shall not prevent such Non-Core Business or Non-Core Businesses being carried on by an affiliate or related undertaking of the Licensee.

2.    In this Condition:

      "Core Business"                     means each of those parts of the
                                          Separate Businesses and any other
                                          business carried on by the Licensee
                                          (but not by an affiliate or related
                                          undertaking of the Licensee) which is
                                          regulated under the Act or any other
                                          business which was conducted or
                                          carried on by the Licensee (but not by
                                          an affiliate or related undertaking of
                                          the Licensee) on 19 July 1996.

      "Non-Core Business"                 means any business or activity of any
                                          kind, other than a Core Business.

      "Turnover"                          means the aggregate turnover of the
                                          Core Businesses taken as a whole in
                                          any financial year of the Licensee but
                                          excluding that part of such turnover
                                          which is attributable to transactions
                                          entered into between one Core Business
                                          and another Core Business.


Scottish Power                         34                            August 1998

Condition 4. Prohibition of cross-subsidies

1. The Licensee shall procure that no Separate Business gives any cross-subsidy to, or receives any cross-subsidy from any other business of the Licensee, of an affiliate or related undertaking of the Licensee or of any other member of the Manweb Group (whether or not a Separate Business).

2. Nothing which the Licensee is obliged to do or not to do pursuant to this Licence Document or any other document which grants a licence to the Licensee under the Act, shall be regarded as a cross-subsidy for the purposes of this Condition.


Scottish Power                         35                            August 1998

Condition 5. Security arrangements

1. If so directed in directions issued by the Director for the purposes of this Condition, the Licensee shall, not later than such date as it shall be directed so to do in the directions, enter into an agreement designated by the Secretary of State for the purposes of this Condition relating to the compliance with directions issued by the Secretary of State under
      Section 34 and/or Section 35 of the Act.

2. The Licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to paragraph 1.


Scottish Power                         36                            August 1998

Condition 6. Health and safety of employees

1. The Licensee shall, together with all other licensees, consult with appropriate representatives of persons employed by itself and by those licensees in order to establish and maintain an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of such persons.

2.    In this Condition:

      "licensees"                         means all holder of licences granted
                                          under Sections 6(1)(a), 6(1)(b),
                                          6(1)(c) and 6(2) of the Act.


Scottish Power                         37                            August 1998

Condition 7. Submission of certain agreements

1. The Licensee shall enter into the specified agreements as soon as practicable after the date of grant of this Licence Document and shall, not later than 1 June 1990 or such later date (if any) as the Secretary of State shall agree, submit the specified agreements so entered into to the Director.

2. The Licensee shall, if required so to do by notice given by the Secretary of State within 60 days after the date of submission of the last of the specified agreements under paragraph 1, as soon as practicable (and in any event not later than 10 days) after receipt of the notice:

      (a) enter into such proposed specified agreements as are described in the notice; and

      (b) submit the proposed specified agreements so entered into to the Director.

3. The Licensee shall not make or enter into any agreement (other than an agreement which the Licensee is required to enter into pursuant to paragraph 2) which amends an agreement which has been submitted to the Director pursuant to paragraph 1 or 2, or any agreement the making or entering into of which has been approved pursuant to this paragraph, except in each case with the prior written approval of the Director.

4. The Licensee shall comply with the relevant provisions of the nuclear energy agreement.

5.    For the purposes of this Condition:

      "specified agreements"              means agreements relating to the
                                          following matters, namely:

                                          (a)   the provision by the Licensee to
                                                SHE of 576MW of capacity from
                                                the Longannet


Scottish Power                         38                            August 1998
                                                and Cockenzie Power Stations;

                                          (b)   the provision by SHE to the
                                                Licensee of 200 MW of
                                                hydro-generated capacity;

                                          (c)   the provision by SHE to the
                                                Licensee of a 50% share of the
                                                capacity of Peterhead Power
                                                Station (including rights and
                                                obligations relative to the
                                                consumption of electricity
                                                generated from 50% (or 70% in
                                                peak periods) of the gas
                                                supplied to Peterhead Power
                                                Station from the Miller Field);

                                          (d)   the provision by the Licensee to
                                                SHE of a share (initially 46%)
                                                of the export and import
                                                capacity of the Interconnector
                                                with England and Wales (after
                                                deduction of an allowance for
                                                the share of such capacity
                                                dedicated to the existing
                                                agreement between South of
                                                Scotland Electricity Board and
                                                British Nuclear Fuels plc
                                                relative to the transmission of
                                                output from Chapelcross Power
                                                Station);

                                          (e)   the provision by SHE to the
                                                Licensee of a 74.9% share of any
                                                electricity supplied by the
                                                United Kingdom Atomic Energy
                                                Authority pursuant to the
                                                existing agreement between such
                                                Authority and North of Scotland
                                                Hydro-Electric Board;


Scottish Power                         39                            August 1998

                                          (f)   the provision by SNL to the
                                                Licensee and SHE (in the
                                                respective proportions of 74.9%
                                                and 25.1%) of all electricity
                                                generated by SNL from the
                                                nuclear stations at Hunterston
                                                and Torness (net of electricity
                                                consumed by such stations
                                                themselves); and

                                          (g)   operational provisions for the
                                                implementation of all or some of
                                                the agreements relating to the
                                                matters referred to in (a) to
                                                (f) above; provisions supporting
                                                the co-ordination, planning and
                                                operation of an electricity
                                                supply system within Scotland;
                                                an operational basis to support
                                                trading relationships between
                                                SHE and the Licensee and/or
                                                between either of them and any
                                                third party and/or between third
                                                parties using the electricity
                                                Transmission Systems in
                                                Scotland; and a framework for
                                                accommodating generators of
                                                electricity using the
                                                electricity Transmission System
                                                of SHE and the Licensee.

      "proposed specified agreement"      means an agreement designated by the
                                          Secretary of State for the purposes of
                                          this Condition which relates to a
                                          matter referred to in the definition
                                          of "specified agreements" and which
                                          the Secretary of State proposes be
                                          entered into between the Licensee and
                                          SHE or, in the case of the matter
                                          referred to in sub-paragraph (f) of
                                          the definition of "specified


Scottish Power                         40                            August 1998
                                          agreements", among SNL, the Licensee
                                          and SHE in substitution for, and to
                                          the exclusion of a specified agreement
                                          relating to that matter submitted to
                                          the Director pursuant to paragraph 1.

      "amendment"                         in relation to any agreement shall
                                          (without limiting the generality)
                                          include the making, entering into and
                                          granting of:

                                          (a)   any agreement which terminates,
                                                extends the duration of, varies
                                                or has the effect of affecting
                                                in any other way any right
                                                and/or obligation (or the
                                                enforceability of any right
                                                and/or obligation) of any person
                                                under the first mentioned
                                                agreement; and

                                          (b)   any waiver or purported waiver
                                                (whether or not constituted or
                                                evidenced by any written
                                                document, and whether express,
                                                implied or otherwise) of any
                                                right of any person under that
                                                agreement.

      "agreement"                         includes any contract or arrangement
                                          (whether or not constituted or
                                          evidenced by any written document).

      "nuclear energy agreement"          means the specified agreement relating
                                          to the matter referred to in
                                          sub-paragraph (f) of the definition of
                                          "specified agreements" submitted to
                                          the Director pursuant to paragraph 1
                                          (or, if a proposed specified agreement
                                          relating to that


Scottish Power                         41                            August 1998
                                          matter is entered into pursuant to
                                          paragraph 2, that proposed specified
                                          agreement), as amended from time to
                                          time with the approval of the Director
                                          given pursuant to this Condition.

      "relevant provisions of the         means such provisions of the nuclear
      nuclear energy agreement"           energy agreement as are set out in a
                                          notice designated by the Secretary of
                                          State for the purpose of this
                                          Condition which is given to the
                                          Licensee not later than 60 days after:
                                          (i) the date on which the nuclear
                                          energy agreement is submitted to the
                                          Director pursuant to paragraph 1; or
                                          (ii) (if the nuclear energy agreement
                                          is entered into and submitted pursuant
                                          to paragraph 2) the date on which it
                                          is submitted to the Director pursuant
                                          to that paragraph, and such provisions
                                          shall have effect as if they were set
                                          out in this Condition.


Scottish Power                         42                            August 1998

Condition 8. Provision of information to the Director

1. Subject to paragraphs 3 and 4, the Licensee shall, in relation to each licence granted by this Licence Document, furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions applicable to that licence or as he may require for the purpose of performing:

      (a)   the functions assigned to him by or under the Act; and

      (b)   any functions transferred to him under the Act.

2. Without prejudice to the generality of paragraph 1, the Director may call for the furnishing of accounting information which is more extensive than or differs from that required to be prepared and supplied to the Director under Condition 3.

3. The Licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

4. The Licensee may not be required by the Director to furnish him under this Condition with any information in relation to an enforcement matter which the Licensee could not be compelled to produce or give under Section 28(3) of the Act.

5. The power of the Director to call for information under paragraph 1 is in addition to the power of the Director to call for information under or pursuant to any other Condition.

6. In paragraphs 1 to 5, "information" shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.


Scottish Power                         43                            August 1998

Condition 9. Payment of fees

1. The Licensee shall at the times stated hereunder pay to the Secretary of State fees of the amount specified in or determined under this Condition.

2. In respect of the year beginning on 1 April 1991 and in each subsequent year, the Licensee shall pay to the Secretary of State in relation to each licence granted by this Licence Document a fee which is the aggregate of the following amounts:

      (a) an amount equal to the proportion which the Director shall determine in relation to that licence of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the Licensee, as likely to be his total costs during the coming year;

      (b) in relation to the Public Electricity Supply Licence only, the amount (or, where the Relevant Consumer's Committee in question is the consumers' committee for more than one public electricity supplier, the amount which is a proportion as determined by the Director, according to a method which has previously been disclosed in writing to the Licensee, of such amount) estimated by the Director (having regard to any statement under paragraph 8(2) of Schedule 2 to the Act) as being likely to be the costs during the coming year of the Relevant Consumers' Committee in the exercise of the functions assigned to it by or under the Act and any other such functions as it has been or may be required to exercise by the Director;

      (c) an amount which is a proportion as determined by the Director of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Monopolies Commission in connection with references made to it under Section 12 of the Act with respect:

            (i) (in relation to the Generation Licence only) to the Generation Licence or any other licence granted under Section 6(1)(a) of the Act;


Scottish Power                         44                            August 1998

            (ii) (in relation to the Transmission Licence only) to the Transmission Licence or any other licence granted under
                  Section 6(1)(b) of the Act; and

            (iii) (in relation to the Public Electricity Supply Licence only)
                  the Public Electricity Supply Licence or any other licence granted under Section 6(1)(c) of the Act; and

      (d) the difference (being a positive or negative amount), if any, between:

            (i) the amount of the fee paid by the Licensee in respect of the year immediately preceding the 1st April in question in relation to that licence; and

            (ii) the amount which that fee would have been in respect of that year:

                  (aa) had the amount comprised therein under sub-paragraph 2(a) been calculated by reference to the actual total costs of the Director during that year, and the proportion thereof attributable to that licence; and

                  (bb) (in the case of the Public Electricity Supply Licence only) had the amount comprised therein under sub-paragraph 2(b) been calculated by reference to the actual total costs of the Relevant Consumer's Committee during that year and, where appropriate, the proportion thereof attributable to the Licensee

                  (such costs being apportioned in each case as determined by the Director according to a method previously disclosed in writing to the Licensee),

      and the fee shall be paid by the Licensee to the Secretary of State within one month of the Director giving notice to the Licensee of its amount if that notice is given within 6 months of the beginning of the year in respect of which the fee is payable.


Scottish Power                         45                            August 1998

3. The Licensees obligations to comply with this Condition shall be deemed to arise and be enforceable as follows:

      (a) under the Generation Licence, to the extent that this Condition relates to fees payable in relation to the Generation Licence;

      (b) under the Transmission Licence, to the extent that this Condition relates to fees payable in relation to the Transmission Licence; and

      (c) under the Public Electricity Supply Licence, in relation to all matters other than those referred to in sub-paragraphs 3(a) and (b).


Scottish Power                         46                            August 1998

            PART III. CONDITIONS APPLICABLE TO THE GENERATION LICENCE

Condition 1. Scope of application of Part III

1. The Generation Licence is subject to the Conditions in Part III (including where such Conditions refer to activities other than those authorised by that licence).

2. The Transmission Licence and the Public Electricity Supply Licence are not subject to the Conditions in Part III.


Scottish Power                         47                            August 1998

Condition 2. Compulsory acquisition of land

1. The powers and rights conferred by or under the provisions of Schedule 3 to the Act (compulsory acquisition of land etc) shall have effect for the purposes set out in paragraph 2.

2.    The purposes referred to in paragraph 1 are:

      (a)   the construction or extension of a generating station;

      (b) activities connected with the construction or extension of a generating station or connected with the operation of a generating station; and

      (c) the installation, maintenance, removal or replacement of ancillary lines, and electrical plant associated with them, connecting a generating station with -

            (i) the Transmission System of the Licensee or any other Transmission Licensee; or

            (ii) the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity.

3.    In paragraph 2:

      (a) the references to "generating station" are to an electricity generating station which

            (i) has, or will have when its construction or extension is completed, a capacity of not less than 50 megawatts or such other capacity as may be specified in relation thereto by Order of the Secretary of State under Section 36(3) of the Act; and


Scottish Power                         48                            August 1998

            (ii) is, or will be when its construction or extension is completed, operated by or for the Licensee; and

      (b) "extension" in relation to a generating station includes the use by the person operating the station of any land (wherever situated) for a purpose directly related to the generation of electricity by that station.


Scottish Power                         49                            August 1998

Condition 3. Power to carry out road works etc.

1. For the purpose of enabling the Licensee to carry on the authorised activities, the powers and rights conferred by or under the provisions of
      Schedule 4 to the Act (other powers etc of licence holders) shall, subject to paragraphs 3 and 4. have effect and may, subject to paragraph 5, be exercised by carrying out works:

      (a) in relation to, or in pursuance of, the installation, inspection, maintenance, adjustment, repair, alteration, replacement and removal of:

            (i)   electric lines specified in paragraph 2;

            (ii)  electrical plant associated with such lines; and

            (iii) any structures for housing or covering such lines or plant;

      (b) in relation to the installation of electrical plant to be used in connection with a generating station or the operation thereof; and

      (c) in relation to electric lines or electrical plant referred to in sub-paragraphs (a) and (b) above as if the references to them in
            Schedule 4 to the Act included pipes used or intended to be used for conveying heat produced in association with electricity and steam produced from air and water heated by such heat and associated works in relation to such pipes and as if "associated works" had the meaning given in Section 10(3) of the Act.

2. Electric lines are specified for the purposes of sub-paragraph (a) of paragraph 1:

      (a) if they are ancillary lines and connect, or will connect when installed, a generating station with:

            (i) the Transmission System of the Licensee or any other Transmission Licensee; or


Scottish Power                         50                            August 1998

            (ii) the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity; or

      (b) where "electric lines" has the extended meaning given by paragraph 1(c), if they connect a generating station with any premises.

3.    Paragraph 10 of Schedule 4 to the Act shall apply to the Licensee if -

      (a) it wishes to exercise its rights of entry on land for the purpose of establishing whether or not the land is suitable for the construction or extension of a generating station; and

      (b) it obtains the consent of the Director before exercising those rights.

4. Works which are under, over, in, on, along or across any road, which for the purposes of the Roads (Scotland) Act 1984 constitutes a public road may be undertaken in pursuance of paragraph 1 subject to the following conditions -

      (a) that such works shall not be carried out except with the consent, which shall not be unreasonably withheld, of the roads authority and in accordance with such reasonable conditions as may be attached to such consent;

      (b) that any question as to whether or not a consent of the roads authority is unreasonably withheld, or as to the reasonableness of conditions attached to such consent, shall be determined by a single arbiter to be appointed -

            (i)   by agreement between the Licensee and the roads authority; or

            (ii) in default of such agreement, by the Director on the application of either party.


Scottish Power                         51                            August 1998

5. The provisions of Schedule 4 of the Act shall have effect in relation to works of the kind described in paragraph 1 which are executed -

      (a) in Scotland except for such of those provisions as extend only to England and Wales; and

      (b) in England and Wales except for such of those provisions as extend only to Scotland and in its application to works executed in England and Wales this Condition shall have effect as if for "road, which for the purposes of the Roads (Scotland) Act 1984 constitutes a public road" there was substituted "street, which for the purposes of the Highways Act 1980 constitutes a highway or part of a highway maintainable at the public expense", for "Roads (Scotland) Act 1984" there was substituted "Highways Act 1980", for "roads authority" there was substituted "highway authority" and for "arbiter" there was substituted "arbitrator".

6.    In this Condition:

      "authorised activities"             means the activities which the
                                          Licensee is authorised by the
                                          Generation Licence to carry on, and
                                          shall include any purpose connected
                                          with the supply to any premises of
                                          heat produced in association with
                                          electricity and steam produced from
                                          air and water heated by such heat.

      "generating station"                have the meanings given in paragraph 3
      and "extension"                     of Condition 2.


Scottish Power                         52                            August 1998

Condition 4. Planning of Licensee's ancillary system

1. The Licensee shall plan and develop each part of the ancillary system in accordance with a standard not less than the relevant standard insofar as applicable to it, or such other standard of planning as the Licensee may, following consultation with such (if any) Authorised Electricity Operators as the Director shall consider appropriate and with the approval of the Director, adopt from time to time.

2. The Director may (following consultation with the Licensee and such other (if any) Authorised Electricity Operators as the Director shall consider appropriate) issue directions relieving the Licensee of its obligations under paragraph 1 in respect of such parts of the ancillary system and to such extent as may be specified in the directions.

3.    In this Condition:

      "relevant standard"                 means, in relation to each part of the
                                          ancillary system, which ever of the
                                          following standards is applicable to
                                          that part, namely:

                                          (a)   the standard in accordance with
                                                which the Transmission Licensee
                                                within whose authorised
                                                transmission area that part is
                                                situated is required under the
                                                licence held by it under Section
                                                6(1)(b) of the Act to plan and
                                                develop its Transmission System;
                                                or

                                          (b)   the standard in accordance with
                                                which the public electricity
                                                supplier within whose authorised
                                                supply area that part is
                                                situated is required under the
                                                licence held by it under Section
                                                6(1)(c) of the Act to plan


Scottish Power                         53                            August 1998
                                          and develop its Distribution System.


Scottish Power                         54                            August 1998

Condition 5. Compliance with Scottish Grid codes

1. The Licensee shall comply with the provisions of the Grid Code and the Grid Code of each other Scottish Transmission Licensee insofar as applicable to its business in generating electricity in pursuance of the Generation Licence or to the electricity generated in the course of that business.

2. The Director may (following consultation with the Licensee and such other Scottish Transmission Licensees as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code or the Grid Code of any other Scottish Transmission Licensee and, in each case, to such extent as may be specified in those directions.


Scottish Power                         55                            August 1998

Condition 6. Compliance with Scottish Distribution Codes

1. The Licensee shall comply with the provisions of the Distribution Code and the Distribution Code of each other Scottish Public Electricity Supplier insofar as applicable to its business in generating electricity in pursuance of the Generation Licence or to the electricity generated in the course of that business.

2. The Director may (following consultation with the Licensee and such other Scottish Public Electricity Suppliers as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code of any other Scottish Public Electricity Supplier and, in each case, to such extent as may be specified in those directions.


Scottish Power                         56                            August 1998

Condition 7. Compliance with Trading Code

1. The Licensee shall comply with the provisions of the Trading Code insofar as applicable to its business in generating electricity in pursuance of the Generation Licence or to the electricity generated in the course of that business, including any requirements thereunder for the Director's approval or consent, for compliance with directions issued by the Director or relating to determinations made by the Director.

2. The Director may (following consultation with such members of the trading system established by the Trading Code as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Trading Code and to such extent as may be specified in those directions.


Scottish Power                         57                            August 1998

Condition 8. Connection to and use of ancillary system - requirement to offer terms

1.    In this Condition and Condition 8A, "system" means the ancillary system.

2.    The Licensee shall, subject to paragraphs 7 and 8:

      (a) offer to enter into an agreement to provide a connection to the system with any person who has made application for connection to the system; and

      (b) offer to enter into an agreement for the modification of a connection to the system with any person who has made application for modification of a connection to the system; and

      (c) offer to enter into an agreement with any person who has made application for use of system:

            (i) to accept into the system at such entry point and in such quantities as may be specified in the application electricity to be provided by or for the person; and

            (ii) to deliver electricity equal in quantity to that accepted into the system (less only any losses incurred in the course of transporting such electricity through the system) from such exit points on the system and in such quantities as may be specified in the application to such person as the person making the application may specify.

3. The Licensee shall, subject to paragraphs 7 and 8, offer terms for an agreement in accordance with paragraph 2 as soon as practicable and in any event not more than the period specified in paragraph 9 after receipt by the Licensee of an application from the person containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of its offer.


Scottish Power                         58                            August 1998

4.    Each offer made in accordance with paragraph 1 shall:

      (a) make detailed provision regarding such of the following matters as are relevant for the purposes of the agreement:

            (i) the carrying out of works (if any) required for the construction or modification of the entry point to connect the system to the Transmission System of the Licensee or any other Transmission Licensee or the Distribution System of the Licensee or any other public electricity supplier and/or the system for the distribution of electricity of any other person authorised to supply electricity or in connection with the construction or modification of any exit point for the delivery of electricity as specified in the application, and for the obtaining of any consents necessary for such purposes;

            (ii) the carrying out of works (if any) for the provision of electrical plant or for the extension or reinforcement of the system which are required to be undertaken for the provision of connection to and/or use of system to the person and for the obtaining of any consents necessary for such purposes;

            (iii) the installation of appropriate meters or other apparatus (if any) required to enable the Licensee to measure electricity being accepted into the system at the specified entry point and leaving the system at the specified exit points;

            (iv) the installation of such switchgear or other apparatus (if any) as may be required for interrupting the use of system should there be a failure by or for a person to provide electricity at its entry point on the system for delivery to the person specified by the person making the application from the exit points on the system;

            (v) the date by which any works required so as to permit access to the system (including for this purpose any works for its extension or


Scottish Power                         59                            August 1998
                  reinforcement) shall be completed and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to rescind the agreement; and

            (vi) the charges to be paid by the person making the application for the provision of electrical plant, for connections to or modification of connections to, or the extension or reinforcement of the system, for the installation of meters, switchgear or other apparatus and for their maintenance, for disconnection from the system and the removal of electrical plant, electric lines and meters following disconnection and for use of system which shall, unless manifestly inappropriate, be set in conformity with paragraph 5; and

      (b) contain such other provisions as may be appropriate for the purposes of the agreement in the circumstances in which it is likely to be entered into.

5. The charges referred to in paragraph 4 to be contained in every agreement the subject of an offer by the Licensee shall be such that:

      (a) charges for the provision of electrical plant, charges for connection to the system, charges for modification of connections, charges for disconnection from the system and the removal of electrical plant, electric lines and meters following disconnection and charges for extension or reinforcement of the system and for use of system are set at a level which will enable the Licensee to recover no more than:

            (i) an appropriate proportion (taking account of the factors referred to in paragraph 6) of the costs directly or indirectly incurred by the Licensee; and

            (ii) a reasonable rate of return on the capital represented by such costs; and


Scottish Power                         60                            August 1998

      (b) charges for the installation of meters, switchgear or other apparatus and for their maintenance shall not exceed the costs thereof and a reasonable rate of return on the capital represented by such cost.

6. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works, the Licensee shall have regard to:

      (a) the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person as a result of the carrying out of such works whether by virtue of the provision of electrical plant, the reinforcement or extension of the system, or the provision of additional entry or exit points on the system or otherwise; and

      (b) the ability or likely future ability of the Licensee to recoup a proportion of such costs from other persons.

7. The Licensee shall not be obliged pursuant to this Condition 8 to offer to enter into any agreement where, by reason of the capacity of the system and the use made or reasonably expected to be made of it, the Licensee would be required to expand or reinforce the capacity of the system.

8. The Licensee shall not be obliged pursuant to this Condition 8 to offer to enter into any agreement with any person if:

      (a)   to do so would be likely to involve the Licensee in breach of:

            (i) the Grid Code or the Grid Code of any other Transmission Licensee; or

            (ii) the Distribution Code or the Distribution Code of any other public electricity supplier; or

            (iii) the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act; or


Scottish Power                         61                            August 1998

            (iv) any other enactment relating to safety or standards applicable to the system; or

      (b) the person does not undertake to be bound, insofar as applicable, by the terms of the Codes referred to in sub-paragraphs (a)(i) and
            (a)(ii) above, as from time to time in force.

9.    For the purpose of paragraph 3, the period specified shall be:

      (a)   in the case of persons seeking use of system only, 28 days; and

      (b) in the case of persons seeking connection or modification of an existing connection or seeking use of system in conjunction with connection, 3 months.

10. The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), 60 and 64(1) of the Act.


Scottish Power                         62                            August 1998

Condition 8A. Connection to and use of ancillary system - functions of the Director

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with a person entitled or claiming to be entitled thereto pursuant to an application in accordance with Condition 8, the Director may, pursuant to Section 7(3) of the Act, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and the person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard, in particular, to the following considerations:

      (a) that the person should pay to the Licensee the whole or an appropriate proportion (as determined in accordance with paragraph 6 of Condition 8) of the costs directly or indirectly incurred by the Licensee in the carrying out of any works or in providing or doing any other thing under the agreement in question calculated in accordance with the principles set out in paragraph 4 of Condition 8 together with a reasonable rate of return on the capital represented by such costs;

      (b) that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of any other Condition to which the Generation Licence is subject;

      (c) that any methods by which the system is connected to the Transmission System of the Licensee or any other Transmission Licensee or the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity accords with good engineering principles and practices; and

      (d) that the terms and conditions of agreements entered into by the Licensee pursuant to an application in accordance with Condition 8 should be, so far as circumstances allow, as similar in substance and form as is practicable.


Scottish Power                         63                            August 1998

2. If the person wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If the Licensee proposes to vary the contractual terms of any agreement entered into pursuant to Condition 8 or this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Scottish Power                         64                            August 1998

Condition 9. Generation outages

1. The Licensee shall notify the Director in writing forthwith in the event that the Licensee and SHE have not agreed a programme of planned outages for their respective generation sets for the financial year commencing on 1 April 1991 or any subsequent financial year on or before the 1st day of January prior to the commencement of the relevant financial year.


Scottish Power                         65                            August 1998

Condition 10. Supplementary Conditions in relation to England and Wales

1. The Conditions set out in Schedule 4 shall apply in respect of any generating station which the Licensee shall construct or operate in England and Wales.


Scottish Power                         66                            August 1998

           PART IV. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE

Condition 1. Scope of application of Part IV

1. The Transmission Licence is subject to the Conditions in Part IV (including where such Conditions relate to activities other than those authorised by that Licence).

2. The Generation Licence and the Public Electricity Supply Licence are not subject to the Conditions in Part IV.


Scottish Power                         67                            August 1998

Condition 2. Transmission charge restriction conditions

1.    The Transmission Licence is subject to the Conditions in Schedule 5.

2. The Generation Licence and the Public Electricity Supply Licence are not subject to the Conditions in Schedule 5.


Scottish Power                         68                            August 1998

Condition 3. Grid Code

1. The Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected thereby prepare and at all times have in force and (subject to paragraph 11) shall implement and comply with a Grid
      Code:

      (a) covering all material technical aspects relating to connections to and the operation and use of the Licensee's Transmission System or (insofar as relevant to the operation and use of that Transmission System) the operation of electric lines and electrical plant connected to the Transmission System of the Licensee or any other Transmission Licensee or the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5; and

      (b)   which is designed so as:

            (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the transmission of electricity;

            (ii) to facilitate the Licensee's Transmission System being made available to persons authorised to supply or generate electricity on terms which neither prevent nor restrict competition in the supply or generation of electricity; and

            (iii) subject to sub-paragraphs (i) and (ii), to promote the security and efficiency of the electricity generation, transmission and Distribution System in Scotland as a whole.

2. The Grid Code in force at the date of the coming into force of the Transmission Licence shall be sent to the Director for his approval. Thereafter the Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected


Scottish Power                         69                            August 1998
      thereby periodically review (including upon the request of the Director) the Grid Code and its implementation. Following any such review, the Licensee shall send to the Director:

      (a)   a report on the outcome of such review; and

      (b) any proposed revisions to the Grid Code from time to time as the Licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph (b) of paragraph 1; and

      (c) any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to the Grid Code not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the Grid Code proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the Grid Code in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5.    The Grid Code shall include:

      (a) connection conditions specifying the technical, design and operational criteria to be complied with by the Licensee and by any person connected or seeking connection with the Licensee's Transmission System;

      (b) an operating code specifying the conditions under which the Licensee shall operate the Licensee's Transmission System, under which the Licensee shall


Scottish Power                         70                            August 1998
            operate its plant and Distribution System and other persons shall operate their plant and/or systems for the distribution of electricity in relation to the Licensee's Transmission System, insofar as the imposition of such conditions is necessary to protect the security and quality of supply and safe operation of the Licensee's Transmission System under both normal and abnormal operating conditions;

      (c) a planning code specifying the technical and design criteria and procedures to be applied by the Licensee in the planning and development of the Licensee's Transmission System and to be taken into account by the Licensee and other persons connected or seeking connection with the Licensee's Transmission System in the planning and development of their own plant and systems;

      (d) a scheduling and despatch code specifying procedures for the scheduling and despatch of generating stations connected to the Licensee's Transmission System; and

      (e)   procedures relating to outages of generation sets.

6. The Licensee shall give or send a copy of the Grid Code (as from time to time revised) to the Director.

7. The Licensee shall (subject to paragraph 8) give or send a copy of the Grid Code (as from time to time revised) to any person requesting the same.

8. The Licensee may make a charge for any copy of the Grid Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9. In preparing, implementing and complying with the Grid Code, (including in respect of the scheduling of maintenance of the Licensee's Transmission System) the Licensee shall not unduly discriminate against or unduly prefer:


Scottish Power                         71                            August 1998

      (a)   any one or any group of persons; or

      (b) the Licensee in the conduct of any business other than the Transmission Business in favour of or as against any one other or any other group of persons.

10. The Licensee shall keep and maintain such records concerning its implementation of and compliance with the Grid Code as are, in the opinion of the Director, sufficient to enable the Director to assess whether the Licensee is performing the obligation imposed upon it under paragraph 9 concerning these matters and the Licensee shall furnish to the Director such records (or such of these as the Director may require) in such manner and at such times as the Director may require.

11. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under the Grid Code in respect of such parts of the Licensee's Transmission System and to such extent as may be specified in the directions.


Scottish Power                         72                            August 1998

Condition 4. Transmission System security standard and quality of service

1.    The Licensee shall:

      (a) plan and develop its Transmission System in accordance with the document number TDMl3/10,001 and entitled Security of Supply (Issue 2 dated October 1985) (incorporating Engineering Recommendation P2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference) and the planning document numbered NSP366 entitled Security of the 400kV and 275kV Systems in Scotland (each such document being as submitted by or on behalf of the Licensee to the Director on or before the date of grant of this Licence Document or such later date as the Director shall agree) as appropriate to the purpose under consideration, and the Grid Code or such other standard of planning as the Licensee may, following consultation with any Authorised Electricity Operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time; and

      (b) operate its Transmission System in accordance with the document entitled Grid Control Instruction (System) BI - SSEB Operational Standards of Security of Supply (dated 30 March 1981) and (each such document being as submitted by or on behalf of the Licensee to the Director on or before the date of grant of this Licence Document), as appropriate to the purpose under consideration and the Grid Code or such other standard of operation as the Licensee may, following consultation with any Authorised Electricity Operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time.

2. The Licensee shall, in consultation with Authorised Electricity Operators liable to be materially affected thereby, review the documents (other than the Grid Code) referred to in paragraph 1 and their implementation on each occasion that it carries out a review of the Grid Code in accordance with paragraph 2 of Condition 3. Following any such review, the Licensee shall send to the Director:


Scottish Power                         73                            August 1998

      (a)   a report on the outcome of such review; and

      (b) any revision which the Licensee proposes to make to such documents from time to time (having regard to the outcome of such review); and

      (c) any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to such documents not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the documents (other than the Grid Code) referred to in paragraph 1 proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the documents (other than the Grid Code) referred to in paragraph 1 in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5. The Licensee shall within 3 months after the Transmission Licence comes into force draw up and submit to the Director for his approval a statement setting out criteria by which the performance of the Licensee in maintaining Transmission System security and availability and quality of service may be measured.

6. The Licensee shall within 2 months after the end of each financial year submit to the Director a report providing details of the performance of the Licensee during the previous financial year against the criteria referred to in paragraph 5.

7. The Director may (following consultation with the Licensee and any Authorised Electricity Operator liable to be materially affected thereby) issue directions relieving


Scottish Power                         74                            August 1998
      the Licensee of its obligations under paragraph 1 in respect of such parts of the Licensee's Transmission System and to such extent as may be specified in the directions.

8. The Licensee shall give or send a copy of the documents (other than the Grid Code) referred to in paragraph 1 (as from time to time revised) to the Director.

9. The Licensee shall (subject to paragraph 10) give or send a copy of such documents (as from time to time revised) to any person requesting the same.

10. The Licensee may make a charge for any copy given or sent pursuant to paragraph 9 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.


Scottish Power                         75                            August 1998

Condition 5. Trading Code

1. The Licensee shall, jointly with the other Founder Member, adopt a Trading Code designated by the Director for the purposes of this Condition not later than such date as shall be specified in directions issued by the Director for the purposes of this Condition and the Licensee shall comply with the terms of such Trading Code as from time to time revised (including any directions, consents, approvals or determinations thereunder by the Director).

2.    The Trading Code shall include:

      (a) arrangements for the establishment of facilities and procedures for effecting trading of electricity between the Founder Members and between and among the Founder Members and other persons who become members of the trading system after the date of the coming into force of the Trading Code;

      (b) arrangements for effecting trading of electricity between members of the trading system;

      (c) arrangements for the establishment of a Trading Committee to carry out the general management and supervision of the trading system and its operation;

      (d) arrangements for the admission to membership of the trading system of:

            (i) any person authorised to generate electricity by a licence granted under Section 6(1)(a) of the Act:

                  (aa) who operates a generating station of a net capacity not less than 50MW (or such other net capacity as the Director shall direct time to time); and

                  (bb) who satisfies such other (if any) requirements as the Director shall direct from time to time; and


Scottish Power                         76                            August 1998

                  (cc) applies for such membership and agrees to be bound by the provisions of the Trading Code; and

                  (dd) whose said licence contains a Condition requiring it to comply with the provisions of the Trading Code in the terms mutatis mutandis of Condition 7 of Part III; and

            (ii) any licence holder specified or of a description specified by the Director:

                  (aa) who applies for such membership and agrees to be bound by the provisions of the Trading Code; and

                  (bb) whose licence contains a Condition requiring it to comply with the provisions of the Trading Code in the terms mutatis mutandis of Condition 7 of Part III;

      (e) arrangements for charging members for the costs of the trading system;

      (f) provisions for the giving of directions by the Director to the members of the trading system including (without limitation) directions in relation to the responsibilities of the Trading Committee, the contents of reports to be prepared by the Trading Committee pursuant to the Trading Code, the confidentiality and prevention of disclosure of information and matters relating to the trading system and trading of electricity under the trading system and the criteria for membership of the trading system;

      (g) provisions for the approval by the Director of certain matters including (without limitation) approval of the resignation of a Founder Member from membership of the trading system, the cessation of the membership of other members in certain circumstances, the admission of persons to membership in certain circumstances and any adjustment by the Trading Committee to the amount of the membership contributions or other sums payable by members pursuant to the Trading Code;


Scottish Power                         77                            August 1998

      (h) provisions for referring certain matters to the Director for his determination including (without limitation) certain disagreements arising under the Trading Code concerning the admission of persons to membership of the trading system and the cessation of the membership of members;

      (i) provisions for delivering to the Director copies of reports prepared by the Trading Committee pursuant to the Trading Code;

      (j)   administration procedures for the trading system.

3.    In complying with the Trading Code the Licensee:

      (a) shall have regard to its duty to facilitate competition as specified in Section 9(2) and (3) of the Act; and

      (b)   shall not unduly discriminate against or unduly prefer:

            (i)   any one or any group of members; or

            (ii) the Licensee in the conduct of any business other than the Transmission Business

      (c) in favour of or as against any one other or any other group of members.

4. The Licensee shall, jointly with each other Scottish Transmission Licensee and in consultation with the members of the trading system, review the Trading Code and its operation from time to time after the date of the coming into force of the Transmission Licence and the Licensee shall do so whenever requested by the Director and in accordance with the terms of such request (including any requirement to prepare such revisions to the Trading Code as shall be necessary in order to give effect to such matters as shall be specified in the request). Any revision to the Trading Code resulting from the carrying out of any review shall be sent to the Director for his approval and no


Scottish Power                         78                            August 1998
      revision to the Trading Code shall become effective until the Director has approved the revision.

5. The Licensee shall give or send a copy of the Trading Code (as from time to time revised) to the Director.

6. The Licensee shall (subject to paragraph 7) give or send a copy of the Trading Code (as from time to time revised) to any Authorised Electricity Operator who requests it.

7. The Licensee may make a charge for any copy of the Trading Code (as from time to time revised) given or sent pursuant to paragraph 6 of an amount which will not exceed any amount specified for the time being for the purpose of this Condition in directions issued by the Director.

8. If there shall be any disagreement between the Licensee and any other Scottish Transmission Licensee as to the terms of any revision which is to be made to the Trading Code pursuant to paragraph 4 then:

      (a) the Licensee shall refer the matter to the Director for determination;

      (b) the Licensee shall jointly with each other Scottish Transmission Licensee forthwith prepare such revision on the basis of the terms so determined by the Director; and

      (c) a revision so prepared shall for all the purposes of this Condition be deemed to have been prepared in accordance with paragraph 4.

9.    For the purposes of this Condition:

      "trading of electricity"            means sales and purchases of
                                          electricity pursuant to short term
                                          contracts.


Scottish Power                         79                            August 1998

      "short term contract"               means a contract under which a person
                                          has a right or an obligation (whether
                                          or not conditional or contingent) to
                                          receive or provide electricity other
                                          than:

                                          (a)   a contract:

                                                (i)   which is performed without
                                                      the use of any part of the
                                                      Scottish Transmission
                                                      System; and

                                                (ii)  under which the purchaser
                                                      is not a person authorised
                                                      to supply electricity in
                                                      Scotland or, if so
                                                      authorised, undertakes to
                                                      the seller to use the
                                                      electricity received or
                                                      provided pursuant to the
                                                      contract only for purposes
                                                      other than supply to
                                                      premises in Scotland

                                                  or

                                          (b)   a contract under which no person
                                                has a right or an obligation
                                                (whether or not conditional or
                                                contingent) to receive or
                                                provide electricity on a day
                                                earlier than the 29th day after
                                                the date on which the contract
                                                is made or entered into

                                                  or


Scottish Power                         80                            August 1998

                                          (c)   a contract under which:

                                                (i)   a person has a right or an
                                                      obligation (whether or not
                                                      conditional or contingent)
                                                      to receive or provide
                                                      electricity on any one or
                                                      more of the 28 days after
                                                      the date on which the
                                                      contract is made or
                                                      entered into; and

                                                (ii)  that person has a right or
                                                      an obligation to receive
                                                      or provide on the 29th (or
                                                      any later) day after such
                                                      date (and on the same
                                                      terms as the highest daily
                                                      amount referred to below)
                                                      an amount of electricity
                                                      not less than the highest
                                                      daily amount of
                                                      electricity which it has a
                                                      right or an obligation to
                                                      receive or provide during
                                                      the period of 28 days
                                                      referred to in (i) above.

      "the trading system"                means the facilities and procedures
                                          established under the Trading Code for
                                          the trading of electricity.

      "the Founder Members"               means the Licensee and SHE together.

      "the Scottish Transmission          means the Transmission Systems of the
      System"                             Licensee and other Scottish
                                          Transmission Licensees taken together,
                                          but excluding any part thereof which
                                          is not situated in Scotland.


Scottish Power                         81                            August 1998

      "contract"                          shall include any contract whether or
                                          not in, or evidenced by, writing but
                                          shall not include the Pooling and
                                          Settlement Agreement or any contract
                                          made or entered into pursuant to the
                                          Pooling and Settlement Agreement.


Scottish Power                         82                            August 1998

Condition 6. Compliance with Distribution Codes

1. The Licensee shall comply with the provisions of the Distribution Code and the Distribution Code of each other public electricity supplier insofar as applicable to the authorised business of the Licensee referred to in the definition of "Transmission Business" in paragraph 3 of Condition 2 in
      Part II.

2. The Director may (following consultation with the Licensee and such other public electricity suppliers as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code or the Distribution Code of any other public electricity supplier and, in each case, to such extent as may be specified in those directions.


Scottish Power                         83                            August 1998

Condition 7. Disposal of relevant assets

1. The Licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this Condition.

2. Save as provided in paragraph 3, the Licensee shall give to the Director not less than 2 months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Director may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the Licensee may dispose of or relinquish operational control over any relevant asset:

      (a)   where:

            (i) the Director has issued directions for the purposes of this Condition containing a general consent (whether or not subject to conditions) to;

                  (aa)  transactions of a specified description; and/or

                  (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

            (ii) the disposal or relinquishment of operational control in question is effected pursuant to a transaction of a description specified in the directions or the relevant asset in question is of a description so specified and the disposal of relinquishment of operational control is in accordance with any conditions to which the consent is subject; or


Scottish Power                         84                            August 1998

      (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation or by or under a transfer scheme.

4. Notwithstanding paragraph 1, the Licensee may dispose of or relinquish operational control over any relevant asset specified in any notice given under paragraph 2 in circumstances where:

      (a) the Director confirms in writing that he consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the Licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished of such conditions as the Director may specify); or

      (b) the Director does not inform the Licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.    In this Condition:

      "disposal"                          includes any sale, gift, lease,
                                          licence, the grant of any right of
                                          possession, loan, security, mortgage,
                                          charge or the grant of any other
                                          encumbrance or the permitting of any
                                          encumbrance to subsist or any other
                                          disposition to a third party and
                                          "dispose" shall be construed
                                          accordingly.

      "relevant asset"                    means any asset for the time being
                                          forming part of the Licensee's
                                          Transmission System, any control
                                          centre for use in conjunction
                                          therewith and any right, title or
                                          interest in land


Scottish Power                         85                            August 1998
                                          upon which any of the foregoing is
                                          situtate.


Scottish Power                         86                            August 1998

Condition 8. Restriction on use of certain information

1.    The Licensee shall procure:

      (a) that neither the Licensee nor any other person obtains any unfair commercial advantage from its possession of protected information; and

      (b) that protected information is not used by the Licensee or any other person for the purpose of obtaining for the Licensee or that other person:

            (i)   any licence under Section 6 of the Act;

            (ii)  any right to purchase or otherwise acquire electricity;

            (iii) any right to sell or otherwise supply electricity; or

            (iv) control of any body corporate which, directly or indirectly, has the benefit of any such licence or right or when carrying on activities other than activities carried on for the purposes of the Transmission Business.

2. The Licensee shall implement such measures and procedures and take all such other steps as shall be specified in directions issued by the Director from time to time for the purposes of this Condition to be in his opinion reasonably necessary for the purpose of securing compliance by the Licensee with its obligations under paragraph 1.

3.    The Licensee shall:

      (a) procure and furnish to the Director, in such manner and at such times as the Director may require, such information and reports as the Director may consider necessary concerning the performance by the Licensee of its obligations under paragraphs 1 and 2 and the effectiveness of the measures, procedures and steps


Scottish Power                         87                            August 1998
            specified in the directions referred to in paragraph 2 to secure compliance by the Licensee with its obligations under paragraph 1;

      (b) procure that access to any premises of the Licensee shall be given at any time and from time to time to any nominated person(s) for the purpose of investigating whether the Licensee has performed its obligations under paragraphs 1 and 2 and the effectiveness of measures, procedures and steps specified in the directions referred to in paragraph 2 to secure compliance by the Licensee with its obligations under paragraph 1 and that the Licensee and its employees shall co-operate in any such investigation to the extent requested by the nominated person(s); and

      (c) procure that nominated person(s) shall be entitled to inspect and/or take copies of such records and data of the Licensee as they shall consider to be reasonably necessary for the purpose referred to in sub-paragraph (b) above.

4.    For the purposes of this Condition:

      "protected information"             means:

                                          (a)   information relating to the
                                                affairs of an outside person
                                                which has been furnished to or
                                                otherwise acquired by the
                                                Licensee under or pursuant to,
                                                or in the course of any dealings
                                                with the outside person under,
                                                the Transmission Licence, the
                                                Grid Code, any agreement for use
                                                of or connection to or
                                                modification of a connection to
                                                the Licensee's Transmission
                                                System or any agreement for use
                                                of the Scottish interconnection
                                                as referred to in


Scottish Power                         88                            August 1998

                                                Condition 2B and Condition 3B
                                                respectively of Part VI or in
                                                the course of any negotiations
                                                with (including any application
                                                made by) the outside person for
                                                any such agreement; and

                                          (b)   any other information in the
                                                possession of the Licensee which
                                                relates to the affairs of an
                                                outside person and would not
                                                reasonably be expected to be in
                                                the possession of the Licensee
                                                if the Licensee were not a
                                                Transmission Licensee

                                          other than (in each case):

                                          (aa)  any such information which, or
                                                any such information of a
                                                description which, is specified
                                                in directions issued by the
                                                Director from time to time for
                                                the purposes of this Condition
                                                to be information, or (as the
                                                case may be) information of a
                                                description, which is not
                                                protected information of the
                                                purposes of this Condition; and

                                          (bb)  any such information which is in
                                                or enters into the public domain
                                                otherwise than as a consequence
                                                of unauthorised disclosure by
                                                the Licensee or any affiliate or
                                                related


Scottish Power                         89                            August 1998
                                                undertaking of the Licensee (or
                                                by any person to whom the same
                                                is disclosed or suffered to be
                                                disclosed by the Licensee or
                                                such affiliate or related
                                                undertaking) and for this
                                                purpose the disclosure of
                                                information by its inclusion in
                                                a statement prepared under
                                                paragraph 9 of Condition 2 of
                                                Part VI shall be deemed to be an
                                                authorised disclosure of that
                                                information.

      "outside person"                    means any person who is not an
                                          affiliate or related undertaking of
                                          the Licensee.

      "dealings"                          includes dealings entered into
                                          otherwise than for purposes connected
                                          with the transmission of electricity.

      "data"                              has the same meaning as in the Data
                                          Protection Act 1984.

      "nominated person(s)"               means the person(s) from time to time
                                          nominated by the Director for the
                                          purposes of this Condition by notice
                                          to the Licensee.

5. This Condition is without prejudice to the duties at law of the Licensee towards outside persons.


Scottish Power                         90                            August 1998

Condition 9. Transmission System outages

1. The Licensee shall notify the Director in writing forthwith in the event that the Licensee and SHE have not agreed a programme of planned outages for their respective Transmission Systems for the financial year commencing on 1 April 1991 or any subsequent financial year on or before the 1st day of January prior to the commencement of the relevant financial year.


Scottish Power                         91                            August 1998

         PART V. CONDITIONS APPLICABLE TO THE PUBLIC ELECTRICITY SUPPLY
                                    LICENCE

                         SECTION A. GENERAL OBLIGATIONS

Condition 1. Scope of application of Part V

1. The Public Electricity Supply Licence is subject to the Conditions in Part V (including where such Conditions relate to activities other than those authorised by that Licence).

2. The Generation Licence and the Transmission Licence are not subject to the Conditions in Part V.


Scottish Power                         92                            August 1998

Condition 2. Public electricity supply charge restriction Conditions

1.    The Public Electricity Supply Licence is subject to the Conditions in
      Schedule 6.

2. The Generation Licence and the Transmission Licence are not subject to the Conditions in Schedule 6.


Scottish Power                          93                           August 1998

Condition 3. Prohibition of discrimination in electricity sale contracts

1. The Licensee shall not, and shall procure that no affiliate or related undertaking of the Licensee shall, sell or offer to sell electricity under any electricity sale contract to any one relevant purchaser or person seeking to become a relevant purchaser on terms as to price which are materially more or less favourable than those on which it sells or offers to sell electricity under any electricity sale contract to comparable relevant purchasers. For these purposes, due regard shall be had to the circumstances of sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility and the dates and duration of the relevant agreements.

2.    For the purposes of paragraph 1:

      "relevant purchaser"                means any purchaser of electricity
                                          from the Licensee or any affiliate or
                                          related undertaking of the Licensee
                                          under an electricity purchase
                                          contract, other than SHE in its
                                          capacity as a purchaser of electricity
                                          from the Licensee under any of the
                                          restructuring agreements.


Scottish Power                          94                           August 1998

Condition 3A. Prohibition of discrimination in supply

1. This Condition applies where the Licensee is in a dominant position in a market for the supply of electricity to customers at premises.

2. Where this Condition applies the Licensee shall not supply or offer to supply electricity to customers in any market in which it is dominant on terms which are predatory.

3. Where this Condition applies, but subject to paragraph 4, the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity to customers in any market in which it is dominant:

      (a) show undue preference to any person (or class of persons) within such market;

      (b) exercise undue discrimination between any persons (or classes of person) within such market; or

      (c)   set terms which are unduly onerous.

4. Nothing in paragraph 3 shall prohibit the Licensee, within any area or class of customers (the "relevant area or class") in respect of which there is established competition in the supply of electricity, from supplying or offering to supply electricity on terms which are reasonably necessary to meet that competition, save that the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity:

      (a) show undue preference to any person (or class of persons) or exercise undue discrimination between any persons (or classes of person) within the relevant area or class of customers; or


Scottish Power                          95                           August 1998

      (b) set terms in respect of any person (or class of persons) in a market in which the Licensee is dominant, save such persons who are within the relevant area or class of customers, which are unduly onerous.

5. For the purposes of this Condition, terms are unduly onerous if the revenue from the supply of electricity to customers on those terms:

      (a)   significantly exceeds the costs of that supply; and

      (b) exceeds such costs to a significantly greater degree than the revenue from supply to all other customers of the Licensee (and of its affiliates and related undertakings) within the same market exceeds the costs of supply to those customers.

6. For the purposes of this Condition, a market may be defined by reference to a geographical area, or to a class of customer or both, save that no market defined by reference to Designated Customers shall comprise fewer than 50,000 such customers.

7. In determining, for the purposes of this Condition, whether any persons constitute a class of person, due regard shall be had to the circumstances of supply to such persons including (without limitation) volumes, load factors, conditions of interruptibility, location of premises being supplied and date and duration of the supply contract.

8. For the purposes of this Condition, the Director shall determine any question as to:

      (a) whether any area or class of customers constitutes a market for the supply of electricity;

      (b) whether the Licensee is dominant in any market for the supply of electricity;

      (c) whether there is established competition in respect of the supply of electricity in any area or to any class of customers; and


Scottish Power                          96                           August 1998

      (d) whether any terms are predatory, having due regard to whether such terms:

            (i) incorporate charges which do not reasonably cover the avoidable costs incurred in consequence of supplying the customers in question; and

            (ii) are intended or are likely to restrict, distort or prevent competition in the supply of electricity.

9. The Director may determine that the Licensee is dominant in a specified market:

      (a)   at any time prior to this Condition coming into force; or

      (b) having first consulted with the Licensee and such other persons as he considers appropriate (and having taken into account any representations made to him), at any time after this Condition has come into force, and where the Director does make such a determination he shall immediately notify the Licensee.

10. Where the Director has notified the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, the provisions of paragraphs 11 to 16 shall apply in respect of that market.

11. Where this paragraph applies the Licensee shall, prior to supplying or offering to supply electricity under a tariff or Designated Supply Contract on any new terms, give to the Director at least 28 days' notice in writing of its intention to supply on such terms.

12. For the purposes of this Condition, a tariff or Designated Supply Contract is on "new terms" if:

      (a) it is a form of tariff or Designated Supply Contract under which the Licensee has not previously supplied or offered to supply electricity;


Scottish Power                          97                           August 1998

      (b) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying the terms as to price; or

      (c) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying any other terms in such a manner as to significantly affect the evaluation of that tariff or contract.

13. Where the Licensee has given notice to the Director of its intention to supply on new terms it shall not supply or offer to supply electricity on such terms until either the period of notice given to the Director has expired and:

      (a) the Director has not given or sent to the Licensee a counter-notice (the "counter-notice") in accordance with paragraph 14; or

      (b) prior to the expiry of such period, the Director has informed the Licensee that he will not issue a counter-notice in respect of such terms.

14. The Director may issue a counter-notice where, having considered the new terms and having had regard to the likely effects of issuing such counter-notice (including, but not limited to, the likely effect upon the business of the Licensee), he determines that further consideration is required to assess whether such terms are in breach of the provisions of this Condition.

15. Where the Director issues a counter-notice in respect of any new terms the Licensee shall not supply or offer to supply electricity on such terms until either:

      (a) a period of 3 months from the date of the counter-notice has expired; or

      (b) prior to the expiry of such period, the Director indicates to the Licensee that he has no present intention of taking enforcement action under Section 25 of the Act in respect of such terms.


Scottish Power                          98                           August 1998

16.   Where the Director issues a counter-notice he may:

      (a)   give or send a copy of that counter-notice to any Interested Person;

      (b) invite representations from Interested Persons as to the matters to which the counter-notice relates; and

      (c) require the Licensee, within a reasonable period determined by the Director, to provide him with such further information relating to the new terms as he may specify (save that he may not by virtue of this paragraph require the Licensee to furnish him with information for the purpose of exercising his functions under Section 48 of the
            Act),

      and the Director shall take into account any representations made to him by the Licensee in respect of such terms.

17. The Director may, at any time after notifying the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, determine that the Licensee is no longer dominant in that market, and where he does make such a determination:

      (a)   the Director shall immediately notify the Licensee; and

      (b) the provisions of paragraphs 11 to 16 shall cease to apply in respect of the specified market.

18. For the purposes of this Condition, any reference to the Licensee being dominant in a market for the supply of electricity shall be treated as a reference to the Licensee, taken together with its affiliates and related undertakings, being so dominant.

19.   In this Condition:


Scottish Power                          99                           August 1998

      "Interested Persons"                means all Electricity Suppliers which
                                          supply electricity within the market
                                          or area or to the class of customers
                                          in question, the Relevant Consumers'
                                          Committee and such other persons or
                                          bodies as in the opinion of the
                                          Director have a legitimate interest in
                                          the terms on which the Licensee
                                          supplies electricity.

      "terms" means all the terms on which a supply of electricity is offered or provided which significantly affect the evaluation of that supply, and shall include all terms as to price.


Scottish Power                          100                          August 1998

Condition 3B. Duration of discrimination conditions

1. Condition 3A shall cease to have effect (in whole or in part, as the case may be) if the Licensee makes a disapplication request in accordance with this Condition and:

      (a)   the Director agrees in writing to that request; or

      (b) the application of Condition 3A (in whole or in part) is terminated by notice given by the Licensee in accordance with paragraph 4 or 5 of this Condition.

2. A disapplication request pursuant to this Condition may be made by the Licensee only where the Director has notified it, in accordance with paragraph 9 of Condition 3A, of his determination that the Licensee is dominant in a specified market, and any such request shall:

      (a)   be made in writing to the Director;

      (b) specify whether the request relates to the whole of Condition 3A or any part or parts thereof; and

      (c) state the date (the "disapplication date") from which the Licensee wishes the specified provisions of Condition 3A to cease to have effect, which date shall be in accordance with paragraph 3 and not earlier than 12 months after the date on which the request is made.

3. Where the Licensee was notified by the Director prior to this Condition coming into force of his determination that the Licensee is dominant in a specified market, no disapplication request made by the Licensee shall be effective to disapply any of the provisions of Condition 3A prior to 31 March 2000.

4. If the Director has not by the date which is 6 months prior to the disapplication date made a reference to the Monopolies Commission (under
      Section 12 of the Act) relating to the modification of Condition 3A, the Licensee may give to the Director a


Scottish Power                          101                          August 1998
      notice in writing terminating the application of such of the provisions of Condition 3A as are specified in the disapplication request with effect from the disapplication date or from any later date specified in the notice.

5. If the Monopolies Commission reports on a reference made by the Director relating to the modification of Condition 3A and does not conclude that the disapplication of any of the provisions of that Condition (being provisions specified in the disapplication request) would or may be expected to operate against the public interest, the Licensee may within 30 days of the publication of the report under Section 13 of the Act give to the Director notice in writing terminating the application of such provisions with effect from the disapplication date or any later date specified in the notice.


Scottish Power                          102                          August 1998

Condition 4. Tariffs

1. The Licensee shall ensure that any tariffs fixed under Section 18 of the Act shall be so framed as separately to identify:

      (a) the element for use of the Licensee's Transmission System in the Licensee's charges;

      (b) the element for use of the Licensee's Distribution System in the Licensees charges; and

      (c) the element in respect of the supply of electricity to tariff customers in the Licensee's charges.

2. Where the Director considers that by reason of the complexity of any such tariffs fixed by the Licensee, simplified explanatory statements are required or expedient for the understanding of tariff customers, the Director may direct the Licensee to draw up such explanatory statements and thereafter to publish them with the tariffs to which they relate.


Scottish Power                          103                          August 1998

Condition 4A. Arrangements for informing customers on revocation of Licence

1. The Licensee shall comply with a direction from the Director in the following terms where the Director:

      (a) is, or is aware that the Secretary of State is, about to revoke a Licence granted to another Electricity Supplier to supply electricity (in this Condition known as the "First Supplier"); and

      (b) considers that the Licensee is able to supply electricity to the customers of the First Supplier without significantly prejudicing the supplies of electricity which the Licensee makes or is contracted to make.

2. The Director shall only issue a direction in accordance with paragraph 1 when the Secretary of State or, as the case may be, the Director has served the First Supplier with a notice that he is revoking the First Supplier's Licence to supply electricity in accordance with the terms of the First Supplier's Licence, or such earlier date as the Director may agree with the First Supplier.

3. A direction issued in accordance with paragraph 1 shall require that the Licensee shall, within the period specified by the Director, send a written notice in a form approved by the Director to each of the persons or premises specified or described in the direction:

      (a) informing the customer in question that, notwithstanding any contract he may have with the First Supplier, the First Supplier is no longer supplying him with electricity and has not done so since the revocation took effect or, where the notice has been sent before the revocation has taken effect, will be no longer supplying him with electricity when it takes effect;

      (b) informing the customer that the customer must from the moment the revocation takes effect enter into a new contract for supply with another


Scottish Power                          104                          August 1998

            Electricity Supplier of the customer's choice, and that he is free to request a supply from the Licensee; and

      (c) setting out the terms upon which the Licensee is prepared to supply electricity if requested.


Scottish Power                          105                          August 1998

Condition 4B. The Programme Implementation Agreement

1. The Licensee shall, where the Director has given it a written direction to do so, enter into and comply with the Programme Implementation Agreement established in accordance with paragraph 4.

2. The Programme Implementation Agreement shall be concerned with matters relating to the effective implementation of trading and other arrangements between the Licensee and other Relevant Parties which, in the reasonable opinion of the Director following consultation with all Relevant Parties, are or are likely to be necessary and appropriate to provide for the effective and timely facilitation of competition in the supply of electricity.

3.    The Programme Implementation Agreement may include provisions relating to:

      (a) the operation and management of procedures for the testing, trialing and integration of those systems, processes and procedures required to facilitate competition in the supply of electricity;

      (b) the obligations of each of the Relevant Parties in respect of the procedures defined under sub-paragraph (a);

      (c) limitations of the liability of the Licensee and of such other persons as are specified in the Agreement in respect of actions taken in connection with the Agreement;

      (d) the provision of information as between Relevant Parties and to other persons specified in the Agreement;

      (e) the determination of the specification of systems, processes and procedures to be tested, trialed and integrated in accordance with the Agreement, except in those circumstances where the Director considers that any of the Relevant


Scottish Power                          106                          August 1998

            Parties has entered into another agreement which adequately provides for such specification to be otherwise determined;

      (f) the settling by the Director of disputes between Relevant Parties in relation to matters covered by the Agreement; and

      (g) the establishment of a board (the "Implementation Board"), comprising appropriate persons appointed by the Director following consultation with the Relevant Parties, which shall:

            (i)   oversee the conduct of the Agreement;

            (ii) advise the Director and the Relevant Parties of any matters upon which they may reasonably seek advice in relation to matters covered by the Agreement, including the operation and management of procedures established under the Agreement; and

            (iii) undertake such other functions as in the reasonable opinion of the Director are necessary to provide for the effective and timely facilitation of competition in electricity supply.

4. The Programme Implementation Agreement shall be that established by agreement between the Relevant Parties with the approval of the Director or, where the Relevant Parties cannot agree (or where in the opinion of the Director such agreement is unlikely to be reached within a reasonable period) and where:

      (a) the Director has sent to each of the Relevant Parties a notice (the "proposals notice") setting out his own proposals in relation to the content of the Programme Implementation Agreement; and

      (b) following consideration of any comments received from any of the Relevant Parties within 21 days of the issue of the proposals notice, and having made such changes to his proposals as the Director considers appropriate, the


Scottish Power                          107                          August 1998

            Director has given to each of the Relevant Parties a notice setting out his final proposals (the "confirmation notice"),

      the Programme Implementation Agreement shall, unless within 7 days of the issue of the confirmation notice the parties have reached agreement with the approval of the Director as to an alternative, be established in accordance with the terms of the Director's confirmation notice.

5. With regard to the provisions of paragraphs 1 to 4, and following consultation with the Relevant Parties and with such other persons or bodies as appear to the Director to represent the interests of those likely to be affected, the Director may issue a direction that specified parts of the Relevant Conditions shall take effect at such time and in such cases or circumstances as he shall direct.

6. In issuing a direction in accordance with paragraph 5 the Director shall have regard to the need to provide for effective arrangements to facilitate competition in the supply of electricity to customers and for the effective maintenance of existing trading arrangements in respect of the supply of electricity.

7. This Condition shall cease to be in force on whichever is the latest of the following dates:

      (a)   30 September 1998;

      (b) the date which is 6 months after the latest date upon which any provision in accordance with paragraph 3 (but excluding sub-paragraph 3(c)) ceases to have effect; or

      (c) such other date as may be agreed between the Director and the Licensee.

8.    In this Condition:


Scottish Power                          108                          August 1998

      "Relevant Conditions"               means Conditions 4A, 4B, 7A, 8A to 8F,
                                          12 to 17C, 25 to 28 and Section B of
                                          Part V, and Condition 2B and 2C of
                                          Part VI of this Licence Document.

      "Relevant Parties"                  means the Licensee, other Authorised
                                          Electricity Operators, the Electricity
                                          Pool of England and Wales and Scottish
                                          Electricity Settlements Ltd.


Scottish Power                          109                          August 1998

Condition 5. Generation security standard

1. The Licensee shall make arrangements sufficient to meet the generation security standard.

2. Not later than 3 months before the end of each financial year, commencing with the financial year ending on 31 March 1991, the Licensee shall provide to the Director a statement complying with the provisions of paragraph 3.

3.    The statement to be provided to the Director under paragraph 2 shall:

      (a)   be signed by 2 directors of the Licensee;

      (b) describe the arrangements made or to be made by the Licensee to meet the generation security standard in each of the 7 succeeding financial years;

      (c) state the planning margin or margins adopted by the Licensee for the purpose of the above arrangements and set out the methodology and calculations used in arriving at such margin or margins;

      (d) refer to data, assumptions and demand forecasts (including insofar as relevant those relating to diversity of demand, own generation, arrangements for trading energy and capacity with other persons, arrangements with qualifying customers and relevant purchasers, including those permitting interruption and reduction of supply, forecast maximum demand from qualifying customers and relevant purchasers, the maximum demand which the Licensee can meet without failing to meet the generation security standard, contracted availability of generation, and load management (if any) of qualifying customers and relevant purchasers); and

      (e) include such other matters as the Director shall specify in directions issued by the Director to the Licensee for the purpose of this Condition not later than 6 months before the end of the financial year in which the statement is provided.


Scottish Power                          110                          August 1998

4. The Licensee shall upon request by the Director provide to the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

5. The Licensee shall not make or agree any alteration, other than an alteration to which paragraph 7 applies, to the arrangements described in any statement provided to the Director under paragraph 2 as having been made by the Licensee to meet the generation security standard for the first financial year covered by such statement.

6.    The Licensee shall:

      (a) procure that, except to the extent that the Director shall otherwise approve, arrangements described in any statement provided to the Director under paragraph 2 as falling to be made by the Licensee to meet the generation security standard for the first financial year covered by such statement shall be made; and

      (b) not make or agree any alteration, other than an alteration to which paragraph 7 applies to the arrangements so made.

7. This paragraph applies to an alteration which the Director considers is unlikely to result in the Licensee failing to meet the generation security standard.

8. Save as required by law, the Licensee shall not enter into any contract for the supply of electricity if the entering into of the contract would cause demand in the first year covered by the statement most recently provided to the Director under paragraph 2 to exceed the maximum demand which the Licensee can meet in that year without failing to meet the generation security standard as referred to in such statement, unless the Director shall consider that the entering into of the contract is unlikely to result in the Licensee failing to meet the generation security standard.

9.    Subject to paragraph 10, the Licensee shall not:


Scottish Power                          111                          August 1998

      (a) enter into any contract to supply electricity to a person other than a qualifying customer if the Licensee has interrupted or reduced the supply of electricity to any qualifying customer (other than by reason of relevant constraints) and the interruption or reduction continues during the period or any part of the period in which electricity would otherwise be supplied under such contract; or

      (b) interrupt or reduce the supply of electricity to any qualifying customer (except to the extent that such interruption or reduction is made by reason of relevant constraints) if at or shortly before the time of the interruption or reduction the Licensee enters into any contract to supply electricity to a person other than a qualifying customer during the period or part of the period that the supply is interrupted or reduced; or

      (c) interrupt or reduce the supply of electricity to any qualifying customer in circumstances where:

            (i) electricity is available for purchase under the terms of the Pooling and Settlement Agreement or the trading system established by the Trading Code at a price less than Value of Lost Load; and

            (ii) the Licensee is not prevented from purchasing such electricity by reason of relevant constraints.

10. Notwithstanding paragraph 9, the Licensee may interrupt or reduce a supply of electricity in circumstances where it is necessary to do so by reason of planned maintenance undertaken on the Licensee's Distribution System or Transmission System or by reason of a fault on or affecting either the Licensee's Distribution System or Transmission System or the quantities of electricity delivered into that system.

11. In the event that the Director, after consultation with the Licensee, shall at any time or from time to time issue a direction to the Licensee for the purpose of this Condition to the effect that, in the opinion of the Director, it is desirable that the Licensee make arrangements such as are specified in the direction to meet the generation security


Scottish Power                          112                          August 1998
      standard, then the duty imposed by paragraph 1 shall not be capable of being discharged by the Licensee after such date as shall be specified for the purpose in the direction except by the Licensee making the arrangements so specified.

12. The Director, after consultation with the Licensee, may at any time and from time to time by directions issued to the Licensee for the purpose of this Condition make such modifications to this Condition or any other Condition to which the Public Electricity Supply Licence is subject as, in the opinion of the Director, are the most appropriate to ensure that the Licensee's supply charges are restricted in circumstances where the Licensee fails to meet demand from its qualifying customers by reason of an insufficiency of electricity generation available for the purposes of supply by the Licensee to such customers.

13. The duty of the Licensee under paragraph 1 may, in relation to qualifying customers whose premises are located in isolated areas, be discharged by the making of arrangements sufficient to meet a standard of generation security (other than the generation security standard) agreed between the Licensee and the Director.

14. The provisions of this Condition are without prejudice to the duties of the Licensee under the Electricity Supply Regulations 1988.

15.   In this Condition:

      "generation security standard"      means:

                                          (a)   such standard of generation
                                                security as will ensure:

                                                (i)   that the supply of
                                                      electricity to qualifying
                                                      customers will not be
                                                      discontinued in more than
                                                      9 years in any period of
                                                      100 years;


Scottish Power                          113                          August 1998
                                                      and

                                                (ii)  that the voltage or
                                                      frequency of electricity
                                                      supplied to qualifying
                                                      customers will not be
                                                      reduced below usual
                                                      operational limits in more
                                                      than 30 years in any
                                                      period of 100 years.

                                                by reason of insufficiency of
                                                electricity generation available
                                                for the purposes of supply by
                                                the Licensee to its qualifying
                                                customers at times of annual
                                                system peak demand; and

                                          (b)   sufficient electricity
                                                generation being available for
                                                the purposes of supply by the
                                                Licensee to its qualifying
                                                customers at times other than
                                                times of annual system peak
                                                demand to ensure that the
                                                standard of generation security
                                                at each such time will be not
                                                less than that referred to in
                                                sub-paragraph (a) above for
                                                times of annual system peak
                                                demand.

      "qualifying customer"               means any purchaser from the Licensee
                                          entitled and requiring at any time to
                                          be supplied by the Licensee at
                                          premises within the authorised supply
                                          area of the Licensee but shall
                                          exclude:


Scottish Power                          114                          August 1998

                                          (a)   a purchaser under an
                                                interruptible contract or a
                                                contract containing load
                                                management terms to the extent
                                                that supplies to that purchaser
                                                may be interrupted or reduced in
                                                accordance with the terms of
                                                that contract; and

                                          (b)   a tariff customer on special
                                                tariffs which restrict supplies
                                                to particular time periods to
                                                the extent that supplies to that
                                                customer may be interrupted or
                                                reduced in accordance with such
                                                tariff

      "relevant constraints"              constraints on the Transmission System
                                          of the Licensee or any other
                                          Transmission Licensee or on the
                                          interconnector or on the Distribution
                                          System of the Licensee.

      "relevant purchaser"                means any purchaser from the Licensee
                                          who is not a qualifying customer.


      "Value of Lost Load"                means, in respect of the first
                                          financial year, the sum of (pound)2
                                          per kWh and, in respect of each
                                          succeeding financial year, the sum
                                          which corresponds to (pound)2 per kWh
                                          as adjusted to reflect the percentage
                                          change in the Retail Price Index
                                          between the index published or
                                          determined in respect of the December
                                          prior to the start of that financial
                                          year and the index published or
                                          determined for December 1989.


Scottish Power                          115                          August 1998

      "contract"                          includes any agreements or arrangement
                                          (whether or not constituted or
                                          evidenced by any written document).

      "contract for the supply of
       electricity"                       includes any contract which amends
                                          another contract so as to provide for
                                          the Licensee to supply quantities of
                                          electricity in excess of that supplied
                                          under the last mentioned contract.

      "modification"                      shall have the same meaning as in
                                          Section 111 of the Act.

      "interconnector"                    means the electric lines and
                                          electrical plant and meters owned or
                                          operated by the Transmission Company
                                          solely for the transfer of electricity
                                          to or from Scotland from or to the
                                          Transmission Company's Transmission
                                          System.


Scottish Power                          116                          August 1998

Condition 6. Obligation on economic purchasing

1.    Subject to paragraph 2, the Licensee shall:

      (a)   itself purchase;

      (b)   procure any affiliate of the Licensee to purchase; and

      (c) insofar as it is able through the exercise of voting rights or otherwise to do so, procure any related undertaking of the Licensee to purchase electricity at the best effective price reasonably obtainable having regard to the sources available.

2. In the discharge of its obligations under paragraph 1, the Licensee may additionally have regard to any considerations liable to affect its ability and that of any affiliate or related undertaking of the Licensee to discharge its obligations under this Condition in the future, including the future security, reliability and diversity of sources of fuel for own generation and of electricity available for purchase.

3. In addition, and without prejudice to, the Licensee's obligations under paragraph 1:

      (a) the Licensee shall purchase electricity under the terms of the Pooling and Settlement Agreement during any period that the Licensee is a pool member under the Pooling and Settlement Agreement (and, in its capacity as a member of the trading system established by the Trading Code, the Licensee shall make offers to purchase electricity and offers to acquire options to purchase electricity, and accept offers to sell electricity and offers to grant options to purchase electricity under such trading system) in the manner which is best designed to secure that the short term electricity requirements of the Licensee are met at the best effective price reasonably obtainable having regard to the sources available; and


Scottish Power                          117                          August 1998

      (b) the Licensee shall procure that any affiliate of the Licensee which is a pool member under the Pooling and Settlement Agreement or a member of such trading system and (insofar as it is able through the exercise of voting rights or otherwise to do so) procure that any related undertaking of the Licensee which is a pool member under the Pooling and Settlement Agreement or a member of such trading system shall purchase electricity (or, in the case of such trading system, make and accept offers such as are referred to in sub-paragraph (a) above) in the manner which is best designed to secure that the short term electricity requirements of the affiliate or related undertaking are met at the best effective price reasonably obtainable having regard to the sources available.

4. In determining the effective price at which electricity is purchased by the Licensee or any affiliate or related undertaking of the Licensee, regard shall be had to any payments made or received or to be made or received for the grant of or pursuant to any electricity purchase contract.

5. Paragraphs 1 to 4 shall apply mutatis mutandis where the Licensee (or any affiliate or related undertaking of the Licensee) exercises a discretion or (by agreement or otherwise) varies the terms of an existing agreement (whether or not entered into prior to the date on which the Public Electricity Supply Licence comes into force) in such a manner as to alter the effective price under such agreement.

6. The Licensee shall not be in breach of this Condition by reason only of performing a must-take obligation to purchase electricity under a relevant electricity agreement or acquiring electricity from own generation in circumstances where the Licensee has a must-take obligation to purchase the fossil fuel which is used to generate the electricity in question under a relevant fuel agreement.

7. For the purpose of this Condition, an agreement which imposes an obligation on the Licensee to make a payment to another party to the agreement in the event that the Licensee does not purchase electricity (or a minimum quantity of electricity) under the agreement shall be deemed to be an agreement under which the Licensee has a must-take obligation to purchase electricity and any quantity of electricity purchased by the


Scottish Power                          118                         August  1998

      Licensee pursuant to the agreement shall be deemed to have been purchased in performance of a must-take obligation to purchase electricity if the Licensee would have been obliged to make a payment to another party to the agreement had it not purchased such quantity of electricity.

8.    For the purpose of this Condition:

      "purchase"                          includes the acquisition of
                                          electricity from any source whether by
                                          own-generation, or any other means.

      "relevant electricity agreement"    means a restructuring agreement or any
                                          agreement under which the Licensee has
                                          a must-take obligation to purchase
                                          electricity and which is (a) entered
                                          into prior to the relevant date and
                                          (b) submitted by the Licensee to, and
                                          approved by, the Director as a
                                          relevant electricity agreement.

      "relevant fuel agreement"           means any agreement under which the
                                          Licensee has a must-take obligation to
                                          purchase fossil fuel and which is
                                          submitted by the Licensee to, and
                                          approved by, the Director as a
                                          relevant fuel agreement.

      "relevant date"                     means the date on which the Public
                                          Electricity Supply Licence comes into
                                          force.


Scottish Power                          119                          August 1998

Condition 7. Distribution System planning standard and quality of service

1. The Licensee shall plan and develop its Distribution System in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference, insofar as applicable to it, or such other standard of planning as the Licensee may, following consultation with such (if any) other Transmission Licensees as the Director shall consider appropriate and with the approval of the Director, adopt from time to time.

2. The Licensee shall within 3 months after the Public Electricity Supply Licence comes into force draw up and submit to the Director for his approval a statement setting out criteria by which the quality of performance of the Licensee in maintaining Distribution System security and availability and quality of service may be measured.

3. The Licensee shall within 2 months after the end of each financial year submit to the Director a report providing details of the performance of the Licensee during the previous financial year against the criteria referred to in paragraph 2.

4. The Director may (following consultation with the Licensee and such (if any) other licence holders as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Licensee's Distribution System and to such extent as may be specified in the directions.


Scottish Power                          120                          August 1998

Condition 7A. Security and safety of supplies

1. The Licensee shall establish and operate an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident that:

      (a) causes danger or requires urgent attention, or is likely to cause danger or require urgent attention, in relation to the supply or distribution of electricity in the Licensee's authorised area; or

      (b) affects, or is likely to affect the maintenance of the security, availability and quality of service of the Licensee's Distribution System.

2. The service established by the Licensee in accordance with paragraph 1 shall:

      (a) be provided without charge by the Licensee to the user at the point of use;

      (b) ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person;

      (c) be available to receive and process telephone reports and enquiries at all times on every day of each year; and

      (d)   be operational no later than 31 March 1998.

3. In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not discriminate:

      (a)   between any persons or class or classes thereof; or

      (b) between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply Business) and any private electricity supplier or any customer thereof.


Scottish Power                        121                            August 1998

4. In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

5. The Licensee shall by 1 January 1998 prepare and submit to the Director for his approval a statement setting out details of the service to be provided in accordance with paragraph 1, and the Licensee shall, following the Director's approval, give or send a copy of such statement to any person requesting it.

6. The Licensee shall give to the Director notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

      (a)   a period of one month from the date of the notice has expired; or

      (b) prior to the expiry of such period, the Licensee has obtained the written approval of the Director to the amendments.

7. The Licensee shall make arrangements to keep each of its customers informed of a postal address and telephone number at which the service established in accordance with paragraph 1 may be contacted.

8. The Licensee may discharge the duty imposed by paragraph 7 by providing the requisite information to each of its customers:

      (a) on the occasion of the customer first commencing to take a supply from the Licensee; and

      (b)   either:

            (i) where bills or statements in respect of charges for the supply of electricity are rendered to the customer, on a quarterly basis (it being


Scottish Power                        122                            August 1998
                  sufficient that the information is included on or with that bill or statement); or

            (ii) where no bills or statements in respect of charges for the supply of electricity are rendered to the customer, on an annual basis and by publishing such information in such manner as will in the opinion of the Licensee secure adequate publicity for it.

9. The Licensee shall take steps to inform each of its customers, and each Authorised Electricity Operator which uses the service, of any change to the address or telephone number of the service established in accordance with paragraph 1 as soon as is practicable prior to such change becoming effective.


Scottish Power                        123                            August 1998

Condition 7B. Procedures for the detection and prevention of theft, damage and meter interference

1. The Licensee shall (and shall ensure that its agents) take all reasonable steps to detect and prevent:

      (a)   the theft of electricity at premises which are supplied by it;

      (b) damage to any electrical plant, electric line or electricity meter through which such premises are supplied; and

      (c) interference with any electricity meter through which such premises are supplied.

2. Where a person other than the Licensee is the owner of any electrical plant, electric lines or meter the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

      (a) there has been damage to such electrical plant, electric line or meter; or

      (b) there has been interference with the meter to alter its register or prevent it from duly registering the quantity of electricity supplied.

3. Where a person other than the Licensee is the supplier of electricity to premises within the authorised area the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

      (a) there has been damage to any electrical plant, electric line or meter through which such premises are supplied with electricity; or

      (b) there has been interference with the meter through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied.


Scottish Power                        124                            August 1998

Scottish Power                        125                            August 1998

Condition 7C. Provisions relating to the connection of metering equipment

1. On application made by any person the Licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the Licensee's Distribution System.

2. In making an offer to enter into an agreement specified in paragraph 1, the Licensee shall set out:

      (a) the date from which the applicant is authorised to undertake connections;

      (b) the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

      (c) such other detailed terms as are or may be appropriate for the purposes of the agreement.

3. The Licensee shall offer terms for agreements in accordance with paragraph 1 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

4. In the offering of the terms in accordance with paragraph 1, the Licensee shall not show undue preference to or exercise undue discrimination against any person or class of persons.

5. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

      (a) (in respect of non-half-hourly metering equipment) which comes into effect prior to 1 April 2000; or


Scottish Power                        126                            August 1998

      (b) where to do so would be likely to cause the Licensee to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 2B of Part VI.

6. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this Condition, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable.

7. In so far as any person entitled or claiming to be entitled to an offer under this Condition wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

8. If the Licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Scottish Power                        127                            August 1998

Condition 7D. Agreements for the provision of meters

1. The Licensee shall not, in the course if its Supply Business, enter into an agreement with any person for the provision of an electricity meter at any premises (whatever the nature of that agreement) which is intended or is likely to restrict, distort or prevent competition in the supply of electricity.


Scottish Power                        128                            August 1998

Condition 8. Distribution Code

1. The Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected thereby prepare and at all times have in force and (subject to paragraph 10) shall implement and comply with a Distribution Code:

      (a) covering all material technical aspects relating to connections to and the operation and use of the Licensee's Distribution System or (insofar as relevant to the operation and use of the Licensee's Distribution System) the operation of electric lines and electrical plant connected to the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5; and

      (b)   which is designed so as:

            (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

            (ii) to facilitate competition in the generation and supply of electricity.

2. The Distribution Code in force at the date of the coming into force of the Public Electricity Supply Licence shall be sent to the Director for his approval. Thereafter the Licensee shall (in consultation with Authorised Electricity Operators liable to be materially affected thereby) periodically review (including upon the request of the Director) the Distribution Code and its implementation. Following any such review, the Licensee shall send to the Director:

      (a)   a report on the outcome of such review;


Scottish Power                        129                            August 1998

      (b) any proposed revisions to the Distribution Code from time to time as the Licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph (b) of paragraph 1; and

      (c) any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the Distribution Code proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the Distribution Code in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5.    The Distribution Code shall include:

      (a)   a distribution planning and connection code containing:

            (i) connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection with the Licensee's Distribution System; and

            (ii) planning conditions specifying the technical and design criteria and procedures to be applied by the Licensee in the planning and development of the Licensee's Distribution System and to be taken into account by persons connected or seeking connection with the Licensee's Distribution System in the planning and development of their own plant and systems; and


Scottish Power                        130                            August 1998

      (b) a distribution operating code specifying the conditions under which the Licensee shall operate the Licensee's Distribution System and under which persons shall operate their plant and/or systems for the distribution of electricity in relation to the Licensee's Distribution System, insofar as the imposition of such conditions is necessary to protect the security and quality of supply and safe operation of the Licensee's Distribution System under both normal and abnormal operating conditions.

6. The Licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Director.

7. The Licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8. The Licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9. In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the Licensee's Distribution System), the Licensee shall not unduly discriminate against or unduly prefer:

      (a)   any one or any group of persons; or

      (b) the Licensee in the conduct of any business other than the Distribution Business in favour of or as against any one other or any other group of persons.

10. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations to implement and comply with the Distribution Code in respect of such parts of the Licensee's Distribution System and to such extent as may be specified in the directions.


Scottish Power                        131                            August 1998

11. Compliance with this Condition shall not require the Licensee to impose any contractual obligation on tariff customers to comply with the Distribution Code (as from time to time revised).


Scottish Power                        132                            August 1998

Condition 8A. The Metering Point Administration Service and the Master Registration Agreement

1. The Licensee shall establish, and shall subsequently operate and maintain, a service to be known as the Metering Point Administration Service.

2. The Metering Point Administration Service shall, within the authorised area, fulfil the following functions:

      (a) the maintenance of such a register of technical and other data as is necessary to facilitate supply by any Electricity Supplier or Exempt Supplier to all premises within the authorised area and to meet the reasonable requirements of Electricity Suppliers in respect of such premises for information for settlement purposes, including (where so required):

            (i) the identity of the Electricity Supplier responsible under the Settlement Agreement for Scotland for the supply to each such premises;

            (ii) the type of metering equipment installed at each such premises; and

            (iii) the address of each such premises;

      (b) the amendment of the register maintained in accordance with sub-paragraph (a) to reflect changes of supplier in respect of any premises;

      (c) the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

            (i)   any Electricity Supplier or agent thereof;

            (ii) any person identified in the Settlement Agreement for Scotland as an appropriate person for the receipt of data for settlement purposes; and


Scottish Power                        133                            August 1998

            (iii) any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of supplier in respect of any premises; and

      (d) the maintenance of an enquiry service for the provision to any customer of an Electricity Supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the Licensee secure adequate publicity for the operation of the enquiry service.

3. In fulfilling its obligation in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

4. The Licensee shall use its best endeavours, in conjunction and co-operation with all other public electricity suppliers, to prepare a form of agreement to be known as the Master Registration Agreement.

5.    The Master Registration Agreement shall be an agreement made between:

      (a) on the one part, the Licensee and all other public electricity suppliers in their capacity as providers of metering point administration services; and

      (b) on the other part, all Electricity Suppliers who require the provision of metering point administration services from at least one public electricity supplier, together with such other persons as are, for settlement purposes, appropriate parties to the agreement and shall comprise all the matters set out at paragraph 6.

6.    The Master Registration Agreement shall comprise:


Scottish Power                        134                            August 1998

      (a) terms for the provision of metering point administration services in accordance with the requirements of paragraph 2 and the equivalent requirements in the licences of all other public electricity suppliers;

      (b) provisions to facilitate, and procedures and practices to be followed by Electricity Suppliers in relation to changes of Electricity Supplier in respect of any premises;

      (c) a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for settlement purposes or for any related purposes (the "Data Transfer Catalogue");

      (d) arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

      (e) provisions (which shall require to be approved in advance by the Director) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Director; and

      (f) such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, co-ordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

7. The Licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.


Scottish Power                        135                            August 1998

Condition 8B. Establishment of a Data Transfer Service

1. The Licensee shall use its best endeavours, in conjunction and co-operation with all other public electricity suppliers:

      (a) to establish, or to procure the establishment by a third party of, a service to be known as the Data Transfer Service; and

      (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance by a third party of such Data Transfer Service in accordance with the provisions of this Condition.

2.    The Data Transfer Service shall:

      (a) provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

      (b)   operate and maintain that network; and

      (c) provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3. The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

      (a) a Metering Point Administration Service (MPAS) Operator and an Electricity Supplier (including the Licensee acting in the course of its Supply Business) or any agent thereof;

      (b) an MPAS Operator and any person identified in the Pooling and Settlement Agreement or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the MPAS Operator for settlement purposes;


Scottish Power                        136                            August 1998

      (c) the Electricity Pool of England and Wales or Scottish Electricity Settlements Limited (or any agent thereof) and an Electricity Supplier (or any agent thereof);

      (d) an Electricity Supplier (or any agent thereof) and another Electricity Supplier (or any agent thereof);

      (e)   an Electricity Supplier and any of its agents;

      (f)   different agents of the same Electricity Supplier;

      (g) public electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

      (h) Scottish Electricity Settlements Limited (or any agent thereof) and generators which are parties to the Settlement Agreement for Scotland.

4.    The purposes of this paragraph are:

      (a) meeting obligations with respect to the transfer of data for settlement purposes;

      (b)   communicating meter reading and meter standing data;

      (c) facilitating the provision of metering point administration services;

      (d)   communicating distribution use of system information; and

      (e) fulfilling such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by Electricity Suppliers with the Master Registration Agreement.


Scottish Power                        137                            August 1998

5. The Data Transfer Service shall, where relevant, transmit data in a form which complies with the provisions of the Data Transfer Catalogue.

6. In fulfilling its obligation under paragraph 1 the Licensee shall not, or (if appropriate) shall ensure that the third party shall not, restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

7. Any obligation placed on the Licensee under Conditions 8C to 8F in respect of the provision of data transfer services shall (for the purposes of those Conditions) be treated as a requirement on the Licensee to use its best endeavours, in conjunction and co-operation with all other public electricity suppliers, to fulfil that obligation or to procure the fulfilment of that obligation by a third party, and Conditions 8C to 8F shall apply mutatis mutandis to the provision of data transfer services.

8. Further, in relation to the provision of data transfer services the reference at paragraph 1 of Condition 8F to the Licensee failing to enter into an agreement shall be a reference to the Licensee, in conjunction with all other public electricity suppliers, failing to enter into or failing to procure that a third party enters into an agreement.

9.    In this Condition:

      "Metering Point Administration      means the Licensee or any other public
       Service (MPAS) Operator"           electricity supplier in its capacity
                                          as a provider of metering point
                                          administration services.



Scottish Power                        138                            August 1998

Condition 8C. Requirement to offer terms for the provision of Metering and Data Services

1. On application made by any private electricity supplier, or in the case of sub-paragraphs 1(a) and (b) by any person, the Licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision within its authorised area of such of the following services as may be required:

      (a) the provision of metering equipment whether, at the discretion of the Licensee, by way of sale, hire or loan ("meter provision services");

      (b) the installation, commissioning, testing, repair and maintenance of metering equipment ("meter operation services");

      (c) the retrieval and verification of meter reading data from electricity meters and the delivery of such data to any relevant person for the purpose of data processing ("data retrieval services");

      (d)   the:

            (i) processing, validation and (where necessary) estimation of meter reading data; and

            (ii) creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply,

            and in each case the delivery of such data to any relevant person for the purpose of data aggregation ("data processing services");

      (e) the collation and summation of meter reading data (whether actual or estimated) and of data in respect of the consumption of electricity at premises


Scottish Power                        139                            August 1998
            which receive an unmetered supply, and the delivery of such data to any relevant person for settlement purposes ("data aggregation services"); and

      (f) the access to a system which supports the supply of electricity to Designated Customers with prepayment meters ("prepayment meter services"), such system providing as may be reasonably appropriate for prepayment meters which require tokens, cards or keys for their operation and comprising facilities for:

            (i) (where requested) the purchase by private electricity suppliers and/or encoding with data of tokens, cards or keys;

            (ii) the use by customers of local outlets for the purchase of tokens and the crediting with value of cards or keys;

            (iii) the making of payments to suppliers in respect of sums received by the Licensee on behalf of customers; and

            (iv) where relevant, the transfer of customer data to private electricity suppliers.

2. On application made by any Electricity Supplier the Licensee shall (subject to paragraph 6) offer to provide metering point administration services within the authorised area pursuant to and in accordance with the Master Registration Agreement.

3.    On application made by any person the Licensee shall (subject to paragraph
      6) offer to enter into an agreement for the provision of data transfer services.

4. In making an offer to enter into any agreement specified in paragraphs 1 to 3, the Licensee shall set out:


Scottish Power                        140                            August 1998

      (a) the date by which the services required shall be provided (time being of the essence unless otherwise agreed between parties);

      (b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

            (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of Condition 8E or any revision thereof; and

            (ii) to be set in conformity with the requirements of Condition 8E; and

      (c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. The Licensee shall offer terms for agreements in accordance with paragraphs 1 to 3 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as may reasonably be required for the purpose of formulating the terms of the offer.

6. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement if to do so would be likely to cause the Licensee to be in breach of any of the provisions referred to at sub-paragraph 7(a) of Condition 2B of Part VI.

7. The Licensee shall undertake each of the services referred to in paragraphs 1 to 3 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of this Licence and of the Act in so far as they relate to the provision of those services.


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

8. In the provision of any of the services referred to in paragraphs 1 to 3 (excepting prepayment meter services) the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

9. The services referred to in paragraphs 1 to 3 shall collectively be described as Metering and Data Services.


Scottish Power                        142                            August 1998

Condition 8D. Non-discrimination in the provision of Metering and Data Services

1. In the provision of any of the Metering and Data Services the Licensee shall not discriminate:

      (a)   between any persons or class or classes thereof; or

      (b) as between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second Tier Supply Business) and any persons or class or classes thereof.

2. Without prejudice to paragraph 1, and subject to the provisions of Condition 8E, the Licensee shall not make charges for the provision of any of the Metering and Data Services to any person or class or classes thereof which differ from the charges for such provision:

      (a)   to any other person or class or classes of person; or

      (b) to the Licensee in the provision of such services by the Licensee (as part of its Distribution Business to itself for the purposes of its Supply or Second Tier Supply Business)

      except in so far as such differences reasonably reflect differences in the costs associated with such provision.

3. In relation to the provision of prepayment meter services paragraphs 1 and 2 shall have effect as if after "Distribution Business" were inserted therein "or any other business."


Scottish Power                        143                            August 1998

Condition 8E. Basis of charges for Metering and Data Services: requirements for transparency

1. The Licensee shall as soon as reasonably practicable prepare statements in a form approved by the Director setting out:

      (a) the basis upon which charges for the provision of each of the Metering and Data Services will be made; and

      (b) information relating to the other terms that will apply to the provision of each service,

      in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services and of the other terms, likely to have a material impact on the conduct of his business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2.    The statements referred to in paragraph 1 shall include:

      (a)   a schedule of charges for such services; and

      (b) an explanation of the methods by which and the principles on which such charges will be calculated.

3. The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 and 2 to such extent and subject to such terms and conditions as he may specify in that direction.

4. The Licensee shall not in setting its charges for or in setting the other terms that will apply to the provision of any of the Metering and Data Services restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the


Scottish Power                        144                            August 1998
      provision of meter operation, data retrieval, data processing or data aggregation services.

5. The Licensee may periodically review the information set out in and, with the approval of the Director, alter the form of the statements prepared in accordance with paragraph 1 and shall, at least once in every year that this Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

6. The Licensee shall send a copy of the statements prepared in accordance with paragraph 1, and of each revision of such statements in accordance with paragraph 5, to the Director.

7. The Licensee shall give or send a copy of the statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements in accordance with paragraph 5, to any person who requests a copy of such statement or statements.

8. The Licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Director for the purposes of this Condition based on the Director's estimate of the Licensee's reasonable costs of providing such a statement.


Scottish Power                        145                            August 1998

Condition 8F. Functions of the Director

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 8C, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard in particular to the following considerations:

      (a) that such person should pay in respect of the services required the whole or the appropriate proportion of such sum as is determined in accordance with paragraph 4 of Condition 8E;

      (b) that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at subparagraph 7(a) of Condition 2B of Part VI; and

      (c) that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into pursuant to a request under Condition 8C should be, so far as circumstances allow, in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under Condition 8C wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If any party to such agreement proposes to vary the contractual terms of any agreement for any Metering and Data Services entered into pursuant to Condition 8C or this Condition in any manner provided for under such agreement, the Director may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Scottish Power                        146                            August 1998

4. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under Condition 8C in respect of such parts of that Condition and to such extent as may be specified in the directions.


Scottish Power                        147                            August 1998

Condition 9. Restriction on use of certain information

1. Where the Licensee or any affiliate or related undertaking of the Licensee receives, in the course of the operation of the Distribution Business, information from any person:

      (a)   pursuant to the provisions of the Distribution Code;

      (b)   pursuant to the provisions of the Master Registration Agreement;

      (c) in accordance with any agreement to provide a Metering or Data Service pursuant to Condition 8C (but excluding prepayment meter services); or

      (d)   in accordance with any agreement for Standard Terms of Connection,

      such information shall be treated as confidential information for the purposes of this Condition and, subject to paragraph 7, the provisions of this Condition shall apply to that information, save where the person providing the information notifies (or otherwise agrees with) the Licensee that the information need not be treated as confidential.

2. The Licensee shall not (and shall procure that its affiliates and related undertakings shall not) use confidential information in a manner which may obtain for the Licensee or any affiliate or related undertaking of the Licensee any commercial advantage in the operation of the Supply Business or of the Second Tier Supply Business.

3. The Licensee shall not (and shall procure that its affiliates or related undertakings shall not) authorise access to confidential information to any of its (or its affiliates and related undertakings') employees, agents, consultants or contractors save insofar as such persons require access to the information for the effective operation of the Distribution Business.


Scottish Power                        148                            August 1998

4. The Licensee shall use all reasonable endeavours to ensure that any person with authorised access to confidential information in accordance with paragraph 3 shall use such information only for the purposes for which it was provided.

5. The Licensee shall not (and shall procure that its affiliates and related undertakings shall not) disclose confidential information other than:

      (a) subject to paragraph 6, to any professional or other advisers who require such information for the purpose of providing advice which is necessary for the effective operation of the Distribution Business.

      (b)   to the Director; and

      (c) where the Licensee (or any affiliate or related undertaking of the Licensee) is required or permitted to disclose such information:

            (i) in compliance with its duties under the Act or any other requirement of a Competent Authority;

            (ii) in compliance with the conditions of any licence granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that Licence to comply;

            (iii) in compliance with any other requirement of law;

            (iv) in response to a requirement of any Stock Exchange, the Panel on Take-overs and Mergers or any other regulatory authority; or

            (v) pursuant to the arbitration rules for the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal of competent jurisdiction.


Scottish Power                        149                            August 1998

6. Where confidential information is disclosed in accordance with sub-paragraph 5(a), the Licensee shall ensure that any persons to whom that information is disclosed are aware of its confidential nature, and shall take reasonable steps to ensure that such persons do not disclose that confidential information save in accordance with the provisions of this Condition.

7. The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 to 6 to such extent and subject to such terms and conditions as he may specify in that direction.

8. The Licensee shall no later than 1 January 1998 prepare a statement in a form approved by the Director setting out the practices, procedures and systems the Licensee has adopted (or intends to adopt) to ensure its compliance:

      (a)   with paragraphs 2 to 6 of this Condition; and

      (b) in the provision of services in accordance with Conditions 7A, 8A, 8B and 8C (excluding prepayment meter services), with its obligations not to restrict, distort or prevent competition.

9. The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statement prepared in accordance with paragraph 8 and shall, at least once every year during which this Licence is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

10. The Licensee shall take all reasonable steps to ensure that it complies with the practices and procedures set out in the statement prepared in accordance with paragraph 8 (as from time to time revised).

11. The Licensee shall send a copy of the statement prepared in accordance with paragraph 8, and of each revision of such statement in accordance with paragraph 9, to the Director.


Scottish Power                        150                            August 1998

12. The Licensee shall give or send a copy of the statement prepared in accordance with paragraph 8, or (as the case may be) of the latest revision of such statement in accordance with paragraph 9, to any person who requests a copy of such statement.

13. As soon as is reasonably practicable after the end of each calendar year the Licensee shall produce a report as to its compliance during that year with the practices and procedures set out in the statement prepared in accordance with paragraph 8, and such report shall:

      (a) detail the procedures followed by the Licensee during that year for monitoring its compliance with paragraph 10;

      (b) refer to such other matters as are or may be appropriate in relation to the operation of the practices, procedures and systems adopted by the Licensee during that year;

      (c) outline the content of any representations received by the Licensee in respect of the practices and procedures set out in the statement prepared in accordance with paragraph 8, and detail such steps as were taken by the Licensee in response to those representations; and

      (d) specify any remedial action taken by the Licensee to ensure its conformity with the statement prepared in accordance with paragraph 8.

14. The Licensee shall submit to the Director a copy of the report produced in accordance with paragraph 13, and shall give or send a copy of the report to any person who requests such a copy.

15.   In this Condition:

      "Competent Authority"               means the Secretary of State, the
                                          Director and any local or national
                                          agency, authority,


Scottish Power                        151                            August 1998
                                          department, inspectorate, minister,
                                          ministry, official or public or
                                          statutory person (whether autonomous
                                          or not) of, or of the government of,
                                          the United Kingdom or the European
                                          Community.

      "confidential information"          means all information required to be
                                          treated as confidential under
                                          paragraph 1, but shall exclude all
                                          information that is in or enters into
                                          the public domain otherwise than as a
                                          consequence of unauthorised disclosure
                                          by the Licensee or any affiliate or
                                          related undertaking of the Licensee
                                          (or by any person to whom the same is
                                          disclosed or suffered to be disclosed
                                          by the Licensee or such affiliate or
                                          related undertaking).

      "Electricity Arbitration            means the unincorporated members' club
       Association"                       of that name formed inter alia to
                                          promote the efficient and economic
                                          operation of the procedure for the
                                          resolution of disputes within the
                                          electricity supply industry by means
                                          of arbitration or otherwise in
                                          accordance with its arbitration rules.


Scottish Power                        152                            August 1998

Condition 10. Conditions of supply affecting customers' statutory rights

1.    The Licensee shall not include in or send with any notice given under
      Section 16(3) of the Act, or any form provided to customers for use in giving notice under Section 16(2) of the Act, or any notice sent to customers prior to their entering into a tariff or special agreement, an invitation to agree to anything which, by virtue of the Act, may only be done or (as the case may be) not done:

      (a)   with the agreement of that customer; or

      (b) in any case where that customer withholds his agreement or makes that agreement subject to terms and conditions to which the Licensee objects, with the approval or consent or by order of the Secretary of State unless the form and terms of such invitation have first been submitted to and approved by the Director.

2.    Nothing in paragraph 1 shall prevent the Licensee from:

      (a) inviting or requiring a customer to take a supply of electricity under a special agreement in accordance with Section 22 of the Act;

      (b) including in any such notice any provision or condition which the Licensee is required or permitted to include in such notice by virtue of Section 16(4) of the Act; or

      (c) including in any such notice concerning the provision of a supply to premises:

            (i)   not previously supplied by the Licensee; or

            (ii) where any modification is required to any electric line, electrical plant or electric meter through which such premises are supplied, or where any change is required to the location thereof


Scottish Power                        153                            August 1998
            an invitation to any customer to agree to any provision or condition concerning the installation or location of any or all of an electric line, electrical plant or an electric meter in any such case without having submitted the form and terms of such agreement or notice to the Director.

3. The Licensee shall include in any form provided to a customer for use in giving notice under Section 16(2) of the Act a prominent statement of the right of such customer to apply to the Director for the determination of any dispute arising out of the proposed terms of supply.


Scottish Power                        154                            August 1998

Condition 11. Licensee's apparatus on customers' side of meter

1. This Condition applies where the Licensee, whether on its own behalf or as a provider of meter operation services to another Electricity Supplier, installs a second meter or other apparatus for the purpose of ascertaining or regulating the amount of electricity supplied, the period of supply, or any other quantity or time connected with the supply on the customer's side of the non-half-hourly metering equipment registering the quantity of the supply to that customer.

2. Any second meter or other apparatus installed by the Licensee in the position and for a purpose described in paragraph 1 shall be such that the power consumed by it, when aggregated with the power consumed by any other meter or apparatus installed by the Licensee in the like position and for a like purpose in relation to the customer, does not exceed 10 watts except where otherwise agreed with the customer.


Scottish Power                        155                            August 1998

Condition 12. Code of practice on payment of bills and guidance for dealing with customers in difficulty

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice concerning the payment of electricity bills by its Domestic Customers, including appropriate guidance for the assistance of such customers who, through misfortune or inability to cope with electricity supplied on credit terms, may have difficulty in paying such bills.

2. The code of practice shall include procedures by which the Licensee can distinguish customers in difficulty (the "relevant customers") from others in default and can:

      (a) provide general information as to how relevant customers might reduce their bills in the future by the more efficient use of electricity;

      (b) where such a facility is available, accept in payment for electricity supplied sums which are deducted at source from social security benefits payable to relevant customers;

      (c) detect failures by relevant customers to comply with arrangements entered into for paying by instalments charges for electricity supplied;

      (d) make such arrangements so as to take into account the customers' ability to comply with them;

      (e) ascertain with the assistance of other persons or organisations, the ability of customers to comply with such arrangements;

      (f) provide for customers who have failed to comply with such arrangements, or procure for them the provision of, a prepayment meter (where safe and practicable to do so); and


Scottish Power                        156                            August 1998

      (g) arrange for the calibration of any prepayment meter so provided so as to take into account the customers' ability to pay any of the charges due from them under such arrangements in addition to the other charges lawfully being recovered through the prepayment meter.

3. In formulating the procedures referred to at paragraph 2 the Licensee shall have particular regard:

      (a) to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by relevant customers otherwise than following compliance by the Licensee with such procedures; and

      (b) to the interests of relevant customers who are of pensionable age or disabled or chronically sick and to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by such customers during the winter months of each year, and the procedures shall be designed for the achievement of such purposes.

4.    This Condition is subject to the provisions of Condition 17A.


Scottish Power                        157                            August 1998

Condition 13. Record of and report on performance

1. The Licensee shall keep a record of its general operation of the arrangements mentioned in Conditions 12, 14, 14A, 15, 16 and 17 and if the Director so directs in writing, of its operation of any particular cases specified, or of a description specified, by him.

2. The Licensee shall keep a statistical record of its performance in relation to the provision of electricity supply to its Designated Customers under the terms of contracts or in accordance with tariffs fixed under Section 18 of the Act, including services relating to:

      (a) the amounts of electricity supplied and the recovery of electricity charges for each of the principal payment methods and for each set of the contract or tariff terms offered;

      (b) the disconnection of customers for non-payment of bills and breach of payment arrangements agreed following such non-payment;

      (c)   the holding of security deposits;

      (d) the installation of prepayment meters calibrated to recover customer debts;

      (e) the offering of appointments and the making of visits to customers' premises;

      (f) the response made to enquiries concerning electricity supply matters;

      (g) the nature of guidance as to the efficient use of electricity given and the measures to improve the efficient use of electricity introduced by the Licensee; and

      (h) payments made to customers and to suppliers pursuant to the standards of performance prescribed by the Director in accordance with regulations made


Scottish Power                        158                            August 1998
            under Section 39 of the Act or in accordance with paragraphs 2 and 3 of Condition 15.

3. The Licensee shall, from time to time as required by the Director, provide to the Director and to the Relevant Consumers' Committee such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Director may request in writing.

4. As soon as is reasonably practicable after the end of each calendar year, the Licensee shall submit to the Director and the Relevant Consumers' Committee a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

      (a) publish the report so submitted in such manner as will in the reasonable opinion of the Licensee secure adequate publicity for it; and

      (b)   send a copy of it free of charge to any person requesting one,

      except that, in performing its obligations under sub-paragraphs 4(a) and
      (b), the Licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual Designated Customers referred to therein cannot readily be identified.

5. The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Director for the purposes of this Condition.


Scottish Power                        159                            August 1998

Condition 14. Provision of services for persons who are of pensionable age or disabled or chronically sick

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice detailing the special services the Licensee will make available for Domestic Customers who are of pensionable age or disabled or chronically sick.

2. The code of practice shall include arrangements by which the Licensee will where appropriate, in respect of its customers:

      (a) provide where practicable special controls and adaptors for electrical appliances and meters (including prepayment meters) and reposition meters (and shall set out any charges to be made for the provision of such services);

      (b) provide special means of identifying persons acting on behalf of the Licensee;

      (c)   give advice on the use of electricity;

      (d) send bills in respect of the supply of electricity to a customer to any person who is willing to be sent such bills and is nominated by that customer (without prejudice, however, to the right of the Licensee to send such bills both to the customer and to the nominated person where that appears appropriate to the Licensee);

      (e) make available (free of charge) to blind and partially sighted customers, by telephone or other appropriate means, information concerning the details of any bill relating to the supply of electricity to them and a facility for enquiring or complaining in respect of any such bill or any service provided by the Licensee; and

      (f) make available (free of charge) to deaf and hearing impaired customers, being in possession of appropriate equipment, facilities to assist them in enquiring or


Scottish Power                        160                            August 1998
            complaining about any bill relating to the supply of electricity to them or any service provided by the Licensee.

3. The code of practice shall further include arrangements whereby the Licensee will:

      (a) take reasonable steps to draw the attention of its customers to the existence of a register of customers who may be expected, by virtue of being of pensionable age or disabled or chronically sick, to require:

            (i) information and advice in respect of the matters set out at paragraph 2; or

            (ii)  advance notice of interruptions to the supply of electricity;

      (b) maintain such a register, comprising the relevant details of each customer who requests (or, in the case of a customer supplied by a private electricity supplier, whose supplier requests) his inclusion on it and:

            (i) give to those of its own customers so registered, in respect of the matters set out at paragraph 2; and

            (ii) give to all customers so registered, in respect of interruptions to the supply of electricity,

            such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice.

4.    This Condition is subject to the provisions of Condition 17A.


Scottish Power                        161                            August 1998

Condition 14A. Code of practice on procedures with respect to site access

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice setting out the principles and procedures the Licensee will follow in respect of any person acting on its behalf who requires access to customers' premises.

2. The code of practice shall include procedures calculated to ensure that persons visiting customers' premises on behalf of the Licensee:

      (a)   possess the skills necessary to perform the required duties;

      (b)   are readily identifiable to members of the public;

      (c)   use passwords provided for vulnerable customers;

      (d)   are appropriate persons to visit and enter customers' premises; and

      (e) are able to inform customers, on request, of a contact point for help and advice they may require in relation to the supply of electricity.

3.    This Condition is subject to the provisions of Condition 17A.


Scottish Power                        162                            August 1998

Condition 15. Standards of performance

1. The Licensee shall conduct its Supply and Distribution Businesses in the manner which it reasonably considers to be best calculated to achieve any standards of overall performance or standards of performance in connection with the promotion of the efficient use of electricity by customers, as may be determined by the Director pursuant to Sections 40 and 41 respectively of the Act.

2. The Licensee shall not enter into a use of system agreement with any Electricity Supplier that does not provide for the Licensee to make payments in respect of the performance of the Distribution Business to the Electricity Supplier for the benefit of any customer of that Electricity Supplier equivalent to such sums as would have been paid pursuant to the standards of performance prescribed by the Director in accordance with regulations made under Section 39 of the Act had that customer been a customer of the Licensee in those situations where the Licensee would have been obliged to make such a payment.

3. In making payments in accordance with any standards of performance or in accordance with paragraph 2, the Licensee shall not discriminate:

      (a)   between any persons or class or classes thereof; or

      (b)   as between the Licensee and any persons or class or classes thereof.


Scottish Power                        163                            August 1998

Condition 16. Efficient use of electricity

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice setting out the ways in which the Licensee will make available to customers such guidance on the efficient use of electricity as will, in the opinion of the Licensee, enable them to make informed judgements on measures to improve the efficiency with which they use the electricity supplied to them. Such code of practice shall include, but shall not be limited to:

      (a) the preparation and making available free of charge to any customer who requests it of a statement, in a form approved by the Director, setting out information and advice for the guidance of customers in the efficient use of electricity supplied to them;

      (b) the making of arrangements for maintaining sources from which customers may obtain further information about the efficient use of electricity supplied to them, including the maintenance of a telephone information service; and

      (c) the preparation and making available free of charge to any customer who requests it of a statement or statements of sources (to the extent that the Licensee is aware of the same) outside the Licensee's organisation from which customers may obtain additional information or assistance about measures to improve the efficiency with which they use the electricity supplied to them, such statement or statements to include basic information which is publicly available on financial assistance towards the costs of such measures available from Central or Local Government or through bodies in receipt of financial support from Government in connection with measures to promote the efficiency of energy use.

2. Where the Director (who may have regard to the need for economy, efficiency and effectiveness before giving directions under this paragraph) gives directions to do so, the Licensee shall:


Scottish Power                        164                            August 1998

      (a)   review and prepare a revision of the code of practice;

      (b) take steps to bring to the attention of customers information on the efficient use of electricity supplied to them; and

      (c) send to each customer a copy of any information published by the Director pursuant to Section 48 of the Act in such manner and at such times as will comply with those directions.

3.    This Condition is subject to the provisions of Condition 17A.


Scottish Power                        165                            August 1998

Condition 17. Complaint handling procedure

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice detailing the procedure for handling complaints from customers about the manner in which the Licensee conducts its Supply and Distribution Businesses.

2. Any procedure established in accordance with this Condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3.    This Condition is subject to the provisions of Condition 17A.


Scottish Power                        166                            August 1998

Condition 17A. Preparation, review of and compliance with customer service codes

1. This Condition applies to any code of practice required to be prepared by the Licensee pursuant to Conditions 12, 14, 14A, 16 and 17.

2. In first preparing such a code the Licensee shall, prior to submitting that code to the Director, consult the Relevant Consumers' Committee and shall have regard to any representations made by the committee about such code or the manner in which it is likely to be operated.

3. Where before the expiry of 30 days of the Licensee first submitting such code to the Director for his approval the Director notifies the Licensee that the Director considers the code is not sufficient for the purposes of meeting the requirements of this Licence the Licensee shall forthwith make such changes as the Director may require.

4. The Licensee shall, whenever requested to do so by the Director, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5. In carrying out any such review the Licensee shall consult the Relevant Consumers' Committee and shall have regard to any representations made by it about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6. The Licensee shall submit any revision of such code which, after consulting the Relevant Consumers' Committee in accordance with paragraph 5, it wishes to make, to the Director for his approval and following his approval in writing shall then revise the code.

7.    The Licensee shall:

      (a) as soon as practicable following the preparation of any code or any revision made to it send to the Director and the Relevant Consumers' Committee a


Scottish Power                        167                            August 1998
            copy of such code or such revision (in each case in the form approved by the Director);

      (b) draw the attention of those of its customers to whom such code applies to the existence of the code and of each substantive revision of it and to the means by which they may inspect a copy of such code in its latest form; and

      (c) give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8. No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9. The Licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this Condition applies and approved by the Director or any revision to such code approved by the Director.


Scottish Power                        168                            August 1998

Condition 17B. Information given to Designated Customers

1. The Licensee shall keep each of its Designated Customers (save insofar as he receives an unmetered supply) informed of the amount of electricity which, since he was last informed, its records show as having been consumed by that customer:

      (a)   according to the meter through which he is supplied; or

      (b) where no meter reading is available, according to the estimate of the Licensee.

2.    The Licensee shall keep each of its Designated Customers informed:

      (a) that the Relevant Consumers' Committee or the Director can assist in resolving complaints which the Licensee has not resolved to the customer's satisfaction; and

      (b) of how the appropriate office of the Committee or the Director can be contacted.

3. The Licensee may discharge its duties under paragraphs 1 and 2 by providing the relevant information on or with each bill or statement given to a customer in respect of charges for the supply of electricity, and annually to each customer to whom no such bills or statements are rendered.


Scottish Power                        169                            August 1998

Condition 17C. Publication of information to customers

1. Subject to paragraph 5, the Licensee shall by 31 December 1997 inform each customer of a number or numbers ("the Supply Number(s)") relevant to the registration, under the Master Registration Agreement, of a supplier of electricity to the premises owned or occupied by such customer.

2. The Licensee shall, at the same time as it informs a customer of the relevant Supply Number in accordance with paragraph 1, send to that customer a statement in writing which provides a clear and sufficient explanation of the nature and function of the Supply Number, such statement having received the prior approval of the Director.

3. The Supply Number shall consist of a number of data items, each of which shall be represented by a numerical identifier which shall:

      (a) have the number of digits specified in a direction issued by the Director;

      (b)   be approved by the Director; and

      (c)   be used by the Licensee in common with all Electricity Suppliers.

4. Subject to paragraph 5, the Licensee shall inform each of its customers of the Supply Number relevant to such customer:

      (a) in a form in accordance with the terms of a direction issued by the Director, on each bill or statement given to the customer in relation to the supply of electricity; and

      (b) annually where the customer does not receive such a bill or statement.

5. The Director may issue a direction relieving the Licensee of its obligation under paragraphs 1 and 4 to such extent and subject to such terms and conditions as he may specify in that direction.


Scottish Power                        170                            August 1998

Condition 18. Relations with the Relevant Consumers' Committee

1. The Licensee shall meet with the Relevant Consumers' Committee whenever requested to do so by that committee, up to a maximum of 6 times in every year during the period of the Public Electricity Supply Licence.

2. Without prejudice to paragraph 1, the Licensee shall meet the Relevant Consumers' Committee at least once in every year during the period of the Public Electricity Supply Licence.

3. In at least one meeting with the Relevant Consumers' Committee in every year during the period of the Public Electricity Supply Licence, the Licensee shall be represented by one or more directors of the Licensee.


Scottish Power                        171                            August 1998

Condition 19. Provision of information to the Director and provision of comments to the Director on information and advice

1. The Licensee shall, if so requested by the Director, give reasoned comments on the accuracy and text of any information and advice, so far as relating to the Supply/Distribution Business, which the Director proposes to publish pursuant to Section 48 of the Act.

2.    "[No longer used]".

3. The Licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

4. The Licensee may not be required by the Director to furnish him under this Condition with any information in relation to an enforcement matter which the Licensee could not be compelled to produce or give under Section 28(3) of the Act.

5. The power of the Director to call for information under paragraph 2 is in addition to the power of the Director to call for information under or pursuant to any other Condition.

6. In paragraphs 2 to 5, "information" shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

7.    For the purpose of this Condition:

      "excluded premises"                 means premises within the Licensee's
                                          authorised supply area which were at
                                          the relevant time occupied by any
                                          person holding a licence granted under
                                          Section 6 of the Act (or any
                                          predecessor of such


Scottish Power                        172                            August 1998
                                          persons) for the purpose of carrying
                                          on its licensed activities (or, in the
                                          case of any predecessor, activities
                                          comparable to its licensed
                                          activities).


Scottish Power                        173                            August 1998

Condition 20. Disposal of relevant assets

1. The Licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this Condition.

2. Save as provided in paragraph 3, the Licensee shall give to the Director not less than 2 months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Director may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the Licensee may dispose of or relinquish operational control over any relevant asset:

      (a)   where:

            (i) the Director has issued directions for the purposes of this Condition containing a general consent (whether or not subject to conditions) to:

                  (aa)  transactions of a specified description; and/or

                  (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

            (ii) the disposal or relinquishment of operational control in question is effected pursuant to a transaction of a description specified in the directions or the relevant assets in question is of a description so specified and the disposal or relinquishment of operational control is in accordance with any conditions to which the consent is subject; or


Scottish Power                        174                            August 1998

      (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation or by or under a transfer scheme.

4. Notwithstanding paragraph 1, the Licensee may dispose of or relinquish operational control over any relevant asset specified in any notice given under paragraph 2 in circumstances where:

      (a) the Director confirms in writing that he consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the Licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished of such conditions as the Director may specify); or

      (b) the Director does not inform the Licensee in writing of any objection to such disposal or relinquishment of operational control within the notice period referred to in paragraph 2.

5.    In this Condition:

      "disposal"                          includes any sale, gift, lease,
                                          licence, the grant of any right of
                                          possession, loan, security, mortgage,
                                          charge or the grant of any other
                                          encumbrance or the permitting of any
                                          encumbrance to subsist or any other
                                          disposition to a third party and
                                          "dispose" shall be construed
                                          accordingly.

      "relevant asset"                    means any asset for the time being
                                          forming part of the Licensee's
                                          Distribution System, any control
                                          centre for use in conjunction
                                          therewith and any right, title or
                                          interest in land upon


Scottish Power                        175                            August 1998
                                          which any of the foregoing is situate.


Scottish Power                        176                            August 1998

Condition 21. Compliance with Grid Codes

1. The Licensee shall comply with the provisions of the Grid Code and the Grid Code of each other Transmission Licensee insofar as applicable to the businesses of the Licensee referred to in the definitions of "Supply Business", "Wholesaling Business" and "Distribution Business" in paragraph 3 of Condition 2 of Part II.

2. The Director may (following consultation with the Licensee and such other Transmission Licensees as the Director shall consider appropriate) issue directions relieving the Licensee of its obligations under paragraph 1 in respect of such parts of the Grid Code or the Grid Code of any other Transmission Licensee and, in each case, to such extent as may be specified in those directions.


Scottish Power                        177                            August 1998

Condition 22. Compliance with Trading Code

1. The Licensee shall comply with the provisions of the Trading Code insofar as applicable to the businesses of the Licensee referred to in the definitions of "Supply Business", "Wholesaling Business" and "Distribution Business" in paragraph 3 of Condition 2 of Part II including any requirements thereunder for the Director's approval or consent, for compliance with directions issued by the Director or relating to determinations made by the Director.

2. The Director may (following consultation with such members of the trading system established by the Trading Code as the Director shall consider appropriate) issue directions relieving the Licensee of its obligations under paragraph 1 in respect of such parts of the Trading Code and to such extent as may be specified in those directions.


Scottish Power                        178                            August 1998

Condition 23. Arrangements relating to supplies to premises within the Licensee's authorised supply area by persons other than the Licensee

1. The Licensee shall, as soon as practicable after the Public Electricity Supply Licence has come into force and, in any event, not later than such date as the Director shall specify, establish relevant second tier supply arrangements.

2. The Licensee shall implement and comply with the relevant second tier supply arrangements established in accordance with paragraph 1.

3. The Licensee shall, in consultation with relevant second tier suppliers, periodically review (including upon the request of the Director) the relevant second tier supply arrangements established in accordance with paragraph 1. Following any such review, the Licensee shall send to the
      Director:

      (a)   a report on the outcome of such review;

      (b) any proposed revisions to the relevant second tier supply arrangements established in accordance with paragraph 1 as the Licensee (having regarding to the outcome of such review) reasonably thinks fit for the achievement of the objective referred to in sub-paragraph (a) of paragraph 10; and

      (c) any written representations or objections from relevant second tier suppliers (including any proposals by such suppliers for revisions to the relevant second tier supply arrangements established in accordance with paragraph 1 not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

4. Revisions to the relevant second tier supply arrangements established in accordance with paragraph 1 proposed by the Licensee and sent to the Director pursuant to paragraph 3 shall require to be approved by the Director.


Scottish Power                        179                            August 1998

5. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 3, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the relevant second tier supply arrangements established in accordance with paragraph 1 in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

6. The Licensee shall give or send a copy of the relevant second tier supply arrangements established in accordance with paragraph 1 to the Director.

7. The Licensee shall (subject to paragraph 8) give or send a copy of the relevant second tier supply arrangements established in accordance with paragraph 1 to any person requesting the same.

8. The Licensee may make a charge for any copy given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9. In establishing, implementing and complying with the relevant second tier supply arrangements established in accordance with paragraph 1, the Licensee shall not unduly discriminate against or unduly prefer any one or any group of persons in favour of or as against any one other or any other group of persons.

10.   In this Condition:

      "relevant second tier supply     means arrangements which the Director
      arrangements"                    shall agree to be the most appropriate
                                       for securing the objective of
                                       eliminating barriers to the economic
                                       and efficient supply of electricity by
                                       relevant second tier suppliers to
                                       relevant premises caused by relevant
                                       constraints (and, where the context
                                       admits, it means such


Scottish Power                        180                            August 1998
                                          arrangements as from time to time
                                          revised).

      "relevant second tier supplier"     means a person authorised to supply
                                          electricity to relevant premises by a
                                          licence granted under Section 6(2)(a)
                                          of the Act.

      "relevant premises"                 means premises situated within the
                                          Licensee's authorised supply area.

      "relevant constraints"              means constraints arising from the
                                          costs of implementing technical
                                          arrangements for ensuring that the
                                          amount of electricity which is
                                          delivered by or for a relevant second
                                          tier supplier into a system at any
                                          given time for the purpose of giving a
                                          supply to any relevant premises
                                          matches the level of demand of these
                                          relevant premises at that time.

      "system" means the Transmission System of the Licensee or any other Transmission Licensee or the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any person authorised to supply electricity.


Scottish Power                        181                            August 1998

Condition 24. The Settlement Agreement for Scotland

1. The Licensee shall use its best endeavours, in conjunction and co-operation with the other Scottish Public Electricity Supplier:

      (a) to establish, or to procure the establishment by a third party of, a system (the "settlement system") which shall - to the extent required to facilitate the proper functioning of arrangements established in accordance with Condition 23, or as otherwise agreed by the Licensee and the other Scottish Public Electricity Supplier - fulfil the objects set out at paragraph 2;

      (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance by a third party of, the settlement system;

      (c) to prepare (or procure the preparation of) a form of agreement, to be known as the Settlement Agreement for Scotland, which shall contain terms on which the settlement system will be made available and shall comply with the other requirements of this Condition; and

      (d) to offer (or procure that a third party offers) to make available the settlement system, pursuant to and in accordance with the Settlement Agreement for Scotland, to any person applying for the use of such system who is a private electricity supplier or Portfolio Generator or is otherwise an appropriate user of the system in accordance with the objects set out at paragraph 2.

2.    The objects set out at this paragraph are:

      (a) to enable private electricity suppliers to have their volumetric purchases of electricity from Portfolio Generators and from parties to the Pooling and Settlement Agreement correctly allocated to them;

      (b) to enable private electricity suppliers and Portfolio Generators, other than the Licensee and the other Scottish Public Electricity Supplier, to have their


Scottish Power                        182                            August 1998
            volumetric residual electricity requirements and provisions correctly allocated to them;

      (c) to enable public and private electricity suppliers to have their volumetric supplies of electricity to customers correctly allocated to them;

      (d) to facilitate the calculation of accurate information regarding the aggregate amount of electricity provided to each Scottish Public Electricity Supplier by itself in its capacity as a Portfolio Generator; and

      (e) to provide for such other matters ancillary to those specified in sub-paragraphs (a) to (d) as are or may be appropriate to facilitate competition in electricity supply in Scotland.

3. The Settlement Agreement for Scotland shall provide - to the extent required to facilitate the proper functioning of arrangements established in accordance with Condition 23, or as otherwise agreed by the Licensee and the other Scottish Public Electricity Supplier - for the fulfilment of the objects set out at paragraph 2, and shall also comprise provisions (which shall require to be approved in advance by the Director):

      (a) which relate to the level and method of recovery of charges payable by parties to the Settlement Agreement for Scotland in respect of the establishment, operation and maintenance of the settlement system, such charges to be set so as to reflect the Director's estimate of the reasonable costs of efficiently establishing, operating and maintaining such a system;

      (b) which provide for the variation of the Settlement Agreement for Scotland following consultation with the parties, or representatives of the parties, to that agreement; and

      (c) by virtue of which the whole or (following consultation with representatives of all of the parties to the agreement) specified parts of the Settlement Agreement


Scottish Power                        183                            August 1998
            for Scotland shall not be capable of variation without the prior approval of the Director.

4. The Licensee shall be a party to and shall comply with the provisions of the Settlement Agreement for Scotland.


Scottish Power                        184                            August 1998

Condition 25. Designated Premises

1. For the purposes of this Licence, the question whether any premises are "Designated Premises" shall be determined in accordance with the provisions of this Condition.

2.    Premises are Designated Premises if they are either:

      (a)   Domestic Premises; or

      (b) premises at which, in the reasonable expectation of the Licensee at the time of entering into a contract for the supply of electricity to such premises, the normal annual consumption of electricity will amount to no more than 12,000 kWh, but excluding premises referred to at sub-paragraph (b) which receive an unmetered supply, or which are supplied through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

3. For the purposes of this Condition, a "multi-site contract" is a contract for the supply of electricity both to any premises which do not fall within the terms of sub-paragraphs 2(a) or (b) and to one or more other premises (not being Domestic Premises), all of which premises are owned or occupied by:

      (a) the same person or body of persons whether corporate or unincorporate; or

      (b) an undertaking (the "principal undertaking") and any holding company, subsidiary, or subsidiary of the holding company of that principal undertaking, or any other undertaking in which the principal undertaking has a participating interest.

4. Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were not Designated Premises at the time at which the Licensee entered into a contract for their supply shall, notwithstanding subsequent changes to the nature or level of the


Scottish Power                        185                            August 1998
      consumption of electricity at those premises, not become Designated Premises for the purposes of this Licence prior to the time at which they cease to be supplied by the Licensee.

5. Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were Designated Premises at the time at which the Licensee entered into a contract for their supply shall cease to be Designated Premises for the purposes of this Licence where:

      (a) they have been continuously supplied by the Licensee for a period of at least 12 months and:

            (i)   they are not, or are no longer, Domestic Premises; and

            (ii) it is reasonably to be expected that the normal annual consumption of electricity at the premises will amount to more than 12,000 kWh; or

      (b) (not being, or being no longer, Domestic Premises) the premises commence receipt of an unmetered supply or a supply through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

6.    In this Condition:

      "maximum demand metering            means metering equipment which is
      equipment"                          capable of recording the demand for
                                          electricity supplied to premises
                                          during the half hour of maximum demand
                                          in any period of supply.


Scottish Power                        186                            August 1998

Condition 26. Terms for supply of electricity incompatible with Licence
Conditions

1. Without prejudice to its rights and obligations under the Act, the Licensee shall not enter into, offer to enter into or enter into a variation of any contract for the supply of electricity to a customer at Designated Premises otherwise than on terms which comply with the Licensee's obligations under this Licence.

2. The Licensee shall not enforce or take advantage of any term of a contract for the supply of electricity to a customer at Designated Premises if the inclusion of that term was in breach of the provisions of this Licence.

3. The Licensee shall not take advantage of the omission of any term from a contract for the supply of electricity to a customer at Designated Premises if the omission of that term was in breach of the provisions of this Licence.


Scottish Power                        187                            August 1998

Condition 27. Limitation on requirements for termination fees

1. Where the Licensee enters into any Designated Supply Contract in the circumstances set out at paragraph 2 it may not in such contract provide for the payment of any termination fee by the Designated Customer.

2. Paragraph 1 applies in respect of any Designated Supply Contract entered into prior to the date which is 90 days following the earliest date specified (and not subsequently withdrawn or varied to a later date) in any direction or variation of a direction issued by the Director, pursuant to condition 3 of the licence held by any Second Tier Supplier, in relation to the supply of electricity to all premises within the authorised area.


Scottish Power                        188                            August 1998

Condition 28. Revision of the Contract Terms Conditions

1. The Director, in accordance with the provisions of this Condition, may from time to time review (in whole or in part) the provisions and operation of the Contract Terms Conditions in the licences of all Electricity Suppliers with a view to establishing whether any revision should be made to the Contract Terms Conditions in all such licences.

2.    At the commencement of any review by the Director, the Director shall:

      (a) give to all Relevant Parties a notice in writing which sets out the terms of the review and of any proposals in connection therewith and which invites the submission of any representations by a specified date (being not less than 28 days after the date of the notice); and

      (b) publish such notice or an accurate summary of it in a manner which will, in the opinion of the Director, secure adequate publicity for it.

3. On receiving from the Director notice of such a review the Licensee may submit any representations on matters within the terms of the review by the date specified in the notice.

4. As soon as practicable following the completion of any such review, the Director shall send to each Relevant Party, and to any person who has made representations to him by virtue of the notice published under sub-paragraph 2(b), a copy of:

      (a)   a report on the outcome of such review;

      (b) any revisions which he proposes to make, having regard to any representations received during such review, to the Contract Terms Conditions in the licences of all Electricity Suppliers;


Scottish Power                        189                            August 1998

      (c)   a statement of his reasons for proposing those revisions; and

      (d) a notice specifying the time (being not less than 28 days from the date the Director issues the notice) within which Electricity Suppliers which are entitled to supply electricity to Designated Premises shall state whether or not they consent to the proposed revisions to the Contract Terms Conditions in their licences.

5. A revision proposed to be made by the Director to the Contract Terms Conditions of all Electricity Suppliers may be made only where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent.

6. The figure determined in accordance with this paragraph shall be calculated under the following formula:

                              C   x  100
                            ----
                            C+N

      where:

            C = the number of Designated Premises supplied on contract by consenting Electricity Suppliers; and

            N = the number of Designated Premises supplied on contract by non-consenting Electricity Suppliers as estimated (in each case) by the Director on the basis of the information most recently available to him.

7. The figure determined in accordance with this paragraph shall be calculated under the following formula:


Scottish Power                        190                            August 1998

                              C   x  100
                            ----
                            C+N

      where:

            C =   the number of consenting Electricity Suppliers; and

            N =   the number of non-consenting Electricity Suppliers.

8. In paragraphs 6 and 7 the expressions "consenting" and "non-consenting" refer (as the case may be) to the consent or otherwise of Electricity Suppliers which are entitled to supply electricity to Designated Premises to the proposed revision to the Contract Terms Conditions in their licences.

9. Where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent the Director may amend the Contract Terms Conditions of the Licensee in accordance with the proposed revision.

10. No revision made to the Contract Terms Conditions by virtue of this Condition may introduce an obligation in respect of any matter other than one which:

      (a) is provided for, or is reasonably ancillary to a matter provided for, under the Contract Terms Conditions on the date on which such Conditions come into force;

      (b) concerns the terms of contracts offered or entered into by the Licensee for the supply of electricity to Designated Premises; or

      (c) concerns any dealings with customers by or on behalf of the Licensee prior to and for the purpose of offering or entering into contracts for the supply of electricity to Designated Premises.


Scottish Power                        191                            August 1998

11.   In this Condition:

      "Relevant Parties"                  means the Licensee, all other
                                          Electricity Suppliers, the Electricity
                                          Consumers' Committees and such other
                                          persons or bodies as in the opinion of
                                          the Director are representative of
                                          those likely to be affected by a
                                          revision to the Contract Terms
                                          Conditions.


Scottish Power                        192                            August 1998

                    SECTION B. THE CONTRACT TERMS CONDITIONS

Condition 29. Designated Supply Contracts

1. A Designated Supply Contract is a contract for the supply of electricity to Designated Premises, as varied from time to time, which complies with the provisions of this Condition.

2. Without prejudice to its rights and obligations under the Act, the Licensee shall not supply electricity to Designated Premises on contract except under a Designated Supply Contract.

3.    A Designated Supply Contract shall:

      (a) be in a standard form, save that there may (subject to paragraph 4) be different forms for different areas, cases and circumstances;

      (b) set out all the terms and conditions, including terms as to price, on which the Licensee will supply electricity in the relevant case; and

      (c) contain terms reflecting the termination provisions of Conditions 33 and 34.

4. Where the Secretary of State has specified an area of Scotland by an order made pursuant to section 3(2)(a) of the Act, a Designated Supply Contract for the supply of electricity to premises within that area shall be on terms as to price which are the same as those for an equivalent supply to any other premises within that area.

5. Any Designated Supply Contract for both the supply of electricity and the provision of goods or services shall identify separately the charge for that supply from the charge for the goods or services.

6. Where a Designated Supply Contract may be terminated by a customer by virtue of any provision included in that contract in compliance with Conditions 33 and 34, the


Scottish Power                         193                           August 1998

      Licensee may at its discretion accept a lesser period of notice than is specified in that provision.

7. Nothing in this Licence shall prevent the Licensee from entering into a Designated Supply Contact which contains provisions for its termination that are additional to and do not derogate from those set out at Conditions 33 and 34.


Scottish Power                         194                           August 1998

Condition 30. Contractual terms

1. Where the Licensee offers to supply electricity to Domestic Premises under Designated Supply Contracts, it shall have available forms of Designated Supply Contract which provide for the payment of charges for electricity supplied to Domestic Premises:

      (a)   by prepayment through a prepayment meter;

      (b)   by different methods, including:

            (i) by cash, at such places and to such persons as are reasonable in all the circumstances; and

            (ii)  by cheque, and

      (c)   at a reasonable range of different intervals, including:

            (i)   paying monthly a predetermined sum; and

            (ii)  paying quarterly in arrears.

2. Before entering into any contract to supply electricity to Domestic Premises (other than through a prepayment meter) the Licensee shall inform the customer of and offer to enter into Designated Supply Contracts which comply with sub-paragraphs 1(b) and (c).

3. The Licensee shall process all requests for a supply of electricity to Designated Premises without undue preference or undue discrimination.

4. The Licensee shall send copies of each of the forms of Designated Supply Contract (as revised from time to time) under which it supplies or offers to supply electricity:


Scottish Power                         195                           August 1998

      (a)   on receipt of a request, to any person; and

      (b) not later than the date on which it first offers to supply electricity under each such form of Designated Supply Contract (or revision thereof), to the Director.

5.    The Licensee shall prepare, in respect of each form of Designated Supply
      Contract:

      (a) a document which sets out an accurate summary of the Principal Terms of that form of Designated Supply Contract; and

      (b) particulars of inducements offered to any person entering into such a contract which might reasonably be expected materially to influence the decision whether or not to enter into it.

6. The Licensee shall publish the documents and particulars referred to at paragraph 5 in a manner that will in the opinion of the Licensee secure adequate publicity for them, and shall send copies of them to the Director no later than the date on which they are published.


Scottish Power                         196                           August 1998

Condition 31. Notification of terms

1. Before entering into any Designated Supply Contract the Licensee shall take all reasonable steps to draw the attention of the customer to the Principal Terms of the contract.

2. Where the Licensee has entered into a Designated Supply Contract it shall (except where it has already done so) provide the customer within 2 working days of the date of the contract with a copy of its full terms and conditions.

3. Subject to paragraph 4 the Licensee shall, at least 30 days before any Designated Supply Contract to supply electricity for a specified period is due to expire, send to the customer:

      (a) a written offer to enter into a new contract for supply from the date of expiry of the existing contract, drawing the attention of the customer to the Principal Terms relevant to that offer;

      (b) an accurate summary of the Principal Terms of other contracts which the Licensee will make available to the customer; and

      (c) details of how the customer can obtain continuity of supply from the Licensee.

4.    Paragraph 3 shall not apply where:

      (a) the customer has informed the Licensee that he does not wish to continue to be supplied by it after the expiry of the existing contract; or

      (b) it is not reasonable in all the circumstances for the Licensee to be required to continue to supply that customer and the Licensee has (at least 30 days before the contract was due to expire) both notified the customer to that effect and informed him that he must make arrangements to obtain a supply from another Electricity Supplier.


Scottish Power                         197                           August 1998

5. Where a Designated Supply Contract allows for its unilateral variation (in any respect) by the Licensee and is so varied to the significant disadvantage of the customer, the Licensee shall within 10 days of the variation give to the customer written notice:

      (a)   of the variation;

      (b)   of the customer's right to terminate the contract; and

      (c)   of the effect of paragraph 6.

6. Where a customer gives to the Licensee a valid notice of termination within 14 days of receiving notice under paragraph 5, the Licensee shall treat the variation as ineffective and shall neither enforce nor take advantage of it.

7. Where the Licensee believes that any of its customers no longer occupies or is about to vacate Designated Premises to which it supplies electricity, it shall as soon as reasonably practicable provide any new occupier of those premises with an accurate summary of the Principal Terms of contracts it will make available to him.


Scottish Power                         198                           August 1998

Condition 32. Security deposits

1. The Licensee shall not, in respect of the supply of electricity under any Designated Supply Contract, require a deposit:

      (a) where the customer is prepared to be supplied through a prepayment meter and it is reasonably practicable in all the circumstances (including in particular the risk of loss or damage) for the Licensee to provide such a meter; or

      (b) where it is otherwise unreasonable in all the circumstances to do so.

2. Any deposit required of a Designated Customer may be 1 1/2 times the value of the average quarterly consumption of electricity reasonably expected at the relevant premises, or more if that is reasonable in all the circumstances.

3. Where the Licensee requires a deposit of a Designated Customer it shall at the same time inform that customer of the effect of paragraphs 5 and 7.

4. Where the Licensee holds any deposit it shall pay interest, at a rate it shall fix from time to time with the approval of the Director, on every sum of 50p deposited for every 3 months during which that sum is held.

5. Subject to paragraph 6, any deposit given by a Designated Customer shall be repaid (with interest) by the Licensee:

      (a) within 14 days where, in the previous 12 months, the customer has paid all charges for electricity supplied within 28 days of each written demand made; or

      (b) as soon as reasonably practicable, and in any event within 1 month, where the Licensee has ceased to supply the customer and the customer has paid all charges for electricity supplied.


Scottish Power                         199                           August 1998

6. Sub-paragraph 5(a) shall not apply where it is reasonable in all the circumstances for the Licensee to retain the deposit.

7. Any dispute arising under this Condition between the Licensee and a Designated Customer may be referred by either party to the Director. The Director shall determine any such dispute, following such practice and procedure as he considers appropriate.


Scottish Power                         200                           August 1998

Condition 33. Termination of contracts on notice

1. Each Designated Supply Contract shall contain a term allowing the customer to terminate such contract at any time by:

      (a)   giving to the Licensee a valid notice of termination; and

      (b) subject to paragraph 6, paying to the Licensee on demand a termination fee.

2. A notice of termination is valid where it is given at least 28 days in advance of the date on which it is to take effect and where, not later than that date, the requirements of paragraphs 3 and (unless the Licensee expressly agrees to waive it) 4 are satisfied.

3.    The requirement of this paragraph is that either:

      (a) another Electricity Supplier commences a supply of electricity to the relevant premises; or

      (b) the relevant premises are cut off because the customer at those premises has ceased to require a supply.

4. The requirement of this paragraph is that no charges for electricity supplied to the customer (whether at the relevant premises or at any premises previously occupied by him), having been demanded in writing prior to the notice of termination being given, remain owing to the Licensee more than 28 days after that demand was made.

5. Each Designated Supply Contract shall provide that a notice of termination which is not valid shall not be effective to terminate such contract.

6.    A termination fee shall not be demanded of a customer where:

      (a)   the contract was terminated under any provision of Condition 34;


Scottish Power                         201                           August 1998

      (b) the contract was a contract of indefinite length, and was terminated other than during a fixed term period;

      (c) the Licensee notified the customer, under paragraph 5 of Condition 31, of a unilateral variation of the contract and the customer gave notice of termination in accordance with paragraph 6 of that Condition; or

      (d) the contract was a contact to which paragraph 4 of Condition 34 applied and the Licensee did not, before entering into it, take all reasonable steps to draw the attention of the customer to the effect of the term set out at that paragraph.

7. Where a termination fee is payable, it shall be of an amount not greater than that which the Licensee may in all the circumstances reasonably require.


Scottish Power                         202                           August 1998

Condition 34. Termination of contracts in specified circumstances

1. Each Designated Supply Contract shall provide that the contract will terminate:

      (a) on the date on which the customer ceases to own or occupy the relevant premises, having given the Licensee at least 2 working days' notice of that date; or

      (b) where the customer has ceased to own or occupy the premises without giving the Licensee at least 2 working days' notice, on the first in time of:

            (i) the second working day after he has given notice to the Licensee;

            (ii)  the next day on which the meter is due to be read; and

            (iii) the date on which any subsequent owner or occupier enters into a contract or tariff agreement for the supply of electricity to the premises.

2. Each Designated Supply Contract shall provide that where it is terminated by virtue of a term included in the contract in compliance with paragraph 1, the customer shall remain liable for any charges for the supply of electricity until the date of termination.

3. Each Designated Supply Contract shall provide that it may be terminated immediately by either party at any time after the Director or the Secretary of State has revoked this Licence.

4.    Any Designated Supply Contract which:

      (a) provides for the Licensee to supply electricity for a specified period of more than 12 months; or

      (b)   contains an initial fixed term period,


Scottish Power                         203                           August 1998
      shall provide that it may be terminated immediately by the customer at any time within 5 working days of the date of the contract.

5. Where a Designated Supply Contract is for both the supply of electricity and the provision of goods or services:

      (a) any reference in the Contract Terms Conditions to its termination is a reference to its termination in respect of the supply of electricity alone; and

      (b) on its termination by virtue of any provision of the Contract Terms Conditions, the Licensee may require the customer to give any reasonable security for his future compliance with the contract for the provision of goods or services.


Scottish Power                         204                           August 1998

Condition 35. Assignment of outstanding charges

1.    This Condition shall apply where:

      (a) the Licensee has commenced the supply of electricity to Domestic Premises at which a supply was previously given to its customer by the Previous Supplier;

      (b) the customer has failed to pay, within 28 days of receiving a demand in writing, any charges due from him to the Previous Supplier for the supply of electricity at those premises;

      (c) that failure occurred after either the Previous Supplier was informed of the change of supplier or the Licensee commenced supply to the premises (whichever is the earlier);

      (d) the Previous Supplier has given written notice to the customer that it proposes to assign the debt to the Licensee, which may be entitled to reclaim from him its costs in recovering the debt; and

      (e) the Licensee has received from the Previous Supplier a notice in accordance with paragraph 2.

2.    A notice in accordance with this paragraph is one which:

      (a) is given at least 14 days after the notice referred to at sub-paragraph 1(d) and is received by the Licensee within 90 days of it commencing a supply to the premises;

      (b)   specifies the amount of the debt which remains unpaid;

      (c) states that the Previous Supplier has used all reasonable endeavours to recover the debt, which remains unpaid at least 42 days after being demanded in writing; and


Scottish Power                         205                           August 1998

      (d) states that the Previous Supplier intends to assign to the Licensee the debt, up to a maximum sum of one-third of the value (calculated in accordance with the charges of the Previous Supplier to the customer immediately before it ceased to supply him) of the average annual consumption reasonably expected of the customer.

3. Where this Condition applies the Licensee shall, within 60 days of receiving a notice under paragraph 2 and in consideration of the assignment of the debt, pay to the Previous Supplier the sum specified under sub-paragraph 2(d) (less, where they cannot be reclaimed from the customer, its reasonable costs of recovering that debt).

4. For the purposes of this Condition, a customer shall not be regarded as being in debt to the Previous Supplier to the extent to which that debt is genuinely in dispute.

5.    In this Condition:

      "Previous Supplier"     means, in relation to any premises, the
                              Electricity Supplier which supplied electricity to those premises immediately prior to the commencement of supply by the Licensee.


Scottish Power                         206                           August 1998

Condition 36. Modification of Provisions under Conditions 33 and 35

1. In this Condition, the "relevant provisions" are the provisions of paragraph 4 of Condition 33 and Condition 35 of Part V (or any of them).

2. Where the Director considers (having regard to any representations made to him) that in any specified class of cases the relevant provisions do not fulfil the requirements of paragraph 4, he may direct that they shall cease to have effect in that class of cases.

3. Where a direction under paragraph 2 has been made and the Director considers (having regard to any representations made to him) that in the specified class of cases the relevant provisions would fulfil the requirements of paragraph 4, he may direct that they shall again have effect in those cases.

4. The requirements of this paragraph are that, in the specified class of cases, the operation of the relevant provisions:

      (a) significantly reduces the number of unrecovered debts otherwise to be expected; or

      (b) involves expenditure in debt recovery which is less than the reduction in the value of unrecovered debts which it achieves.

5. Any direction under paragraphs 2 or 3 shall be made by a notice given to the Relevant Parties which shall specify:

      (a)   the relevant provisions to which it applies;

      (b)   the class of cases to which it applies; and

      (c) the date on which it shall have effect (being, in a direction under paragraph 3, at least 3 months after the notice is given).


Scottish Power                         207                           August 1998

6.    In this Condition:

      "Relevant Parties"      means the Licensee, all other Electricity
                              Suppliers, the Electricity Consumers' Committees and such other persons or bodies as in the opinion of the Director are representative of those likely to be affected by a revision to the relevant provisions.


Scottish Power                         208                           August 1998

Condition 37. Marketing of electricity to Designated Customers

1. This Condition applies to the marketing activities of the Licensee in respect of the supply or the proposed supply of electricity to the Designated Premises.

2. This Condition shall cease to have effect on a date (the "termination date") which shall be 31 March 2000, provided that:

      (a) if the Director, after consultation with the Licensee, all other Electricity Suppliers, the electricity consumers' committees and such other persons or bodies as in the opinion of the Director are representative of those likely to be affected, gives notice for the purposes of this Condition generally:

            (i) by publishing the notice in such a manner as the Director considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it; and

            (ii) by sending a copy of the notice to all Electricity Suppliers and electricity consumers' committees,

            that he considers that the development of competition in electricity supply is such as to require the continuation of any part of this Condition until such date - not later than two years from the termination date - as may be specified in the notice (the "new termination date"), then such part of this Condition as may be specified in the notice shall continue to apply as if for the termination date there were substituted the new termination date; and

      (b) notice under sub-paragraph (a) may be given on more than one occasion.


Scottish Power                         209                           August 1998

3.    The Licensee shall:

      (a) set up appropriate procedures for the selection of staff employed or engaged in roles the principal duties of which involve oral communication with Designated Customers for the purposes of the marketing activities of the Licensee;

      (b) take all reasonable steps to ensure that each such person is trained so as to have a sufficient understanding of:

            (i) the arrangements for competition in electricity supply in Scotland; and

            (ii) the Principal Terms of Designated Supply Contracts made available by the Licensee;

            such that any relevant advice given by him to Designated Customers is not misleading;

      (c)   take all reasonable steps to ensure that:

            (i) a Designated Customer may readily identify the Licensee whenever he is contacted by a representative of the Licensee; and

            (ii) any unsolicited contact made on behalf of the Licensee with any Designated Customer takes place at a reasonable time; and

      (d) take all reasonable steps to ensure that any agents or sub-contractors of the Licensee set up equivalent procedures and take equivalent steps to those set out at sub-paragraphs (a), (b) and (c).

4. Where a contract has been entered into by a Designated Customer in the course either of a visit to his premises by a representative of the Licensee or of a telephone conversation between him and a representative of the Licensee, the Licensee shall,


Scottish Power                         210                           August 1998
      through a representative who is not engaged in activities leading to the making of contracts between the Licensee and customers, and not less than 24 hours nor more than 14 days after the date of the contract:

      (a) use its reasonable endeavours to contact the customer by telephone or by letter seeking his confirmation that:

            (i) he understands that he has entered into an electricity supply contract;

            (ii)  he is content to have entered into that contract; and

            (iii) he is content with the way in which the marketing activities of the Licensee were conducted;

      (b) if in the course of such telephone contact, or within a reasonable period of the despatch of such a letter, the customer indicates that he is not content to have entered into the contract and wishes to terminate it, take all reasonable steps to ensure that the contract is terminated and, where reasonably practicable, that the Licensee does not commence a supply to the customer; and

      (c) if the response of the customer, alone or when considered with the responses of other customers, suggests weaknesses in the methods, systems or personnel employed or engaged by the Licensee or its agents or sub-contractors for the purpose of its marketing activities, ensure that all reasonable steps to remedy the matter are taken.

5. Where, by virtue of any Designated Supply Contract, electricity is not to be supplied to premises before the expiry of 60 days after the date of the contract, the Licensee shall take reasonable steps during the period after that date and prior to the commencement of supply to keep the customer informed that he has entered into an electricity supply contract with the Licensee.


Scottish Power                         211                           August 1998

6. The complaint handling procedures to be established by the Licensee in accordance with Condition 17 shall provide in appropriate cases for the payment of compensation to Designated Customers adversely affected by failure by the Licensee to perform its obligations under this Condition.

7. The Licensee shall keep a record of its compliance with its obligations under this Condition including-

      (a) the contacting of customers in pursuance of sub-paragraph 4(a) and the response of customers to such contact;

      (b)   the termination of contracts in pursuance of sub-paragraph 4(b); and

      (c)   compensation paid in pursuance of paragraph 6.

8. Except as the Director may for the purposes of this Condition determine, as soon as reasonably practicable after the end of each period of three months ending on 31 March, 30 June, 30 September and 31 December in every year, the Licensee shall submit to the Director and to all Relevant Electricity Consumers' Committees a report dealing with the matters specified in paragraph 7 in that period and shall:

      (a) publish the report so submitted in such manner as will in the opinion of the Licensee secure adequate publicity for it; and

      (b)   send a copy of it free of charge to any person requesting one,

      except that, in performing its obligations under sub-paragraphs (a) and
      (b), the Licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.


Scottish Power                         212                           August 1998

9. Reports in pursuance of paragraph 8 shall be presented by the Licensee, in so far as is reasonably practicable, in a standard format submitted to and approved by the Director for the purposes of this Condition.

10.   Except as the Director may approve:

      (a) for the purpose of protecting the interests of any Designated Customer who, prior to the date on which this Condition came into force, may have made a payment in advance with a view to arranging a supply of electricity; or

      (b) where any payment in advance is wholly or mainly for services other than arranging the supply of energy,

      the Licensee shall not enter into any commercial relations connected with the supply of electricity to Designated Premises with any person who has sought, after the coming into force of this Condition, payment in advance (other than a security deposit) from any Designated Customer with a view to arranging a supply of electricity, and the Licensee shall not enter into a contract for the supply of electricity to any such customer made through the agency (either for the Licensee or for any customer) of such a person.

11.   In this Condition:

      "marketing activities"  means any activities of the Licensee directed at or incidental to the identification of and communication with Designated Customers supplied or to be supplied with electricity by the Licensee, and includes entering into contracts with such customers.

      "representative"        in relation to the Licensee, means any person
                              directly or indirectly authorised to represent the


Scottish Power                         213                           August 1998

                              Licensee in its dealings with customers.


Scottish Power                         214                           August 1998

         PART VI. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE AND
                      THE PUBLIC ELECTRICITY SUPPLY LICENCE

Condition 1. Scope of application of Part VI

1. Except as stated in paragraphs 2 and 3 both the Transmission Licence and the Public Electricity Supply Licence are subject to the Conditions in
      Part VI (including where such Conditions relate to activities other than those authorised by such licences) but so that each provision in Part VI shall be construed as applying separately to each such Licence and shall not impose any obligation on the Licensee as holder of either Licence to comply with that provision as it applied to the other Licence.

2.    The Transmission Licence only is subject to the following:

      (a)   Sub-paragraph 1(b) of Condition 2;

      (b)   Paragraphs 4 and 11 of Condition 2;

      (c)   Paragraph 4 of Condition 2A;

      (d)   Sub-paragraph 1(b) of Condition 2D; and

      (e)   Conditions 3 and 4.

3.    The Public Electricity Supply Licence only is subject to the following:

      (a)   Sub-paragraphs 1(a), (c) and (d) of Condition 2;

      (b)   Paragraphs 2, 3, 5, 6, 7, 12, 19 and 20 to 22 of Condition 2;

      (c)   Sub-paragraph 13(b) of Condition 2;


Scottish Power                         215                           August 1998

      (d)   Paragraphs 4 and 5 of condition 2B;

      (e)   Sub-paragraph 7(c) of Condition 2B.

      (f)   Condition 2C; and

      (g)   Sub-paragraphs 1 (a)(i) and (ii), 1(f) of Condition 2D.

4. For the purposes of applying the Conditions in Part VI to the Transmission Licence and the Public Electricity Supply Licence respectively references to the Licensee's System mean the Licensee's Transmission System and Distribution System respectively.

5.    The Generation Licence is not subject to the Conditions in Part VI.

6. In this Condition and in Conditions 2A, 2B and 2D the expressions "use of the Licensee's System" and "use of the Licensee's Transmission System" shall be deemed to exclude use of the Scottish interconnection and cognate expressions shall be construed accordingly.

7.    In this Condition:

      "Scottish interconnection"    has the meaning given in sub-paragraph 13(h)
                                    of Condition 3.


Scottish Power                         216                           August 1998

Condition 2. Basis of charges for top-up and standby supplies or sales of electricity, exempt supply services, use of system and connection to system: requirements for transparency

      Preparation of statements on basis of charging

1. The Licensee shall as soon as practicable after the Public Electricity Supply Licence and the Transmission Licence have come into force and, in any event, not later than such date as the Director shall specify prepare:

      (a) a statement approved by the Director setting out the basis upon which charges will be made for the provision of top-up and standby supplies or sales of electricity (as part of the Supply Business or Second Tier Supply Business or Wholesaling Business);

      (b) a statement approved by the Director setting out the basis upon which charges will be made for use of the Licensee's Transmission System and for connection to the Licensee's Transmission System (as part of the Transmission Business);

      (c) a statement approved by the Director setting out the basis upon which charges will be made for the provision of exempt supply services (as part of the Supply Business); and

      (d) a statement approved by the Director setting out the basis upon which charges will be made for use of the Licensee's Distribution System and for connection to the Licensee's Distribution System (as part of the Distribution Business)

      each of such statements to be in such form and to contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would be come liable for the provision of such services, and (without prejudice to the foregoing) including such of the information set out in paragraphs 2, 4, 5, 7 and 9 as is required by such paragraphs to be included in the relevant statement.


Scottish Power                         217                           August 1998

      Top-up and standby

2. The statement referred to in sub-paragraph 1(a) shall set out the methods by which and the principles on which charges for the provision of each of top-up supplies or sales and standby supplies or sales will be made.

3. The basis on which charges for the provision of top-up and standby supplies or sales of electricity shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

      Use of Licensee's Transmission System

4. Except to the extent that the Director shall otherwise specify, the statement referred to in sub-paragraph 1(b) shall in respect of use of system include:

      (a) a schedule of charges for the transmission of electricity under use of system;

      (b) the charge for maintaining voltage and frequency within statutory limits;

      (c) a schedule of adjustment factors to be made in respect of transmission losses, in the form of additional supplies required to cover those transmission losses;

      (d) the methods by which and the principles on which charges (if any) for availability of transmission capacity on the Licensee's Transmission System will be made;

      (e) a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of meters or electrical plant;


Scottish Power                         218                           August 1998

      (f) the methods by which and the principles on which entry and exit charges for connections in operation before the date on which the Transmission Licence comes into force will be calculated; and

      (g) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

      Exempt supply services

5. The statement referred to at sub-paragraph 1(c) shall, in respect of exempt supply services, set out the methods by which and the principles on which charges for the provision of such services will be made.

6. The basis on which charges for the provision of exempt supply services shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

      Use of Licensee's Distribution System

7. Except to the extent that the Director shall otherwise specify, the statement referred to in sub-paragraph 1(d) shall in respect of use of system include:

      (a) a schedule of charges for the distribution of electricity under use of system;

      (b) a schedule of adjustment factors to be made in respect of distribution losses, in the form of additional supplies required to cover those distribution losses;

      (c) the methods by which and the principles on which the charges (if any) for availability of distribution capacity on the Licensee's Distribution System will be made;

      (d) save to the extent that such matters are included in any statement prepared in accordance with Condition 8E of Part V:


Scottish Power                         219                           August 1998

            (i) a schedule of charges in respect of meter reading, accounting and administrative services; and

            (ii) a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of such meters or electrical plant; and

      (e) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

8. Use of system charges for those items referred to in paragraphs 4 and 7 shall be determined on the same basis as is applied by the Licensee when determining the use of system element of tariffs fixed pursuant to Section 18 of the Act and Condition 4 of Part V.

      Connection to system

9. The statements referred to in sub-paragraphs 1(b) and (d) shall in respect of connections to the Licensee's System include (save to the extent that such matters are included in any statement prepared in accordance with Condition 8E of Part V):

      (a) a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant or meters) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the Licensee's System for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

      (b) the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the Licensee's System rendered (in the


Scottish Power                         220                           August 1998

            Licensee's discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

      (c) the methods by which and the principles on which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the Licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

      (d) the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, replacement and repair required of electric lines, electrical plant or meters provided and installed for making a connection to the Licensee's System;

      (e) the methods by which and principles on which any charges will be made for disconnection from the Licensee's System and the removal of electrical plant, electric lines and ancillary meters following disconnection; and

      (f) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

10. Connection charges for those items referred to in paragraph 9 shall be set at a level which will enable the Licensee to recover:

      (a) the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the Licensee's System or the provision and installation, maintenance, replacement and repair or (as the case may be) removal following disconnection of any electric lines, electrical plant, meters, special metering, telemetry, data processing equipment or other items; and

      (b) a reasonable rate of return on the capital represented by such costs.


Scottish Power                         221                           August 1998

      Preparation of statements on system capacity. etc.

11. The Licensee shall as soon as practicable after the Transmission Licence has come into force and, in any event, not later than such date as the Director shall specify prepare a statement approved by the Director showing in respect of each of the 7 succeeding financial years circuit capacity, forecast power flows and loading on each part of its Transmission System and fault levels for each transmission node, together with:

      (a) such further information as shall be reasonably necessary to enable any person seeking use of system to identify and evaluate the opportunities available when connecting to and making use of such system;

      (b) a commentary prepared by the Licensee indicating the Licensee's views as to those parts of the Licensee's Transmission System most suited to new connections and the transmission of further quantities of electricity; and

      (c) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

12. If so requested and subject to paragraphs 13 and 19, the Licensee shall, as soon as practicable and in any event within 28 days (or where the Director so approves such longer period as the Licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 20, give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of its Distribution System specified in the request and fault levels for each distribution node covered by the request and containing:

      (a) such further information as shall be reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the Licensee's Distribution System specified in the request; and


Scottish Power                         222                           August 1998

      (b) if so requested, a commentary prepared by the Licensee indicating its views as to the suitability of the part or parts of the Licensee's Distribution System specified in the request for new connections and the distribution of further quantities of electricity.

13. The Licensee shall include in every statement prepared or (as the case may be) given or sent under paragraphs 11 or 12 the information required by such paragraphs, save that:

      (a) the Licensee may with the prior consent of the Director omit from any such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Director, seriously and prejudicially affect the commercial interests of the Licensee or any third party; and

      (b) the Licensee may omit from any statement given or sent under paragraph 12 any information the disclosure of which would place the Licensee in breach of Condition 9 of Part V.

      Preparation of new statements, circulation and charging

14. In addition to, and without prejudice to, the Licensee's obligations under paragraph 1, the Licensee shall, upon being directed to do so in directions issued by the Director from time to time for the purposes of this Condition and within such period as shall be specified in the directions, prepare a statement or statements approved by the Director providing that charges for the provision of top-up and standby supplies or sales of electricity, for the provision of exempt supply services, for use of the Licensee's Transmission System or Distribution System and/or for connection to the Licensee's Transmission System or Distribution System will be made on such basis as shall be specified in the directions and such statement or statements shall be in such form and contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for the provision of such services and (without prejudice to the foregoing) including such information as shall be specified in the directions. Each statement prepared in accordance with this paragraph


Scottish Power                         223                           August 1998
      shall, with effect from the date on which it is approved by the Director or such later date as the Director shall specify, replace the corresponding statement prepared by the Licensee in accordance with paragraph 1 or, as the case may be, this paragraph (as from time to time revised in accordance with paragraph 15) which is in force at such date and the Licensee shall, with effect from such date make charges in accordance with the statement (as from time to time revised in accordance with paragraph 15) which has replaced such corresponding statement.

15. The Licensee may periodically revise the statements prepared in accordance with paragraphs 1, 11 and 14 and shall, at least once in every year the Transmission Licence and/or (as the case may be) the Public Electricity Supply Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

16. The Licensee shall send a copy of the statements prepared in accordance with paragraphs 1, 11 and 14, and of each revision of such statements in accordance with paragraph 15, to the Director. Each such revision shall require to be approved by the Director and shall not become effective until approved by the Director.

17. The Licensee shall give or send a copy of the statements prepared in accordance with paragraphs 1, 11 and 14 or (as the case may be) of the latest revision of such statements in accordance with paragraph 15 approved by the Director pursuant to such paragraph to any person who requests a copy of such statement or statements.

18. The Licensee may make a charge for any statement given or sent pursuant to paragraph 17 of an amount reflecting the Licensee's reasonable costs of providing such a statement which shall not exceed the maximum amount specified in directions issued by the Director for the purposes of this Condition.

19. The Licensee may within 10 days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 12, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Director


Scottish Power                         224                           August 1998
      may, upon the application of the Licensee or the person requesting such statement, direct.

20. For the purposes of paragraph 12, the date referred to shall be the later of:

      (a)   the date of receipt of the request referred to in paragraph 12; or

      (b) the date on which the Licensee receives agreement from the person making the request to pay the amount estimated or on which an amount is determined by the Director (as the case may be) under paragraph 19.

21. The Licensee shall, not less than 5 months prior to the date on which it proposes to amend its use of system charges in respect of any agreement for use of system, send to the Director a notice setting out the Licensee's proposals in relation to such amendment together with an explanation of the proposed amendment (including a statement of any assumptions on which such proposals are based), and the Licensee shall send a copy of such notice to any person who has entered into an agreement for use of system under Condition 2B.

22. Except with the prior consent of the Director, the Licensee shall not amend its use of system charges in respect of any agreement for use of system save to the extent that it has given prior notice of the amendment in accordance with paragraph 21 and such amendment reflects the proposals made in the notice (subject only to revisions consequent upon material changes in the matters which were expressed, in the statement which accompanied the notice, to be assumptions on which the proposals were based).


Scottish Power                         225                           August 1998

Condition 2A. Non-discrimination in the provision of top-up or standby supplies or sales of electricity, exempt supply services, use of system and connection to system

1. In the provision of top-up or standby supplies or sales of electricity or use of system or in the carrying out of works for the purpose of connection to the Licensee's System or in providing for the retention of a connection to its system the Licensee shall not discriminate:

      (a)   as between any persons or class or classes of person; or

      (b) as between the Licensee (in the provision of use of system and connections by the Licensee as part of the Distribution Business or Transmission Business to itself for the purpose of the Supply Business, Second Tier Supply Business or Wholesaling Business) and any person or any class or classes of persons.

2. In the provision of exempt supply services the Licensee shall not discriminate between any Exempt Suppliers or class or classes thereof.

3. Without prejudice to paragraphs 1 or 2, and subject to paragraph 4, the Licensee shall not make charges for the provision of top-up or standby supplies or sales of electricity, for the provision of exempt supply services, or for use of system to any person or class or classes of persons which differ from the charges for such provision:

      (a) (in the case of top-up or standby supplies or sales of electricity and exempt supply services) to any other person or class or classes of persons; or

      (b)   (in the case of use of system):

            (i)   to any other person or class or classes of persons; or

            (ii) to the Licensee (in the provision of use of system by the Licensee as part of the Distribution Business or Transmission Business to itself for the


Scottish Power                         226                           August 1998
                  purposes of the Supply Business, the Second Tier Supply Business or the Wholesaling Business)

      except insofar as such differences reasonably reflect differences in the costs associated with such provision.

4. Notwithstanding paragraph 3, the Licensee shall not make or levy use of system charges in respect of any item of charge separately identified in the statement referred to at subparagraph 1(b) of Condition 2 on any person whose contract does not provide for him to receive the service to which such item of charge refers.

5. The Licensee shall not in setting its charges for provision of top-up or standby supplies or sales of electricity, for exempt supply services or for use of system restrict, distort or prevent competition in the generation, transmission, distribution or supply of electricity.


Scottish Power                         227                           August 1998

Condition 2B. Requirement to offer terms

      Offer of terms for use of system

1. On application made by any Authorised Electricity Operator, the Licensee shall (subject to paragraph 7) offer to enter into an agreement for use of system:

      (a) to accept into the Licensee's System at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such Authorised Electricity Operator;

      (b) to deliver such quantities of electricity as are referred to in sub-paragraph (a) (less any transmission or distribution losses) to such exit point or points on the Licensee's System and to such person or persons as the Authorised Electricity Operator may specify;

      (c) specifying the use of system charges to be paid by the Authorised Electricity Operator, such charges (unless manifestly inappropriate) to be referable to the statement prepared in accordance with (as appropriate) sub-paragraph 1(b) or (d) (or, as the case may be, paragraph 14) of Condition 2 or any revision thereof and to be in conformity with the requirements of paragraph 8 of that Condition;

      (d) containing (where appropriate) the provisions referred to in paragraph 2 of Condition 15 of Part V;

      (e) including terms requiring and entitling the Authorised Electricity Operator to act (where appropriate) as agent of the Licensee in order to procure an agreement on the Standard Terms of Connection between the Licensee and each customer of the Authorised Electricity Operator at premises which are to be supplied with electricity through an established connection;


Scottish Power                         228                           August 1998

      (f) where the applicant is an Exempt Supplier, requiring such Exempt Supplier either to enter into an agreement with the Licensee for exempt supply services or to enter into an equivalent agreement with another Electricity Supplier; and

      (g) containing such further terms as are or may be appropriate for the purposes of the agreement.

      Offer of terms for connection

2.    On application made by any person the Licensee shall (subject to paragraph
      7) offer to enter into an agreement for the provision of a connection or for the modification of an existing connection to the Licensee's System, and such offer shall make detailed provision regarding:

      (a) the carrying out of works (if any) required to connect the Licensee's System to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purposes;

      (b) the carrying out of works (if any) in connection with the extension or reinforcement of the Licensee's System rendered necessary or appropriate by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purposes;

      (c) (save to the extent that such matters are included in any agreement offered in accordance with Condition 8C of Part V) the installation of appropriate meters (if any) required to enable the Licensee to measure electricity being accepted into the Licensee's System at the specified entry point or points or leaving such system at the specified exit point or points;

      (d) the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision by the Licensee of top-up or standby supplies or sales of electricity;


Scottish Power                         229                           August 1998

      (e) the date by which any works required so as to permit access to the Licensee's System (including for this purpose any works to reinforce or extend the Licensee's System) shall be completed and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to repudiate the agreement;

      (f) the connection charges to be paid to the Licensee, such charges (unless manifestly inappropriate):

            (i) to be presented in such a way as to be referable to the statements prepared in accordance with (as appropriate) sub-paragraph 1(b) or (d) (or, as the case may be, paragraph
                  14) of Condition 2 or any revision thereof; and

            (ii) to be set in conformity with the requirements of paragraph 10 of Condition 2 and (where relevant) of paragraph 3 of this Condition;

      (g) (save to the extent that such matters are included in any agreement offered in accordance with Condition 8C of Part V) the installation of special metering, telemetry or data processing equipment (if any) for the purpose of enabling any person which is party to the Settlement Agreement for Scotland to comply with is obligations in respect to metering thereunder or the performance by the Licensee of any service in relation to such metering thereunder; and

      (h) such further matters as are or may be appropriate for the purposes of the agreement.

3. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works (or in relation to any of the other matters referred to in sub-paragraph 10(a) of Condition
      2) under an agreement for making a connection or modification to an existing connection, the Licensee shall have regard to:


Scottish Power                         230                           August 1998

      (a) the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person as a result of the carrying out of such works (or of such other matters) whether by reason of the reinforcement or extension of the Licensee's System or the provision of additional entry or exit points on such system or otherwise;

      (b) the ability or likely future ability of the Licensee to recoup a proportion of such costs from third parties; and

      (c)   the principles for connections to the Licensee's Distribution
            System:

            (i) no charge will normally be made for reinforcement of the existing Distribution System if the new or increased load requirement does not exceed 25 per cent of the existing effective capacity at the relevant points on the system; and

            (ii) charges will not generally take into account Distribution System reinforcement carried out at more than one voltage level above the voltage of connections.

      Offer of terms for top-up or standby supplies or sales of electricity

4. The Licensee shall (subject to paragraph 7) offer to enter into an agreement with any person who requests the same to provide top-up or standby supplies or sales of electricity, such offer to make provision for the charges to be made in respect of top-up or standby supplies or sales of electricity, which shall:

      (a) be presented in such a way as to be referable to the statement prepared in accordance with sub-paragraph 1(a) (or, as the case may be, paragraph 14) of Condition 2 or any revision of any such statement; and

      (b) be set in conformity with the requirements of paragraph 3 of Condition 2.


Scottish Power                         231                           August 1998

      Offer of terms for exempt supply services

5. On application made by any Exempt Supplier the Licensee shall (subject to paragraph 7) offer to enter into an agreement for exempt supply services within its authorised area and such offer shall make detailed provision regarding:

      (a) the making, maintenance and termination by the Licensee of registrations under and in accordance with the Master Registration Agreement in relation to premises to which the Exempt Supplier supplies or is required to supply electricity;

      (b) the exchange between the Licensee and Exempt Supplier of such information as is required for the performance of the Licensee's obligations in accordance with sub-paragraph (a);

      (c) the appointment by the Exempt Supplier of an appropriate provider of meter operation, data retrieval, data processing and data aggregation services in relation to premises to which it supplies electricity;

      (d) the apportionment and settlement by the Licensee of charges incurred by it by virtue of registrations under the Master Registration Agreement which are made, maintained and terminated in accordance with sub-paragraph (a);

      (e) the payment by the Exempt Supplier of charges for exempt supply services, such charges (unless manifestly inappropriate) to be referable to the statement prepared in accordance with sub-paragraph 1(c) of Condition 2 or any revision thereof and to be in conformity with the requirements of paragraph 6 of Condition 2;

      (f) the reimbursement by the Exempt Supplier (by way of indemnity) of all charges incurred by the Licensee by virtue of registrations made and maintained in accordance with sub-paragraph (a);


Scottish Power                         232                           August 1998

      (g) the provision by the Exempt Supplier to the Licensee of reasonable security or collateral for the performance of its obligations under the agreement;

      (h) the varying of the agreement, including the making of amendments necessary to give effect to any determination made by the Director in respect of the agreement; and

      (i) such further matters as are or may be appropriate for the purposes of the agreement.

      Offer of terms - general

6. The Licensee shall offer terms for agreements in accordance with paragraphs 1, 2, 4 and 5 as soon as practicable and (save where the Director consents to a longer period) in any event not more than the period specified in paragraph 8 after receipt by the Licensee (or its agent) of all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

7. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

      (a)   if to do so would be likely to involve the Licensee being:

            (i)   in breach of its duties under Section 9 of the Act;

            (ii) in breach of the Electricity Supply Regulations 1988 or of any regulations made under Section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the Distribution Business or Transmission Business;

            (iii) in breach of the Conditions to which the Public Electricity
                  Supply Licence or the Transmission Licence is subject; or


Scottish Power                         233                           August 1998

            (iv)  in breach of the Grid Code;

      (b) (in the case of an application for use of, or connection to, the Licensee's Transmission System) if the person making the application does not undertake to be bound, insofar as applicable, by the terms of the Grid Code from time to time in force;

      (c) (in the case of any other application) if to do so would involve the Licensee being in breach of the Distribution Code or if the person making the application does not undertake to be bound, insofar as applicable, by the terms of the Distribution Code or the Grid Code from time to time in force.

8.    For the purpose of paragraph 6, the period specified shall be:

      (a) in the case of persons seeking use of system, exempt supply services or top-up or standby supplies or sales of electricity only, 28 days;

      (b) in the case of persons seeking connection or a modification to an existing connection, 3 months; and

      (c) in the case of person seeking use of system or top-up or standby supplies or sales of electricity in conjunction with connection, 3 months.

9. The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part I and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), 60 and 64(1) of the Act.


Scottish Power                         234                           August 1998

Condition 2C. Requirement to offer Standard Terms of Connection

1. The Licensee shall, within 28 days after this Condition has come into force, prepare and submit to the Director for his approval the standard terms of an agreement (the "Standard Terms of Connection") to provide, as between the Licensee and any customer, for the retention of an established connection at premises which are to be supplied with electricity through such a connection.

2. The Licensee may, subject to the approval of the Director, prepare different Standard Terms of Connection for different cases or classes of customer or premises, clearly identifying the criteria used to distinguish between such cases or classes.

3. The Licensee shall from time or time, and whenever requested to do so by the Director, review the Standard Terms of Connection with a view to determining whether any revision should be made to such terms, and in the course of the review the Licensee shall consult with the Relevant Consumers' Committee, all other public electricity suppliers and all Second Tier Suppliers which supply electricity within the authorised area.

4. At the conclusion of any review in accordance with paragraph 3 the Licensee shall submit to the Director:

      (a) a proposal for the revision of the Standard Terms of Connection (or, where the Licensee considers it appropriate in all the circumstances, a proposal that no revision should be made to the Standard Terms of Connection); and

      (b) the reasons for its proposal, together with a summary of responses received from such parties as were consulted by the Licensee.

5. A proposal made by the Licensee in accordance with paragraph 4 shall require to be approved by the Director and, following such approval in writing, the Licensee shall accordingly revise (or, as the case may be, shall make no revision to) the Standard Terms of Connection.


Scottish Power                         235                           August 1998

6. The Licensee shall, in such manner as will in the opinion of the Licensee secure adequate publicity therefor:

      (a) publish, no later than 31 December 1997, the Standard Terms of Connection approved by the Director in accordance with paragraph 1; and

      (b) publish, within 21 days after receiving the approval of the Director, any revision to the Standard Terms of Connection in accordance with paragraph 5.

7.    The Licensee shall not:

      (a) subject to paragraph 8, enter into a contract with a customer for the supply of electricity to premises which are to be supplied through an established connection without at the same time (in respect of such premises) entering into an agreement with the customer on the Standard Terms of Connection; or

      (b) do anything to prevent the conclusion of an agreement on the Standard Terms of Connection between itself and a customer of any Authorised Electricity Operator which is acting as agent for the Licensee in accordance with an agreement for use of system.

8. The Licensee may at any time agree with any person (by way of variation to the Standard Terms of Connection) terms for the retention of a particular established connection which differ from the Standard Terms of Connection where such different terms are appropriate in all the circumstances.


Scottish Power                         236                           August 1998

Condition 2D. Functions of the Director

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 2B or 2C, the Director may, on the application of that person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard in particular to the following considerations:

      (a)   that such person should pay to the Licensee:

            (i) in the case of the provision of top-up or standby supplies or sales of electricity, such sum as is determined in accordance with paragraph 3 of Condition 2;

            (ii) in the case of exempt supply services, such sum as is determined in accordance with paragraph 6 of Condition 2;

            (iii) in the case of provision of use of system, the use of system charges determined in accordance with paragraph 8 of Condition 2; and

            (iv) in the case of provision of a connection, or a modification to an existing connection, to the system the whole or an appropriate proportion (as determined in accordance with paragraph 3 of Condition 2B) of the costs referred to in sub-paragraph 10(a) of Condition 2, together with a reasonable rate of return on the capital represented by such costs;

      (b) that no such person should pay any charges such as are referred to in subparagraph 9(b) of Condition 2 in respect of any connection to the Licensee's Transmission System or any modification to an existing connection made prior to such date as shall be specified in a direction issued by the Director for the purposes of this Condition and that no such charges should be paid in respect of


Scottish Power                         237                           August 1998
            any such connection or modification made after such date unless the Director is satisfied that the extension or reinforcement in respect of which the charges are to be paid was rendered necessary or appropriate by virtue of providing connection to or use of system to the person or making such a modification;

      (c) that the performance by the Licensee of its obligations under the agreement should not involve the Licensee in a breach such as is referred to in subparagraph 7(a) of Condition 2B;

      (d) that any methods by which the Licensee's System is connected to any other system for the transmission or distribution of electricity accord (insofar as applicable to the Licensee) with the Grid Code and with the Distribution Code;

      (e) that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into by the Licensee pursuant to an application under Condition 2B or 2C should be, so far as circumstances allow, in as similar a form as is practicable; and

      (f) in the case of exempt supply services, that the agreement for the provision of exempt supply services should make provision for all the matters set out at paragraph 5 of Condition 2B.

2. In so far as any person entitled or claiming to be entitled to an offer under Condition 2B or 2C wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for exempt supply services, for the provision of a connection or for the modification of an existing connection to the Licensee's System, for the retention of an established connection to such system or for use of system entered into pursuant to Condition 2B or 2C or under this Condition in any manner provided for under such agreement, the


Scottish Power                         238                           August 1998

      Director may, at the request that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Scottish Power                         239                           August 1998

Condition 3. Basis of charges for use of the Scottish interconnection

1. Unless (and except for so long as) the Director approves otherwise, charges for use of the Scottish interconnection shall be set at a level which will enable the Licensee to recover no more than a reasonable rate of return on the relevant proportion of the capital represented by the Scottish interconnection.

2. The Licensee shall as soon as practicable after the Transmission Licence has come into force, and, in any event, not later than such date as the Director shall specify, prepare a statement approved by the Director setting out the basis upon which charges for use of the Scottish interconnection will be made, such statement to be in such form and to contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for use of the Scottish interconnection, and (without prejudice to the foregoing) including the information required to be included therein pursuant to paragraph 3.

3. Except to the extent that the Director shall otherwise specify, the statement referred to in paragraph 2 shall include:

      (a) a schedule of charges for transport of electricity under use of the Scottish interconnection;

      (b) the charge for maintaining voltage and frequency within statutory limits;

      (c) a schedule of the adjustment factors to be made in respect of transmission losses, in the form of additional supplies required to cover those transmission losses;

      (d) the methods by which and the principles on which charges (if any) will be made for availability of capacity on the Scottish interconnection; and

      (e) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.


Scottish Power                         240                           August 1998

4. In addition to, and without prejudice to, the Licensee's obligations under paragraph 2, the Licensee shall, upon being directed to do so in directions issued by the Director from time to time for the purposes of this Condition and within such period as shall be specified in the directions, prepare a statement approved by the Director providing that charges for use of the Scottish interconnection will be made on such basis as shall be specified in the directions and such statement shall be in such form and contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for use of the Scottish interconnection and (without prejudice to the foregoing) including such information as shall be specified in the directions. Each statement prepared in accordance with this paragraph shall, with effect from the date on which it is approved by the Director or such later date as the Director shall specify, replace the corresponding statement prepared by the Licensee in accordance with paragraph 2 or, as the case may be, this paragraph (as from time to time revised in accordance with paragraph 5) which is in force at such date and the Licensee shall, with effect from such date, make charges for use of the Scottish interconnection in accordance with the statement (as from time to time revised in accordance with paragraph 5) which has replaced such corresponding statement.

5. The Licensee may periodically revise the statement prepared in accordance with paragraph 2 or, in the event that the Licensee shall have prepared a statement in accordance with paragraph 4, that statement or the latest of such statements and shall, at least once in every year the Transmission Licence is in force, revise such statement in order that the information set out therein shall continue to be accurate in all material respects. Each such revision shall require to be approved by the Director and shall not become effective until approved by the Director.

6. The Licensee shall as soon as practicable after the Transmission Licence has come into force and, in any event, not later than such date as the Director shall specify prepare a statement approved by the Director showing:

      (a) the amount of the capacity of the Scottish interconnection which the Licensee anticipates will be available for the transfer of electricity from Scotland to England and England to Scotland during each remaining week of the year ending


Scottish Power                         241                           August 1998
            on 31 March 1991 as notified by the Licensee to SHE pursuant to the Interconnector Agreement;

      (b) the amount of that capacity in relation to which SHE has a right to require the Licensee to receive and deliver electricity as referred to in sub-paragraph (b) of paragraph 13;

      (c) the Licensee's forecast of the amount of the remainder of the capacity of the Scottish interconnection which will be used for the transfer of electricity from Scotland to England and from England to Scotland during each week referred to in sub-paragraph (a) above; and

      (d) such other matters (if any) as the Director shall specify prior to his approval of the statement.

7. The Licensee shall, as soon as practicable (and, in any event, within such period as the Director shall specify) after giving a notification such as is referred to in sub-paragraph (a) of paragraph 6 to SHE in respect of the year ending on 31 March 1992 and each subsequent year, prepare a statement approved by the Director showing the matters referred to in sub-paragraphs (a) to (d) of paragraph 6 in respect of that year.

8. The Licensee shall send a copy of the statement prepared in accordance with paragraph 2 and any statement prepared in accordance with paragraph 4, and of each revision of such statements in accordance with paragraph 5, and of each statement prepared in accordance with paragraphs 6 and 7 and with paragraphs 3(a) and 8 of Condition 3B, to the Director.

9. The Licensee shall give or send a copy of the statement prepared in accordance with paragraph 2, any statement prepared in accordance with paragraph 4 or (as the case may be) of the latest revision of the relevant statement in accordance with paragraph 5 approved by the Director pursuant to such paragraph and of each statement prepared in accordance with paragraphs 6 and 7 to any person who requests a copy of such statement.


Scottish Power                         242                           August 1998

10. The Licensee shall also give or send a copy of each statement prepared in accordance with paragraphs 3(a) and 8 of Condition 3B to any person who requests a copy of such statement.

11. The Licensee may make a charge for any statement given or sent pursuant to paragraph 9 of an amount reflecting the Licensee's reasonable costs of providing such a statement which shall not exceed the maximum amount specified in directions issued by the Director for the purposes of this Condition.

12. The Licensee may within 10 days after receipt of the relevant request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 10, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Director may, upon the application of the Licensee or the person requesting such statement, direct.

13.   For the purposes of this Condition and Conditions 3A to 3C and 4:

      "Interconnector Agreement"      means at any time the agreement relating
                                      to the matter referred to in sub-paragraph
                                      (a)(iv) of paragraph 5 of Condition 7 of
                                      Part II in force at that time which has
                                      been entered into and submitted to the
                                      Director pursuant to that Condition as the same may be amended from time to time with the approval of the Director given pursuant to such Condition.

      "use of the Scottish            shall exclude:
      interconnection"
                                      the rights conferred upon SHE under the
                                      Interconnector Agreement to require the


Scottish Power                         243                           August 1998

                                      Licensee:

                                      (a)   to receive electricity from SHE at
                                            the Combined Delivery Point (and
                                            from certain generating stations
                                            referred to in the Interconnector
                                            Agreement) and deliver such
                                            electricity (less losses as referred
                                            to in the Interconnector Agreement)
                                            to the Transmission Company at the
                                            Southern Delivery Point; and/or

                                      (b)   to receive electricity from the
                                            Transmission Company at the Southern
                                            Delivery Point and deliver such
                                            electricity (less losses as referred
                                            to in the Interconnector Agreement)
                                            to SHE at the Combined Delivery
                                            Point; and

                                      the rights conferred upon British Nuclear
                                      Fuels plc under the existing agreement
                                      referred to in sub-paragraph (a)(iv) of
                                      paragraph 5 of Condition 7 of Part II

      "relevant proportion of the     means at any time, a proportion of such
      capital represented by the      capital equal to the percentage of the
      Scottish interconnection"       Reserved Share (as defined in the
                                      Interconnector Agreement) of the Licensee at that time.

      "Combined Delivery Point"       means the points at the boundary between
                                      the Licensee's authorised transmission
                                      area and SHE's authorised transmission
                                      area defined as such in the Interconnector
                                      Agreement.


Scottish Power                         244                           August 1998

      "Southern Delivery Point"       means the points at the boundary between
                                      the Licensee's authorised transmission
                                      area and the Transmission Company's
                                      authorised transmission area defined as
                                      such in the Interconnector Agreement.

      "Upgrade"                       means any alteration, modification or
                                      addition to the Interconnected Scottish
                                      Power System (as defined in the
                                      Interconnector Agreement) which is
                                      primarily designed to effect a permanent increase in one or more Particular
                                      Interconnection Capacities.

      "interconnection"               means:

                                      the 275 kV transmission circuits between and including the associated switchgear at Harker sub-station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire;

                                      the 275 kV transmission circuit between
                                      and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and

                                      the 400 kV transmission circuit between
                                      and including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear all as existing at the date on which the


Scottish Power                         245                           August 1998

                                      Transmission Licence comes into force and as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more Particular Interconnection Capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

                                      the 132 kV transmission circuit between
                                      and including (and directly connecting)
                                      the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria; and

                                      the 132 kV transmission circuit between
                                      and including (and connecting, via
                                      Junction V) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria all as existing at the date on which the Transmission Licence comes into force and as from time to time maintained, repaired or renewed.

      "Scottish interconnection"      means such part of the interconnection as
                                      is situated in Scotland.

      "Particular Interconnection     means the capacity of the interconnection
                                      for transferring electricity from Scotland to England


Scottish Power                         246                           August 1998

      Capacity"                       or vice versa in respect of any particular
                                      system conditions.

      "co-operator"                   means any person other than the Licensee
                                      who owns assets which are used in
                                      conjunction with the interconnection or
                                      who is able to exercise jointly with the Licensee control over the use made of the interconnection.


Scottish Power                         247                           August 1998

Condition 3A. Non-discrimination in the provision of use of the Scottish interconnection

1. In the provision of use of the Scottish interconnection the Licensee shall not discriminate:

      (a)   between any person or class or classes or persons; or

      (b) between the Licensee (in the provision of use of the Scottish interconnection by the Licensee as part of the Transmission Business to itself for the purpose of the Supply Business, Second Tier Supply Business or Wholesaling Business) and any person or class or classes of persons.

2. Without prejudice to paragraph 1, and subject to paragraph 3, the Licensee shall not make charges for the provision of use of the Scottish interconnection to any person or class or classes of persons which differ from the charges for such provision:

      (a)   to any other person or class or classes of persons; or

      (b) to the Licensee (in the provision of use of the Scottish interconnection by the Licensee to itself for the purposes of the Supply Business, Second Tier Supply Business or Wholesaling Business);

      except insofar as such differences reasonably reflect differences in the costs associated with such provision.

3. Notwithstanding paragraphs 1 and 2, the Licensee shall not make charges for use of the Scottish interconnection in respect of any item of charge separately identified in any statement such as is referred to at paragraphs 2 and 4 of Condition 3 on any person whose contract does not provide for it to receive the service to which such item of charge refers.


Scottish Power                         248                           August 1998

4. The Licensee shall not in setting its charges for use of the Scottish interconnection restrict, distort or prevent competition in the transmission, supply, distribution or generation of electricity.

5.    The Licensee shall:

      (a) comply with and perform its obligations under the Interconnector Agreement;

      (b) exercise its rights and perform its obligations under the Interconnector Agreement in a manner which is designed to facilitate the carrying out of Upgrades proposed by SHE pursuant to the Interconnector Agreement (but, for the avoidance of doubt, so that the Licensee shall have no obligation to participate in any Upgrade proposed by SHE);

      (c) not exercise or perform such rights or obligations in a manner which is designed to have the effect of inhibiting or preventing competition in the supply of electricity from Scotland to England or from England to Scotland; and

      (d) not exercise or perform its rights or obligations under any related document in a manner which is designed to have the effect referred to in sub-paragraph (c) above.

6. The Licensee shall not be in breach of this Condition or Conditions 3, 3B or 3C by reason only of a failure to do or not do any thing which it is prevented from doing or not doing by reason of a failure by SHE to comply with and perform its obligations under the Interconnector Agreement or by a party to a related document or a person who is obliged to comply with a related document to comply with and perform its obligations under the related document in question.

7. The Licensee shall keep and maintain such records concerning the provision of use of the Scottish interconnection as are, in the opinion of the Director, sufficient to enable the Director to assess whether the Licensee is performing its obligations under paragraph 1


Scottish Power                         249                           August 1998
      and the Licensee shall furnish to the Director such records (or such of these as the Director may require), in such manner and at such times as the Director may require.

8.    In this Condition:

      "related document"              means any agreement, code, rules, or
                                      arrangement relating to the use of the E&W interconnection for the time being in force and to which the Licensee is a party or with which the Licensee is obliged to comply.

      "E&W interconnection"           means such part of the interconnection as
                                      is not situated in Scotland.


Scottish Power                         250                           August 1998

Condition 3B. Requirement to offer terms

1. On application made by any person, the Licensee shall (except in a case where paragraph 2 applies and subject to paragraph 7) offer to enter into an agreement for use of the Scottish interconnection to transport across the Scottish interconnection in such quantities and for such periods as may be specified in the application, electricity to be provided by or on behalf of such person:

      (a) specifying the charges for use of the Scottish interconnection to be paid by the person seeking use of the Scottish interconnection, such charges to be referable to the statement referred to at paragraph 2 or (as the case may be) paragraph 4 of Condition 3 or any revision thereof; and

      (b) containing such further terms as are or may be appropriate for the purposes of the agreement.

2. This paragraph applies in any case where, on the application of the Licensee or any person entitled or claiming to be entitled to an offer pursuant to an application under paragraph 1, the Director shall determine that (having regard to the part of the capacity of the Scottish interconnection already contracted to persons other than the Licensee and affiliates and related undertakings of the Licensee and the part thereof approved by the Director as being reserved to the Licensee and affiliates and related undertakings of the Licensee for the purpose of the Supply Business, Second Tier Supply Business and Wholesaling Business) the capacity of the Scottish interconnection is insufficient to accommodate the requirements of the person who has made application for an offer pursuant to paragraph 1.

3.    In a case where paragraph 2 applies:

      (a) the Licensee shall (subject to paragraph 12 of Condition 3), if requested by the person who has made application for an offer pursuant to paragraph 1 and within such period as the Director shall specify in his determination under paragraph 2, prepare a statement approved by the Director setting out the basis upon which


Scottish Power                         251                           August 1998
            charges will be made for the costs which the Licensee would incur if an Upgrade were to be carried out in accordance with the Interconnector Agreement to accommodate the requirements of the person who has made the application for an offer pursuant to paragraph 1, such statement to be in such form and to contain such detail as shall be necessary to enable such person to make a reasonable estimate of the charges to which he would become liable in respect of the Upgrade; and

      (b) following the preparation of a statement under sub-paragraph (a) above, the Licensee shall, on the application of the person who has made the application for an offer pursuant to paragraph 1, offer to enter into:

            (i) an agreement pursuant to which the Licensee undertakes to exercise its rights under the Interconnector Agreement to require the carrying out of an Upgrade; and

            (ii) an agreement such as is referred to in paragraph 1, but so that the Licensee shall not be bound to make use of the Scottish interconnection available pursuant to such agreement until the time of completion of the Upgrade.

4. Charges in respect of Upgrades carried out pursuant to an agreement such as is referred to in sub-paragraph (b)(i) of paragraph 3 will be set at a level which will enable the Licensee to recover:

      (a) the appropriate proportion of the costs directly incurred by the Licensee in connection with Upgrades; and

      (b) a reasonable rate of return on the capital represented by such costs.

5. For the purpose of determining an appropriate proportion of the costs directly incurred in connection with an Upgrade, the Licensee shall have regard to:


Scottish Power                         252                           August 1998

      (a) the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person from the increase in the capacity of the Scottish interconnection resulting from the Upgrade; and

      (b) the ability or likely future ability of the Licensee to recoup a proportion of such costs from third parties.

6. The Licensee shall offer terms for agreements in accordance with paragraph 1 and paragraph 3(b) as soon as practicable and (save where the Director consents to a longer period) in any event not more than the period specified in paragraph 9 after receipt by the Licensee of an application containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

7. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

      (a)   if to do so would involve the Licensee:

            (i)   in breach of its duties under Section 9 of the Act; or

            (ii) in breach of the Electricity Supply Regulations 1988 or of any regulations made under Section 29 of the Act or of any other enactment relating to safety or standards applicable to the interconnection; or

            (iii) in breach of the Conditions to which the Transmission Licence is subject; or

      (b) if the person making the application does not undertake to be bound by the terms of any code of general application or agreement between the Licensee and any co-operator of the interconnection governing the operation of and maintenance of the interconnection approved for the time being by the Director; or


Scottish Power                         253                           August 1998

      (c) if (in the case of an application for an agreement for use of the Scottish interconnection to transport electricity from the Southern Delivery Point) the electricity to be so transported is to be transported from the northern end of the Scottish interconnection to the Combined Delivery Point under an agreement for use of the Licensee's Transmission System or Distribution System; or

      (d) if (in the case of an application for an agreement for use of the Scottish interconnection to transport electricity to the Southern Delivery Point) the electricity to be so transported is to be transported from the Combined Delivery Point to the northern end of the Scottish interconnection under an agreement for use of the Licensee's Transmission System or Distribution System.

8. If so requested by any person, the Licensee shall (subject to paragraph 12 of Condition 3), as soon as practicable and in any event not later than the expiry of such period as the Director, on the application of the person making the request, shall determine for this purpose, give or send to such person a statement approved by the Director setting out the basis upon which charges will be made for the costs which the Licensee would incur if an Upgrade were to be carried out in accordance with the Interconnector Agreement to accommodate the requirements of such person as specified in the request, such statement to be in such form and to contain such detail as shall be necessary to enable such person to make a reasonable estimate of the charges to which it would become liable in respect of the Upgrade.

9. For the purpose of paragraph 1, the period specified shall be 28 days. For the purpose of paragraph 3(b), the period specified shall be 3 months.

10. The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), 60 and 64(1) of the Act.


Scottish Power                         254                           August 1998

Condition 3C. Functions of the Director

1. If, after a period which appears to the Director to be reasonable for the purpose the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 3B the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard in particular to the following considerations:

      (a) that such person should pay to the Licensee charges determined in accordance with Conditions 3, 3A and 3B; and

      (b) that the performance by the Licensee of its obligations under the agreement should not involve it in such a breach as is referred to in paragraph 7 of Condition 3B;

      (c) that the obligations of the Licensee under the agreement should not be in conflict with the provisions of the Interconnector Agreement or any relevant document for the time being approved by the Director; and

      (d) that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into by the Licensee pursuant to a request under Condition 3B should be, so far as circumstances allow, in as similar a form as is practicable.

2. If the person wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If the Licensee proposes to vary the contractual terms of any agreement entered into pursuant to Condition 3B or this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.


Scottish Power                         255                           August 1998

Condition 4. Requests for Transit

1.    In this Condition:

      "entity"                        means any of the entities referred to in
                                      Article 3.1 of the Directive of the
                                      Council of the European Communities, dated
                                      29th October 1990, (No.90/547/EEC) on the transit of electricity through transmission grids ("the Directive");

      "grid" means any high-voltage electricity transmission grid for the time being listed in the Annex to the Directive;

      "Member State"                  means a Member State of the European
                                      Communities;

      "transit"                       means a transaction for the transport of
                                      electricity between grids where:

                                      (a)   the grid of origin or final
                                            destination is situated in a Member
                                            State; and

                                      (b)   the transport involves:

                                            (i)   the crossing of at least one
                                                  frontier between Member
                                                  States; and

                                            (ii)  the use of the Licensee's
                                                  Transmission System and at
                                                  least two other grids.


Scottish Power                         256                           August 1998

2. The Licensee shall, after receiving in connection with transit for a minimum duration of one year an application by an entity for an agreement for:

      (a)   use of system;

      (b) connection to the Licensee's Transmission System or modification to an existing connection; or

      (c)   use of the Licensee's share of Scottish interconnection,

      notify the Secretary of State, the Director and the Commission of the European Communities without delay of the matters set out in paragraph 3 below.

3.    The matters of which notification must be given are:

      (a)   the application;

      (b) if an agreement has not been concluded within 12 months of the date of receipt of the application, the reasons for the failure to conclude it;

      (c) the conclusion of the agreement, whether it is concluded before or after the expiry of the period mentioned in sub-paragraph (b) above.

4. If, in relation to an application for transit by an entity, the Director has been requested to exercise his powers under Condition 2D and 3C, the Director may delay the exercise of his said powers until the terms have been considered by the body set up under Article 3.4 of the Directive and the Director may give such weight to the opinion (if any) of that body as he thinks fit in exercising his said powers.


Scottish Power                         257                           August 1998

SCHEDULE 1

Authorised transmission area

1. Scotland (except the area specified in the Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the Cruachan Transmission Line, and the Dalmally Switching Station.

2.    In this Schedule:

      "the Cruachan Transmission      means the double circuit 275 kV
      Line"                           transmission line extending from the
                                      Cruachan Station Works, to the Dalmally
                                      Switching Station and thereafter to the
                                      Windyhill Substation together with all
                                      lattice towers, conductors, insulators,
                                      associated cables and connections, and all other items of plant or equipment making up or supporting said transmission line, with the benefit, subject to the applicable conditions therein, of all wayleaves and/or servitude rights relating thereto.

3. Expressions used in the definition of the Cruachan Transmission Line which are defined in a transfer scheme shall have the same meaning in this Schedule as in such transfer scheme.

4. If any part of the authorised transmission area is designated in a subsequent licence granted under Section 6(1)(b) of the Act, such part shall be excluded from the authorised transmission area.


Scottish Power                         258                           August 1998

SCHEDULE 2

Authorised supply area

1. Scotland (except the area specified in The Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the areas in the north of England supplied prior to 30 March 1990 by the South of Scotland Electricity Board and shown on the twelve boundary maps signed by representatives of South of Scotland Electricity Board, North Eastern Electricity Board and the North Western Electricity Board, and deposited with the Secretary of State for Scotland on 28 March 1990.

2.    In this Schedule "the twelve boundary maps" mean:

      O.S. 1:50 000 Second Series, Sheet 80
      O.S. 1:50 000 First Series, Sheets 74 + 75
      O.S. NY 36 NW
      O.S. NY 37 SW
      O.S. NY 37 SE
      O.S. NY 37 NE
      O.S. NY 47 SW
      O.S. NY 47 NW
      O.S. NY 48 SE
      O.S. NY 58 SW
      O.S. NY 58 NW
      O.S. NY 58 NE

3. If any part of the authorised supply area is designated under a subsequent licence granted under Section 6(l)(c) of the Act, such part shall be excluded from the authorised supply area.


Scottish Power                         259                           August 1998

SCHEDULE 3

Revocation

1. The Secretary of State may at any time revoke any of the licences granted by this Licence Document by not less than 30 days' notice in writing to the Licensee:

      (a) if the Licensee agrees in writing with the Secretary of State that such licence should be revoked;

      (b) if any amount payable under Condition 9 of Part II in relation to such licence is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Secretary of State has given the Licensee notice that the payment is overdue provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

      (c) if the Licensee fails to comply with a final order (within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that Section which has been confirmed under that Section and which (in either case) has been made in respect of a contravention or apprehended contravention of a Condition to which such licence is subject or of any relevant requirement (within the meaning of that Section) imposed on the Licensee in its capacity as holder of such licence and (in either case) such failure is not rectified to the satisfaction of the Secretary of State within 3 months after the Secretary of State has given notice of such failure to the Licensee. Provided that no such notice shall be given by the Secretary of State before the expiration of the period within which an application under Section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;


Scottish Power                         260                           August 1998

      (d) if the Licensee fails to comply with any order made by the Secretary of State under Section 56, 73, 74 or 89 of the Fair Trading Act 1973 or under Section 10(2)(a) of the Competition Act 1980;

      (e)   if any other licence granted by this Licence Document is revoked;

      (f)   if the Licensee:

            (i) is unable to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 3 of this Schedule) or if any voluntary arrangement is proposed in relation to it under Section 1 of that Act, or if it enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Secretary of State);

            (ii) has a receiver (which expression shall include an administrative receiver within the meaning of Section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

            (iii) has an administration order under Section 8 of the Insolvency
                  Act 1986 made in relation to it;

            (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Secretary of State; or

            (v) becomes subject to an order for winding-up by a court of competent jurisdiction; or

      (g)   if the Licensee is convicted of having committed an offence under
            Section 59 of the Act.


Scottish Power                         261                           August 1998

2. The Secretary of State may at any time by not less than 30 days' notice in writing to the Licensee:

      (a) revoke the Generation Licence if the Licensee ceases to carry on its business in generating electricity in pursuance of the Generation Licence;

      (b) revoke the Transmission Licence if the Licensee ceases to carry on its business in the transmission of electricity; and

      (c) revoke the Public Electricity Supply Licence if the Licensee ceases to carry on its business as a public electricity supplier.

3. For the purposes of paragraph 1(f)(i) of this Schedule Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)250,000" or such higher figure as the Director may from time to time determine by notice in writing to the Secretary of State and the Licensee.

4. The Licensee shall not be deemed to be unable to pay its debts for the purposes of paragraph 1 (f)(i) of this Schedule if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Secretary of State under paragraph 1 of this Schedule.


Scottish Power                         262                           August 1998

SCHEDULE 4

Supplementary conditions in relation to England and Wales

Definitions

1.    In this Schedule:

"Ancillary Services"                      means:

                                          (a) such services as the Licensee may
                                          be required to have available in
                                          association with any E&W generation
                                          set pursuant to the England and Wales
                                          Grid Code and which may be offered for
                                          sale to the Transmission Company for
                                          the purpose of securing stability of
                                          operation on the Transmission
                                          Company's Transmission System and the
                                          system for the distribution of
                                          electricity of any Authorised
                                          Electricity Operator; and

                                          (b) such services as the Licensee may
                                          have agreed to have available in
                                          association with any E&W generation
                                          set pursuant to agreement made with
                                          the Transmission Company and which may
                                          be offered for sale to the
                                          Transmission Company for the purpose
                                          of securing stability of operation on
                                          the Transmission Company's
                                          Transmission System and the
                                          Distribution System of any authorised


Scottish Power                         263                           August 1998
                                          electricity operator.

"England and Wales Distribution Code"     means in relation to any England and
                                          Wales public electricity supplier the
                                          Distribution Code required to be drawn
                                          up by such supplier and approved by
                                          the Director as from time to time
                                          revised with the approval of the
                                          Director.

"England and Wales Grid Code"             means the Grid Code required to be
                                          drawn up by the Transmission Company
                                          and approved by the Director as from
                                          time to time revised with the approval
                                          of the Director.

"England and Wales public electricity     means any public electricity supplier
supplier"                                 who holds a licence for an authorised
                                          area in England and Wales.


"E&W generation set"                      means a generation set in England and
                                          Wales.

"Fuel Security Code"                      means the document of that title
                                          designated as such by the Secretary of
                                          State as from time to time amended.


Scottish Power                         264                           August 1998

Compliance with the England and Wales Grid Code

2. The Licensee shall comply with the provisions of the England and Wales Grid Code insofar as applicable to it.

3. The Director may (following consultation with the Transmission Company) issue directions relieving the Licensee of its obligation under paragraph 2 in respect of such parts of the England and Wales Grid Code and to such extent as may be specified in those directions.

Compliance with England and Wales Distribution Code

4. The Licensee shall comply with the provisions of the England and Wales Distribution Code of any England and Wales public electricity supplier insofar as applicable to it.

5. The Director may (following consultation with any England and Wales public electricity supplier directly affected thereby) issue directions relieving the Licensee of its obligation under paragraph 4 in respect of such parts of the England and Wales Distribution Code of any England and Wales public electricity supplier and to such extent as may be specified in those directions.

Security Arrangements

6. The Licensee shall comply with the provisions of the Fuel Security Code insofar as they relate to any generating station of the Licensee in England and Wales and such provisions shall have effect as if they were set out in the Generation Licence.

Ancillary Services

7. The Licensee shall from time to time upon request by the Transmission Company offer terms for the provision by the Licensee of Ancillary Services from any operating E&W generation set of the Licensee.


Scottish Power                         265                           August 1998

8. The Licensee shall at any time upon request of the Director provide to the Director a report containing details of:

      (i) prices offered pursuant to paragraph 7 for the provision of Ancillary Services from each E&W generation set of the Licensee; and

      (ii) an explanation of the factors justifying the prices offered including (without limitation) details of the Licensee's costs associated with making available such Ancillary Services in conformity with the England and Wales Grid Code and of providing the same to the Transmission Company.

Central Despatch, Merit Order and Pooling and Settlement

9. The Licensee shall submit all available E&W generation sets forming part of a generating station in England and Wales which is capable of providing 100 megawatts or more to the total system, to central despatch by the Transmission Company.

10. The Licensee shall at such times and in such manner as may be provided under the England and Wales Grid Code provide the Transmission Company with all information in relation to such generating stations as are referred to in paragraph 9 reasonably required by it to enable it, in conformity with the conditions of the Transmission Company's Transmission Licence;

      (i)   to operate the system of central despatch; and

      (ii)  to operate the merit order system.

11. The Licensee shall be party to and (from the date of commissioning of any generating station in England and Wales) be a pool member under, and shall in either case comply with, the provisions of the Pooling and Settlement Agreement insofar as the same shall apply to it in its capacity as a party to such agreement and/or as a pool member being a generator of electricity (as the case may be).


Scottish Power                         266                           August 1998

12.   In this Schedule:

"available"                               means (a) available in accordance with
                                          the England and Wales Grid Code and
                                          (b) declared as available for the
                                          generation of electricity in
                                          accordance with the provisions of the
                                          Pooling and Settlement Agreement.

"central despatch"                        means the process of scheduling and
                                          issuing direct instructions for
                                          despatch of available E&W generation
                                          sets and interconnector transfers by
                                          the Transmission Company under the
                                          conditions of the Transmission
                                          Company's Transmission Licence.

"interconectors"                          means the electric lines and
                                          electrical plant and meters owned or
                                          operated by the Transmission Company
                                          solely for the transfer of electricity
                                          to or from the Transmission Company's
                                          Transmission System into or out of
                                          England and Wales.

"interconnector transfer"                 means electricity generating capacity
                                          of an amount not exceeding the maximum
                                          capacity specified in any contract for
                                          use of the relevant interconnector as
                                          may at any time be available to
                                          generate electricity for transfer
                                          across the interconnector to the total
                                          system.


Scottish Power                         267                           August 1998

"merit order system"                      means a system establishing economic
                                          precedence of electricity from
                                          available E&W generation sets or
                                          interconnector transfers to be
                                          delivered or transferred to the total
                                          system (subject to other system
                                          needs).

"total system"                            means the systems for the transmission
                                          and distribution of electricity of all
                                          Authorised Electricity Operators which
                                          are located in England and/or Wales

"Transmission Company's Transmission      means the licence issued to the
Licence"                                  Transmission Company under Section
                                          6(1)(b) of the Act as from time to
                                          time amended.


Scottish Power                         268                           August 1998

SCHEDULE 5*

Transmission charge restriction conditions

Not reproduced in this document


Scottish Power                         269                           August 1998

SCHEDULE 6

Public electricity supply charge restriction conditions

1.    Definitions

1.1   In this Schedule:

"attribute"                               means attribute in accordance with the
                                          principles set out in paragraph 8.

"average charge per regulated unit        means the regulated distribution
distributed"                              revenue in the relevant year divided
                                          by the regulated quantity distributed
                                          in that year.

"average specified rate"                  means the average of the daily base
                                          rates of the Governor and Company of
                                          the Bank of Scotland (or such other
                                          bank as the Director shall specify
                                          from time to time) current from time
                                          to time during the period in respect
                                          of which the calculation falls to be
                                          made.

"distribution losses"                     means units unaccounted for on the
                                          Licensee's distribution system,
                                          measured as being the difference
                                          between the units metered on entry
                                          into the system and the units metered
                                          on leaving the system.

"distribution revenue"                    means the revenue (measured on an
                                          accruals basis) derived from the
                                          provision of distribution services
                                          (including to any Separate Business
                                          (other than the Distribution
                                          Business)) in the relevant year, after


Scottish Power                         270                           August 1998
                                          deduction of value added tax (if any)
                                          and any other taxes based directly on
                                          the amounts so derived.

"distribution services"                   means all services provided as part of
                                          the Distribution Business other than
                                          excluded services.

"EHV premises"                            means premises connected to the
                                          Licensee's distribution system at a
                                          voltage at or higher than 22 kilovolts
                                          or at a sub-station with a primary
                                          voltage of 66 kilovolts or above, to
                                          which units are delivered by the
                                          Licensee, or any relevant entity, and
                                          which fall to be treated as EHV
                                          premises in accordance with paragraph
                                          9.1.

"EHV units"                               means units distributed by the
                                          Licensee, or any relevant entity,
                                          which are delivered or deemed to be
                                          delivered to EHV premises.

"England and Wales PES"                   means a public electricity supplier
                                          for an authorised area wholly in
                                          England and Wales.

"excluded services"                       means those services which in
                                          accordance with the principles set out
                                          in paragraphs 9.2 and 9.3 fall to be
                                          treated as excluded services.

"HV units"                                means units (other than EHV units)
                                          distributed by the Licensee which are
                                          delivered to premises connected to the
                                          Licensee's distribution system at a
                                          voltage at or higher than 1000 volts.

"LV units"                                means units distributed by the
                                          Licensee which are delivered to
                                          premises connected to the Licensee's


Scottish Power                         271                           August 1998
                                          distribution system at a voltage less
                                          than 1000 volts.

"LV1 units"                               means LV units which are distributed
                                          by the Licensee outside night-time or
                                          weekend periods to domestic premises
                                          or small non-domestic premises where
                                          the appropriate use of system charges
                                          apply different rates in night-time or
                                          weekend periods as opposed to other
                                          times of day or week, for the
                                          avoidance of doubt including the use
                                          of system charges under the tariffs
                                          specified in paragraph 9.5.2.

"LV2 units"                               means LV units which are distributed
                                          by the Licensee to domestic premises
                                          or small non-domestic premises:

                                          (a) during night-time or weekend
                                          periods, where the appropriate use of
                                          system charges apply different rates
                                          in night-time or weekend periods as
                                          opposed to other times of the day; or

                                          (b) where the appropriate use of
                                          system charges are incorporated into
                                          tariffs which restrict availability of
                                          supply to specified off-peak periods,

                                          for the avoidance of doubt including
                                          the use of system charges under the
                                          tariffs specified in paragraph 9.5.3.

"LV3 units"                               means LV units other than LV1 and LV2
                                          units for the avoidance of doubt
                                          including the tariffs


Scottish Power                         272                          August 1998
                                          specified in paragraph 9.5.4.

"maximum average charge per unit          means the charge calculated in
distributed"                              accordance with the formula in
                                          paragraph 4.1.

"metered"                                 means, in relation to any quantity
                                          supplied or distributed as measured by
                                          a meter installed for such purpose or
                                          (where no such meter is installed or
                                          it is not reasonably practicable to
                                          measure the quantity by such meter) as
                                          otherwise reasonably calculated.

"public electricity supply charge         means this Schedule as from time to
restriction conditions"                   time modified or replaced in
                                          accordance therewith or pursuant to
                                          Section 11, 14 or 15 of the Act.

"quantity supplied"                       means the aggregate quantity of units
                                          supplied by the Licensee in the
                                          relevant year metered at the points of
                                          supply in the authorised supply area
                                          of the Licensee.

"regulated distribution revenue"          means distribution revenue except such
                                          part thereof as derives from the
                                          distribution of EHV units or excluded
                                          services.

"regulated distribution unit category"    means as the case may be HV units or
                                          LV1 units or LV2 units or LV3 units.

"regulated quantity distributed"          means the aggregate quantity of units
                                          distributed (both for the Licensee and
                                          on behalf of third parties under use
                                          of system) through the Licensee's
                                          distribution system in the relevant
                                          year metered at


Scottish Power                         273                           August 1998
                                          exit points on leaving the Licensee's
                                          distribution system, but excluding for
                                          this purpose:

                                          (a) units distributed for the purpose
                                          of supply to premises outside the
                                          Licensee's authorised supply area; and

                                          (b) EHV units.

"relevant entity"                         means any affiliate or related
                                          undertaking of the Licensee.

"relevant year"                           means a financial year commencing on
                                          or after 1 April 1990.


"relevant year t"                         means that relevant year for the
                                          purposes of which any calculation
                                          falls to be made;

"relevant year t-1"                       means the relevant year preceding
                                          relevant year t or, in respect of the
                                          period prior to 1st April 1990, the
                                          period of 12 calendar months
                                          commencing on 1 April 1989; and
                                          similar expressions shall be construed
                                          accordingly.

"supply" excludes supply outside the Licensee's authorised supply area, standby, top-up and any other sales of electricity to persons other than customers; "supplied" and similar expressions shall be construed accordingly.

"transmission services"                   means all services provided as part of
                                          the Transmission Business other than
                                          excluded services


Scottish Power                         274                           August 1998

                                          (as defined in paragraph 1.1 of
                                          Schedule 5.

"unit"                                    means a kilowatt hour.

1.2 In this Schedule, any reference to the first relevant year shall be a reference to the relevant year commencing on 1 April 1990, and any reference to the second relevant year and so on shall be construed accordingly.

2.    Restriction of Supply Charges

      Continuation of Tariffs

2.1.1 Save where the Director consents in writing to a tariff being discontinued, the Licensee shall continue to make available to customers at Designated Premises the tariffs listed in Annex A to this Schedule.

2.1.2 Where a customer at Designated Premises was supplied at the end of the eight relevant year on a tariff listed in Annex B to this Schedule, the Licensee shall continue to offer that tariff to that customer at those premises, unless the Director consents in writing to the Licensee's not doing so.

2.1.3 The Licensee shall not, without the consent of the Director, change the terms (other than price, which shall be regulated in accordance with this paragraph) of any tariff described in the second column of the Table; and the terms to which this prohibition applies include, for example, the hours between which particular prices apply and the level of consumption at which prices change.

      New Tariffs

2.2 The Licensee shall not offer to supply any customer at Designated Premises on a tariff not shown in the Table unless the terms of that tariff have been approved by the Director.


Scottish Power                         275                           August 1998

      The Price Restraint

2.3 Without prejudice to paragraph 7, the prices in the tariffs which apply at the beginning of the ninth relevant year to supplies to Designated Customers shall be set at or below the limit imposed by paragraph 2.4 and in addition at or below each of the limits imposed by paragraph 2.5 and (where those paragraphs apply) by paragraphs 2.6 and 2.7; save that in addition the Licensee may recover from any Designated Customer an amount not exceeding the Fossil Fuel Levy (as imposed under section 33 of the Act) attributable to the electricity supplied by the Licensee to that Designated Customer.

2.4 The prices first referred to in paragraph 2.3 shall be so set that they do not cause the

                                 n                  n
                              (sigma)PSi(t).QSi0+(sigma)PUi(t).QUi0
                                 1                  1
      value of composite term _____________________________________ to exceed
                                 n                n
                              (sigma)PSi0.QSi0+(sigma)PUi0.QUi0
                                 1                1
the value of the formula

                  ( 100+RPI(t)-X(a))
                  ( ______________ )
                  (       100      )

                     n
            where (sigma) means the summation across all tariffs; and
                     1

                     X(a)  has the value of 2.2.

2.5.1 Without prejudice to paragraph 7, at the beginning of the ninth relevant year the Licensee shall so set its prices to Designated Customers supplied on the tariff numbered 1 in the Table that the total charge for that relevant year for a Designated Customer supplied on such a tariff who consumes 3300 units in that year shall not increase by more than

                        ( 100 + RPI(t)-X(a))
      (PSi0 + 3300 PUi0)(__________________)
                        (        100       )


Scottish Power                         276                           August 1998
      where X(a)  has the value of 2.2.

2.5.2 Without prejudice to paragraph 7, at the beginning of the ninth relevant year, the prices to Designated Customers on each of the domestic tariffs in the Table other than the tariff numbered 1 shall be so set that, when used to determine the value of the terms PUi(t) and PSi(t), they do not cause the value of the composite term

         u
      (sigma) PUi(t).QUi0
         1                     s
      ___________________ + (sigma) PSi(t) to exceed the value of the formula
              NC               1

         (   u                              )
         ((sigma) PUi0.QUi0                 )
         (   1                     s        )  (100+RPI(t)-X(b))
         (___________________ + (sigma) PSi0)  (______________ )
         (        NC               1        )  (      100      )

       where X(b) has the value of 2.2.

2.5.3 Without prejudice to paragraph 7, at the beginning of the ninth relevant year, the prices to Designated Customers on each of the non-domestic tariffs in the Table shall be so set that, when used to determine the values of the term PUi(t) and PSi(t), they do not cause the value of the

                         u
                      (sigma) PUi(t).QUi0
                         1                     s
      composite term  ___________________ + (sigma) PSi(t), when applied to that
                              NC               1

      tariff, to exceed the value of the formula

         (   u                              )
         ((sigma) PUi0.QUi0                 )
         (   1                     s        )  (100+RPI)
         (___________________ + (sigma) PSi0)  (_______).
         (        NC               1        )  (  100  )

2.6 Without prejudice to paragraph 7, in the case of any tariff described as domestic in column 3 of the Table, the standing charge to a Designated Customer at the beginning of the ninth relevant year shall not exceed the standing charge given for that tariff in column 5 of the Table multiplied by


Scottish Power                         277                           August 1998

      (100 + RPI(t))
      (____________).
      (    100     )

2.7.1 Without prejudice to paragraph 7, in the case of any tariff described in column 2 of the Table which is a domestic prepayment tariff,

      (a) the standing charge and the unit charge at the beginning of the ninth relevant year shall each be lower than the standing charge and unit charge respectively set against that tariff in column 5 of the Table by the same proportion as the standing charge and the unit charge at the beginning of the ninth relevant year of the nearest equivalent domestic tariff (not being a prepayment tariff) are lower than the standing charge and unit charge respectively of that nearest equivalent domestic charge shown against them in column 5 of the Table (and in this paragraph the standing charge shall be exclusive of any prepayment surcharge); and

      (b) there shall at no time be any increase in the amount by which the standing charge (including any prepayment meter surcharge) for any domestic prepayment tariff exceeds the standing charge for the nearest comparable domestic tariff (not being a prepayment tariff).

2.7.2 The Director may direct which tariff is the nearest equivalent domestic tariff for the purpose of paragraph 2.7.1.

2.8.1 Without prejudice to paragraphs 2.9 and 7, no price (whether a standing charge or a unit charge) in any tariff shall be increased during the ninth relevant year above the price which applies at the beginning of the ninth relevant year, unless the Director has consented in writing.


Scottish Power                         278                           August 1998

2.8.3 In giving consent the Director shall have regard in particular but not exclusively to the impact of significant movements in costs outside the Licensee's control, and shall consider whether such movements in costs justify an increase in all tariffs, a differential increase in tariffs or an increase in some tariffs only.

2.9 If the Licensee proposes to change the rate at which Fossil Fuel Levy is incorporated in the prices to be charged by the Licensee to Designated Customers, the Licensee shall give notice of the new rate to the Director 28 days before it comes into effect, and when it comes into effect every price limit set pursuant to paragraphs 2.4, 2.5, 2.6 and 2.7.1(a) shall be multiplied by the following factor

      100 + F(t)
      __________ .
      100 + F(d)

2.10.1 Where, after the end of the eighth relevant year, the Director is satisfied that in the eighth relevant year the average charge per regulated unit supplied differed from the maximum average charge per regulated unit supplied (as those terms are defined in the form of licence in force 31 March 1998) assumed for the purpose of setting the prices in column 5 of the Table, the Director may give a direction to the Licensee stipulating the prices to be charged for any (or all) of the tariffs described in column 2 of the Table.

2.10.2 Before giving any such direction, the Director shall consult the Licensee.

2.10.3 In considering whether to give any such direction, and in considering the content of any such direction, the Director shall have regard

      (a) to the extent to which the regulated supply revenue for the eighth relevant year assumed for the purpose of setting the prices in column 5 of the Table differs from the actual regulated supply revenue for that year adjusted


Scottish Power                         279                           August 1998

            (i) to reflect what the regulated supply revenue would have been if the tariffs in force on 1 August 1997 had remained unchanged until the end of the eighth relevant year; and

            (ii) by adding any rebates or discounts to Regulated Customers in respect of the period from 1 August 1997 to the end of the eighth relevant year, being rebates or discounts not included in the tariffs in force on 1 August 1997

            (terms in this sub-paragraph which are defined in the form of licence in force on 31 March 1998 having that meaning in this sub-paragraph);

      (b)   to any representations made by the Licensee; and

      (c)   to the cost to the Licensee of changing any tariff

2.11.1 Where, for relevant year t, the terms TA(dt) or GA(dt) (or both of them) in paragraph 4.4 have a value greater than 0, the Director may give a direction to the Licensee stipulating the prices to be charged, in that or any subsequent relevant year, for any (or all) of the tariffs described in Column 2 of the Table.

2.11.2 Before giving any such direction, the Director shall consult the Licensee.

2.11.3 In considering whether to give any such direction, and in considering the content of any such direction, the Director shall have regard

      (a) to the extent by which the charges made by the Distribution Business to the Supply Business have been reduced on account of the terms TA(dt) or GA(dt) (or both of them) having a greater value than 0;

      (b)   to any representation made by the Licensee; and


Scottish Power                         280                           August 1998

      (c) to the cost to the Licensee of changing any tariff.

2.12.1 Without prejudice to paragraphs 2.11 and 7, for the tenth and every subsequent relevant year, unless the Director has consented in writing, each component of each tariff described in colunm 2 of the Table or approved for the purpose of paragraph 2.2 shall have a price no greater than the price at the end of the immediately preceding relevant year, in each case reduced by the formula

              100 + RPI(t) - X(c)
              ___________________
                     100

       where X(c) has the value of 3 for the tenth relevant year and the value of 0 for every subsequent relevant year.

2.12.2 In giving his consent, the Director shall have regard in particular but not exclusively to the impact of significant movements in costs outside the Licensee's control, and shall consider whether such movements in costs justify an increase in all tariffs, a differential increase in tariffs or an increase in some tariffs only.

      Interpretation

2.13. In this paragraph 2:

      (a)   all prices and revenue shall exclude value added tax (if any);

      (b) in respect of any tariff described in column 2 of the Table, the following terms shall have the following meanings:

            PSi(t) is the standing charge (or each of them) for that tariff for the ninth relevant year;

            PSi0 is the standing charge (or each of them) for that tariff given in column 5 of the Table;


Scottish Power                         281                           August 1998

            QSi0 is the number in column 6 of the Table set against that standing charge;

            PUi(t) is the unit charge (or each of them) for that tariff in the ninth relevant year;

            PUi0 is the unit charge (or each of them) given for that tariff in column 5 of the Table;

            QUi0 is the number in column 6 of the Table set against that unit charge;

             u
          (sigma) means the summation across all unit charges for that tariff;
             1

             s
          (sigma) means the summation across all standing charges for that
             1    tariff;

            NC means the number given against that tariff in column 7 of the Table; and

      (c)   the following terms shall have the following meanings:

            F(t) means the rate at which Fossil Fuel Levy will be incorporated in the prices to be charged by the Licensee to Designated Customers as shown in the notice given pursuant to paragraph 2.9;

            F(d)  has the value of 0.4%; and

            RPI(t) means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to


Scottish Power                         282                           August 1998

                  December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2; and

      the Table means the table set out in Annex C to this Schedule.

3.    [Deleted]

4.    Restriction of distribution charges

      Basic Formula

4.1 Without prejudice to paragraph 7, the Licensee shall in setting its charges for the provision of distribution services use its best endeavours to ensure that in any relevant year the average charge per regulated unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

                         M(dt) = P(dt) + PN(dt) - K(dt)

4.2 For the purposes of paragraph 4.1, M(dt) means the maximum average charge per unit distributed in relevant year t.

      Formula for P(dt) as used in paragraph 4.1

4.3 For the purposes of paragraph 4.1, P(dt) is derived from the following formula:


            P(dt)=((PU+PM). GR(t).PID(t)) + (PL.(AL(t)-L(t)).PIL(t))
                  __________________________________________________
                                      D(t)


Scottish Power                         283                           August 1998
      where:

      PU    means an amount equal to (Pounds)253,600,000

      PM    means an amount equal to (Pounds)13,500,000


      GR(t) is derived from the following formula:

            where for the sixth relevant year GR(t-1) equals 1.

                       ((sigma)P(oi).D(it)       C(dt) )
            GR(t) = 0.5(____________________ + ________) GR(t-1)
                       ((sigma)P(oi).D(it-1)    C(dt-1))

      (sigma) means the summation across all regulated distribution unit categories i.

      P(oi) means in respect of each regulated distribution unit category i set out below in column 1 the value equal to that amount set opposite that category in colunm 2.


                 1                                  2

          regulated distribution

          unit category i                        value (p)
          ______________________                 _________
                  HV                               0.482


Scottish Power                         284                           August 1998

                  LV1                              2.790

                  LV2                              0.281

                  LV3                              1.704

      D(it) means that number of units in each regulated distribution unit category i distributed in relevant year t.

      D(it-1) means that number of units in each regulated distribution unit category i distributed in relevant year t-1.

      C(dt) means a notional figure representing the number of customers in the authorised area defined (for the purpose of this term C(dt) only) for each relevant year, as the figure in the table below.

            relevant year beginning:

            1st April 1994                1,778,900

            1st April 1995                1,790,900

            1st April 1996                1,802,900

            1st April 1997                1,815,000

            1st April 1998                1,827,200

            1st April 1999                1,838,900

            any subsequent                1,838,900
            relevant year


Scottish Power                         285                           August 1998

      C(dt-1) means the number equal to C(dt) in relevant year t-1.

      PID(t) is derived from the following formula:

                                (    RPI(t) - Xd(t) )
                       PID(t) = (1 + ______________ ) PID(t-1)
                                (         100       )

                where:

      PID(t-1) for the sixth relevant year equals 1.

      RPI(t) means the arithmetic mean of the percentage change (whether of a positive or a negative value) in the Retail Price Index between that published or determined with respect to each of the months from July to December (both inclusive) in relevant year t-1 and that published or determined with respect to the same months in the relevant year t-2.

      Xd    means 2.

      PL    means an amount equal to 3.O656p.

      AL(t) means, in respect of relevant year t, allowed distribution losses calculated as provided in paragraph 4.6.6.

      L(t) means in respect of relevant year t, adjusted distribution losses calculated as provided in paragraphs 4.6.2 to 4.6.5.

      PIL(t) is derived from the following formula:


Scottish Power                         286                           August 1998

                                (    RPI(t))
                       PIL(t) = (1 + ______) PIL(t-1)
                                (     100  )

                       where, for the sixth relevant year, PIL(t-1) equals 1.

      D(t)  means the regulated quantity distributed in relevant year t.

      Formula for PN(dt) as used in paragraph 4.1

4.4 For the purposes of paragraph 4.1, in the ninth and subsequent relevant years the term PN(dt) shall be calculated in accordance with the following formula:

                                (PS+PR)PIR(t) - TA(dt-1) - GA(dt-1)
                       PN(dt) = ___________________________________
                                              D(t)

      and for each relevant year t prior to the ninth relevant year PN(dt) shall be 0.

where:

      PS means an amount equal to (Pound)4.87 million for each of the ninth to the thirteenth relevant years, and thereafter shall be 0.

      PR means, in the ninth and all subsequent relevant years, an amount equal to (Pound)3,010,000.

      PIR(t) is derived from the following formula:

                                (    RPI(t))
                       PIR(t) = (1 + ______) PIR(t-1)
                                (    100   )

            where for the ninth relevant year PIR(t-1) equals 1


Scottish Power                         287                           August 1998

      TA(dt) in respect of any relevant year t, is derived from the following formula:

                                  My
                       TA(dt) = (sigma)P(sd).C(m)n
                                  Mx

            save that TA shall be a figure not less than 0, and shall for each relevant year t prior to the ninth relevant year be 0.

where:

       My
     (sigma) means a summation across all the months M(x) to M(y) in each
       Mx    relevant year.

      M(x) means, in the ninth relevant year, the month commencing 1st July 1998, and means in each subsequent relevant year the month commencing 1st April in such relevant year.

      M(y) means, in each relevant year, the month commencing 1st March in such relevant year.

      P(sd) means an amount equal to (Pound)670,000.

      C(mn) means, in respect of each month M(x) to M(y) in the ninth and each subsequent relevant year, a proportion of the total number of 0.1MW customers within the authorised area (expressed as a figure greater than or equal to greater than or equal to -1 and less than or equal to 1) to be calculated by reference to the first day of such month in accordance with the following formula:

                       C(mn) = N-SC


Scottish Power                         288                           August 1998
where:

      N     means a figure equal to:

            (a) in respect of the months commencing 1st July 1998, 1st August 1998 and 1st September 1998, 0.096;

            (b) in respect of the months commencing 1st October 1998, 1st November 1998 and 1st December 1998, 0.5; and

            (c) in respect of the month commencing 1st January 1999 and all subsequent months, 1.

      SC in respect of the first day of each relevant month, means a proportion of the total number of 0.1MW customers within the authorised area (expressed as a figure greater than or equal to 0 and less than or equal to 1), being customers who may be supplied by a Second Tier Supplier on such date in accordance with any direction or variation of a direction issued by the Director (and not subsequently withdrawn or varied) pursuant to condition 3 of that Supplier's licence to supply electricity.

      GA(dt) shall in the ninth relevant year, where the earliest date specified
            (and not subsequently withdrawn or varied to a later date) in any direction or variation of a direction issued by the Director, pursuant to condition 3 of the licence held by any Second Tier Supplier, in relation to the supply of electricity to any premises:

            (a)   is in April 1998, be 0;

            (b)   is in May 1998, be an amount equal to (Pound)120,000;


Scottish Power                         289                           August 1998

            (c)   is in June 1998, be an amount equal to (Pound)450,000;

            (d) is in July 1998 or any subsequent month, be an amount equal to (Pound)1,020,000,

            and shall in each relevant year t other than the ninth relevant year be 0.

      Formula for K(dt), as used in Paragraph 4.1

4.5 For the purposes of paragraph 4.1, K(dt) means the correction factor per unit (whether of a positive or a negative value) to be applied to the average charge per unit distributed in relevant year t which (subject to paragraph 5.4) is derived from the following formula:


Scottish Power                         290                           August 1998

                               R(dt-1) - (D(t-1).M(dt-1))       I(dt)
                       K(dt) = __________________________ (1 +  _____ )
                                        D(t)                     100

      provided that: notwithstanding the above, the value of K(dt) for the sixth relevant year shall be that value required by paragraph 4.1 of this Schedule in the form in force on 31st March 1995.

      where:

      R(dt-1) means the distribution revenue in relevant year t-1.

      D(t-1) means the regulated quantity distributed in relevant year t-1.

      M(dt-1) means maximum average charge per unit distributed in relevant year t-1.

      I(dt) means that interest rate in relevant year t which is equal to, where
            K(dt) (taking no account of I(d) for this purpose) has a positive value, the average specified rate plus 4, or where K(dt) (taking no account of I(d) for this purpose) has a negative value, the average specified rate.

4.6   Calculation of factor in respect of distribution losses

4.6.1 The terms Al(t) and L(t) as used in paragraph 4.1 of this Schedule shall each be determined using the consistent methodological basis set out in paragraphs 4.6.2 to 4.6.6 below.

      Consistent methodological basis for determination of AL(t) and L(t)


Scottish Power                         291                           August 1998

4.6.2 Adjusted distribution losses L(t) means in respect of relevant year t the difference between adjusted grid supply point purchases (calculated as provided in paragraph 4.6.3 and 4.6.4) and adjusted units distributed (calculated as provided in paragraph 4.6.5), save that for the purposes of paragraph 4.6.6, adjusted distribution losses for the 12 month period from 1 April 1989 shall be derived by applying the initial relevant loss percentage (calculated as provided in paragraphs E6 to E8 of Part E of Schedule 3 of the public electricity supply licences for England and Wales PESs in the form in force on 31 March 1995) to the adjusted units distributed in that period.

4.6.3 Adjusted grid supply point purchases shall be obtained by adjusting the units metered on entry to the Licensee's distribution system by:

      (a)   excluding that number of units which is equal to the sum of

            (i)   EHV units; and

            (ii) units distributed by the Licensee for the purpose of supply to premises outside the Licensee's authorised area; and

            (iii) an amount in respect of distribution losses between the grid supply point and the exit point attributable to the units referred to in (i) and (ii) above, as determined in accordance with the schedule of adjustment factors referred to in Part VI, Condition 2, paragraph 5(b); and

      (b) including an amount (in units) to represent the effect of units entering the Licensee's distribution system otherwise than at grid supply points, being the difference between the number of units so entering and the number of units that would have been required to have entered at grid supply points in their absence (such later number of units calculated


Scottish Power                         292                           August 1998
                  consistently with the principles underlying the schedule of adjustment factors referred to at Part VI, Condition 2, paragraph 5(b)).

4.6.4 For so long as units are metered on entry to the Licensee's distribution system at bulk supply points instead of at grid supply points, such units shall be calculated by:

      (i) applying the procedures in paragraph 4.6.3 as if all references to units metered at grid supply points were to units metered at bulk supply points; and

      (ii) grossing-up units metered at the bulk supply points by the relevant grid supply point conversion factor being either:

            (a)   0.5 per cent of the units metered at the bulk supply points;
                  or

            (b) such other factor to take account of losses occurring between the grid supply points and the bulk supply points as the Licensee may with the prior approval of the Director determine to be appropriate.

4.6.5 Adjusted units distributed shall be obtained by:

      (a) calculating all units distributed by the Licensee metered during relevant year t at exit points on leaving the Licensee's distribution system; and

      (b) deducting therefrom EHV units delivered or deemed to be delivered during relevant year t and units distributed during relevant year t for the purpose of supply to premises outside the Licensee's authorised area; and


Scottish Power                         293                           August 1998

      (c) adding thereto an amount equal to the units consumed during relevant year t on the Licensee's premises in the authorised area (insofar as not otherwise taken into account in determining units distributed under sub-paragraph (a) above).

4.6.6 The allowed distribution losses AL(t) in relevant year t shall be derived:

      (a) by ascertaining the adjusted units distributed in accordance with paragraph 4.6.5;

      (b) multiplying it by the aggregate of adjusted distribution losses (calculated as provided in paragraph 4.6.2) over the preceding relevant years (commencing with the 12 month period from 1 April 1989 or, if the number of preceding relevant years exceeds 10, relevant year t-10); and

      (c) dividing the product by the aggregate of adjusted units distributed over the same preceding relevant years.

      Information to be provided to the Director

4.6.7 The Licensee shall by 1 July 1995 furnish to the Director as being one of the specified items to be included in the statement referred to at paragraph 6.7 a statement showing for each year since 1 April 1990 adjusted grid supply point purchases, adjusted units distributed and adjusted distribution losses.

4.6.8 The Licensee shall, following the end of the sixth relevant year and each succeeding relevant year, furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, a statement showing the grid supply point purchases, adjusted units distributed and adjusted distribution losses for that relevant year, accompanied by the underlying calculations of the adjusted distribution losses and (where


Scottish Power                         294                           August 1998
       appropriate) an explanation of any changes in the basis of calculation of estimation thereof.

4.6.9 Where the Director is satisfied that any statement or underlying calculation provided has not been drawn up in conformity with paragraph
      4.6.2 to 4.6.6 above, the Director may issue directions, and the statement or underlying calculation shall be adjusted with effect from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in the directions.

Restriction of distribution charges and of supply charges: adjustments

5.1 It in respect of any relevant year, the average charge per regulated unit distributed exceeds the maximum average charge per unit distributed by more than 3 per cent, the Licensee shall furnish an explanation to the Director and in the next following relevant year the Licensee shall not effect any increase in charges for the provision of distribution services unless it has demonstrated to the reasonable satisfaction of the Director that the average charge per regulated unit distributed would not be likely to exceed the maximum charge per unit distributed in that next following relevant year.

5.2 It in respect of any 2 successive relevant years, the sum of the amounts by which the average charge per regulated unit distributed has exceeded the maximum average charge per unit distributed is more than 4 per cent, then in the next following relevant year the Licensee shall, if required by the Director, adjust its charges such that the average charge per unit distributed would not be likely, in the judgment of the Director, to exceed the maximum average charge per unit distributed in that next following relevant year.

5.3 It in respect of 2 successive relevant years, the average charge per regulated unit distributed is less than 90 per cent of the maximum average charge per unit distributed, the Director, after consultation with the Licensee, may direct that in calculating K(dt) for the purposes of paragraph 4.1 in respect of the next


Scottish Power                         295                           August 1998
      following relevant year, there shall be substituted for R(dt-1) in the formula at that paragraph such figure as the Director may specify being not less than R(dt-1) and not more than 0.90 (D(t-1).M(dt-1)).

5.4.1 If, in respect of the eighth relevant year, the average charge per regulated unit supplied exceeds the maximum average charge per regulated unit supplied (as those terms are defined in the form of licence in force on 31 March 1998), but by not more than 1 1/2 per cent, the Licensee shall ensure that the excess above the maximum average charge per regulated unit supplied, with interest thereon at a rate 2 per cent above the average specified rate, shall be paid to all 0.1 MW customers who continue to be supplied by the Licensee in the ninth relevant year.

5.4.2 If, in respect of the eighth relevant year, the average charge per regulated unit supplied exceeds the maximum average charge per regulated unit supplied (as those terms are defined in the form of licence in force on 31 March 1998) by more than 1 1/2 per cent, the Licensee shall use all reasonable endeavours to return the excess above the maximum average charge per regulated unit supplied, with interest thereon at a rate 4 per cent above the average specified rate, during the ninth relevant year to all 0.1 MW customers supplied by the Licensee in the eighth relevant year.

5.4.3 For the purpose of paragraph 2, no sum payable under paragraph 5.4.1 or
      5.4.2 shall be regarded as paid or payable under a tariff applicable to the ninth relevant year or any subsequent relevant year.

5.5 No later than three months after the end of the eighth relevant year, the Licensee shall send to the Director a statement accompanied by such forecasts, estimates and calculations as may be necessary, showing the basis by which the Licensee intends to comply with paragraph 5.4.

6. Information to be provided to the Director in connection with the public electricity supply charge restriction conditions


Scottish Power                         296                           August 1998

6.1 Where any change is intended to be made in charges for the provision of distribution services regulated under paragraph 4 the Licensee shall not later than the time referred to in paragraph 6.2 provide the Director with:

      (a) a written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t in which such change is to take effect and in respect of the next following relevant year t+1; and

      (b) a written estimate of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 6.7 in respect of relevant year t-1 has been furnished by the Licensee to the Director before the publication of the proposed change.

6.2 The relevant time referred to in paragraph 6.1 shall be the date of publication of such change.

6.3 If within 3 months of the commencement of any relevant year t the Licensee has not provided the aforementioned forecasts pursuant to paragraph 6.1 for the purpose of such changes in charges as are referred to in paragraph 6.1, the Licensee shall provide the Director with a written forecast of the maximum average charge per unit distributed together with its components in respect of the relevant year t.

6.4   [Deleted]

6.5 The Director may issue directions providing that any forecast or estimate provided in accordance with paragraphs 6.1 or 6.3 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the


Scottish Power                         297                           August 1998
      forecast or estimate has been properly prepared on a consistent basis and the Licensee shall comply with such directions.

6.6 Not later than six weeks after the commencement of each relevant year t, the Licensee shall send to the Director a statement as to:

      (a) whether or not the provisions of paragraph 5 are likely to be applicable in consequence of the average charge per regulated unit distributed in the preceding relevant year t-1 or the 2 preceding relevant years t-1 and t-2; and

      (b) its best estimate as to the relevant correction factor K(dt) calculated in accordance with the formula set out in paragraph 4 to be applied in calculating the maximum average charge per unit distributed in respect of the relevant year t.

6.6A Not later than 15 January in each relevant year t the Licensee shall send to the Director a written statement of the value of the term TA for that year (TA(dt)), together with an estimate of the value of each of its component parts, as detailed in paragraph 4.4.

6.7 Not later than 3 months after the end of each relevant year the Licensee shall send to the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 6.9.

6.8   The statement referred to in the preceding paragraph shall be:

      (a)   accompanied by a report from the Auditors that in their opinion:-

            (i) such statement fairly presents each of the specified items referred to in paragraph 6.9 in accordance with the


Scottish Power                         298                           August 1998
                  requirements of the public electricity supply charge restriction conditions; and

            (ii) the amounts shown in respect of each of those specified items are in accordance with the Licensee's accounting records which have been maintained in respect of each of the relevant Separate Businesses in accordance with Condition 3 of Part II; and

      (b) certified by a director of the Licensee on behalf of the Licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

            (i) (in respect of the eighth relevant year only) there is no amount included in its calculations under paragraph 2 (in the form of licence in force on 31 March 1998) which represents other than

                  (aa) bona fide consideration for electricity supplied to regulated customers (as defined in the form of licence in force on 31 March 1998) in the course of the Supply Business; or

                  (bb) an amount permitted under the public electricity supply charge restriction conditions to be so included;

            (ii) there is no amount included in its calculations under paragraph 4 which represents other than:

                  (aa) bona fide consideration for the provision of distribution services in the course of the Distribution Business; or


Scottish Power                         299                           August 1998

                  (bb) an amount permitted under the public electricity supply charge restriction conditions to be so included;

            (iii) there is no amount included in its calculations of allowed security costs under paragraph 7 which represents other than an amount permitted under the public electricity supply charge restriction conditions to be so included;

            (iv) no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates; and

            (v) all amounts which should properly be taken into account for the purposes of the public electricity supply charge restriction conditions have been taken into account.

6.9 The specified items to be contained in the statement referred to in paragraph 6.7 shall be the following:

      (a)   the regulated quantity distributed;

      (b) the quantity distributed in each regulated distribution unit category;

      (c)   the average charge per regulated unit distributed;

      (d) the value of the term TA(dt), together with the value of its component parts, as described in paragraph 4.4;

      (e)   the information referred to at paragraph 7.8;


Scottish Power                         300                           August 1998

      (f)   the statements and information referred to at paragraphs 9.1.2,
            9.4.1 and 9.5.1;

      (g) such other items as shall be specified in directions issued by the Director for the purposes of this Schedule;

      (h) the statement and information referred to at paragraphs 4.6.7 and 4.6.8; and

      (i)   the statement and information referred to at paragraph 8.5,

      Provided that the statement to be provided in the ninth relevant year in respect of the eighth relevant year shall contain the information required by paragraph 6.9 of Schedule 6 to the Licence in the form in force on 31 March 1998.

6.10  Where the Director exercises his power to issue directions under paragraph
      7.9 or paragraphs 8.6, 9.1.3, 9.4.2 or 9.5.5 then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 6.7 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 6.8) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

6.11 Where the Director issues such directions as are referred to in the preceding paragraph the Licensee shall, within such period as the Director may specify, send to the Director a revised statement in substitution for the Licensee's statement under paragraph 6.7 in respect of the relevant year, which revised statement shall confirm and give effect to the contents of the statement under paragraph 6.7.

7.    Allowances in respect of security costs


Scottish Power                         301                           August 1998

7.1 The Licensee may at any time after the commencement of a security period give notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the public electricity supply charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

7.2 At any time during a security period, the Director may (having regard to his duties under the Act) by means of directions:

      (a) suspend or modify for the unexpired term of the security period the public electricity supply charge restriction conditions or any part or parts thereof; or

      (b) introduce for the unexpired term of the security period new public electricity supply charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate:

             (i) to enable the Licensee to recover by means of increased charges an amount estimated as being equal to the Licensee's allowed security costs during such period;

             (ii) to ensure that such part of the amount referred to in subparagraph (i) above as is estimated as being equal to the Licensee's allowed security costs incurred as costs in the Distribution Business are recovered by means of appropriate equitable increases in the charges made in the Distribution Business;

             (iii) to ensure that such part of the amount referred to in subparagraph (i) above as is estimated as being equal to the


Scottish Power                         302                           August 1998

                  Licensee's allowed security costs incurred as costs in the Supply Business, Second-Tier Supply Business and Wholesaling Business respectively are recovered by appropriate equitable increases in the charges made in those Businesses and the Licensee shall comply with the terms of any directions so issued.

7.3 At any time following a security period, the Director may (following such consultation with the Licensee and others as the Director may consider appropriate) issue directions suspending or modifying the public electricity supply charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new public electricity supply charge restriction conditions as in the opinion of the Director are appropriate in all the circumstances (including, at the Director's discretion, an appropriate adjustment having regard to any profit gained or foregone by the Licensee during the security period), and the Licensee shall comply with any directions so issued.

7.4 At any time within 3 months after the issue of directions by the Director under paragraph 7.3, the Licensee may serve on the Director a disapplication request in respect of such of the public electricity supply charge restriction conditions or any part or parts thereof as are specified in the request.

7.5 If within 3 months of the receipt by the Director of the disapplication request referred to in paragraph 7.4, the Director has either not agreed in writing to such disapplication request or has not made a reference to the Monopolies Commission under Section 12 of the Act relating to the modification of the public electricity supply charge restriction conditions, the Licensee may deliver one month's written notice to the Director terminating the application of such of the public electricity supply charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request.


Scottish Power                         303                           August 1998

7.6 Subject to paragraphs 7.7 and 7.9, the Licensee shall in any relevant year be entitled to recover an aggregate amount equal to the Licensee's allowed security costs in that year or (insofar as not previously recovered) any previous year by means of appropriate equitable increases in the charges made in each of the Distribution, Supply, Second-Tier Supply and Wholesaling Businesses.

7.7 Paragraph 7.6 shall not apply insofar as the Licensee's allowed security costs:

      (a)   were otherwise recovered by the Licensee; or

      (b) were taken into account by the Director in setting public electricity supply charge restriction conditions by means of directions issued under paragraph 7.3.

7.8 The Licensee shall following the end of each relevant year provide to the Director, as being one of the specified items to be contained in the statement referred to in paragraph 6.7, details in respect of that relevant year of:

      (a) the amount of the Licensee's allowed security costs (on an accruals basis);

      (b)   the aggregate amounts charged (on an accruals basis) under paragraph
            7.6 on account of the Licensee's allowed security costs; and

      (c) the bases and calculations underlying the increases in charges made in the Distribution, Supply, Second-Tier Supply and Wholesaling Businesses under paragraph 7.6.

7.9 Where the Director is satisfied that the Licensee has recovered amounts in excess of the Licensee's allowed security costs, the Director may issue directions requiring the Licensee to take such steps as may be specified to reimburse customers of or purchasers from the Distribution, Supply, Second-Tier Supply and Wholesaling Businesses (as the case may be) for the excess amounts charged to them, and the Licensee shall comply with any directions so issued


Scottish Power                         304                           August 1998
      provided that if the excess amounts relate to the Licensee's allowed security costs paid to any authorised electricity operator, the Licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs from the relevant authorised electricity operator.

7.10 No amounts charged by the Licensee under this paragraph 7 (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the public electricity supply charge restriction provisions of paragraphs 2, 3 and 4.

7.11  In this paragraph 7:

"Licensee's allowed security costs"

                                          means any cost (whenever arising)
                                          incurred by the Licensee and approved
                                          by the Director as being directly
                                          attributable to actions taken or
                                          omitted to be taken by the Licensee or
                                          by any authorised electricity operator
                                          (as the case may be) in consequence
                                          of:

                                          (i) complying with directions issued
                                          by the Secretary of State under
                                          Section 34(3) or 34(4) of the Act; or

                                          (ii) implementing recommendations of
                                          any committee constituted to advise
                                          the Secretary of State as to matters
                                          related to his power to issue
                                          directions under Section 34 of the Act
                                          which are made to and


Scottish Power                         305                           August 1998
                                          accepted by the Secretary of State in
                                          contemplation of circumstances likely
                                          to lead to the issue of directions by
                                          the Secretary of State under Section
                                          34(3) or 34(4) of the Act;

                                          but for the avoidance of doubt
                                          excluding any cost which forms part of
                                          the Licensee's allowed
                                          transmission-related security costs
                                          (as defined in paragraph 6.8 of
                                          Schedule 5).

8.    General principles of attribution

8.1 Where for the purposes of this Schedule a share of costs borne by the Licensee requires to be attributed to any part of the market, the Licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the Licensee in supplying that part of the market, are so attributed.

8.2   The following paragraphs are without prejudice to paragraph 8.1.

8.3   Fossil Fuel Levy and payments in lieu thereof

      The fossil fuel levy requiring to be attributed to supplies to Designated Customers shall be attributed on the basis of the amount of the levy incorporated in the prices actually charged or to be charged by the Licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made.


Scottish Power                         306                           August 1998

8.4   Distribution losses

      Where an amount (in units) in respect of distribution losses requires to be calculated and attributed in respect of EHV units and units distributed by the Licensee for the purpose of supply to premises outside the Licensee's authorised area, such calculation and attribution shall be made consistently with the principles underlying the schedule of adjustment factors referred to in paragraph 5(b) in Condition 2 of Part VI.

8.5   Information to be provided by Licensee

      The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, a statement confirming that the calculation of amounts in lieu of the fossil fuel levy and the attribution of the fossil fuel levy, amounts in lieu thereof and of distribution losses was made in accordance with the provisions of this paragraph accompanied (where appropriate) by

      (i) a statement of the total amounts attributed to Designated Customers and other customers; and

      (ii) an explanation of any changes in the principles of attribution or their application (as the case may be) since the issue by the Licensee of the last such statement.

8.6 Where the Director is satisfied that the basis of calculation or attribution (as the case may be) used by the Licensee is not in conformity with paragraph 8.1, the Director may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the Licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in those directions.


Scottish Power                         307                           August 1998

9.    Matters supplemental to restriction of distribution charges

9.1   EHV premises:

      9.1.1 EHV premises shall comprise:

            (a) in relation to premises connected to the Licensee's distribution system as at the date the public electricity supply licence comes into force, those premises specified in the list of EHV premises notified in writing to the Director by the Licensee within 28 days after the public electricity supply licence comes into force; and

            (b) in relation to premises connected to the Licensee's distribution system which are either first connected or (having been previously connected) have had their connections materially altered following the date the public electricity supply licence comes into force, those premises connected to the Licensee's distribution system at a voltage at or higher than 22 KV or at a sub-station with a primary voltage of 66 KV or above.

      9.1.2 The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, a statement listing any changes in the premises falling to be treated as EHV premises.

      9.1.3 Where the Director is satisfied that any premises treated by the Licensee as being or not being EHV premises should not in conformity with paragraph 9.1.1(b) be so treated, the Director may issue directions to that effect, and such premises shall cease to be so treated from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in those directions.


Scottish Power                         308                           August 1998

9.2    Excluded services for purposes of the Distribution Business

      9.2.1 There may be treated as excluded services provided by the Distribution Business such services in respect of which charges are made which:

            (a)   do not fall within paragraph 9.2.2; and

            (b) may (subject to paragraph 9.4.2) be determined by the Licensee as falling under one of the principles set out in paragraphs
                  9.2.3 to 9.2.6.

      9.2.2 No service provided as part of the Distribution Business shall be treated as an excluded service insofar as it consists of the provision of services remunerated under use of system charges in accordance with Condition 2 of Part VI including (without prejudice to the foregoing):

            (i)   (subject to paragraph 9.2.3) the transport of electricity;

            (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges);

            (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the Licensee to comply with Conditions 7, 8 and 21 of Part V, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the Distribution Business; and

            (iv) (subject to paragraph 9.2.5) the provision, installation and maintenance of any meters, switchgear or other electrical plant (not being part of connection charges).


Scottish Power                         309                           August 1998

      9.2.3 The Licensee may treat as being an excluded service for the purpose of the Distribution Business the transport of:

            (a) units of electricity not consumed in the Licensee's authorised supply area; or

            (b)   EHV units.

      9.2.4 Charges of the type described in paragraph 7 of Condition 2 of Part VI and borne in accordance with the principles set out in paragraph 8 of that Condition by any person as connection charges, and charges in respect of the statements referred to in paragraph 10 of that Condition, may each be treated as excluded services for the purposes of the Distribution Business.

      9.2.5 A service provided as part of the Distribution Business may be treated as an excluded service insofar as it consists in the provision of services (including metering, electric lines or electrical plant) for the specific benefit of any third party requesting the same and not made available as a normal part of the Distribution Business remunerated by use of system charges including (without prejudice to the foregoing):

            (i) special metering (including "time of day" metering) to facilitate energy saving programmes for the benefit of customers requesting the same;

            (ii) charges for moving mains, services or meters forming part of the Licensee's distribution system to accommodate extension, redesign or re-development of any premises on which the same are located or to which they are connected;

            (iii) the provision of electric lines and electrical plant (a)
                  insofar as the same are required for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity or


Scottish Power                         310                           August 1998

                  (b) to provide a higher degree of security than is required for the purposes of complying with Condition 7 of Part V;

            (iv) the amount by which charges for the provision of prepayment meters to customers exceed charges for the provision of standard meters for such customers;

            (v) special metering or telemetry or data processing equipment for the purposes of enabling any person which is a party to the Settlement Agreement for Scotland to comply with its obligations in respect of metering thereunder or for the performance by the Licensee of any service in relation thereto.

      9.2.6 There may be treated as an excluded service for the purposes of the Distribution Business charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(1) or Section 16 of the Act) imposed on the Licensee.

9.3   Excluded Services for purposes of Supply and Second-Tier Supply Businesses

      9.3.1 Subject to paragraph 9.4.2, a service provided as part of the Supply Business or Second-Tier Supply Business may be treated as an excluded service insofar as it consists of the provision of services for the specific benefit of customers requesting the same and not made available as a normal part of such Business.

9.4   Information to be provided to the Director about excluded services

      9.4.1 The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, details specifying separately the nature of all services provided as part of the Distribution Business or Supply Business


Scottish Power                         311                           August 1998
            or Second-Tier Supply Business and treated as excluded services by the Licensee during the course of such year and stating the revenues derived in respect of each such service so treated.

      9.4.2 Where the Director is satisfied that in the light of the principles set out in the foregoing paragraphs any service treated by the Licensee as being or not being an excluded service should not be so treated, the Director shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 6. 10) such other date as may be specified in the directions.

9.5   Regulated distribution unit categories

      9.5.1 The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, details specifying separately those use of system charges in respect of which the Licensee has during the course of such year treated the units distributed as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively.

      9.5.2 The definition of LV1 units includes units distributed under the following tariffs:

            1.    White Meter Day Units

            2.    Evening and Weekend Day Units

            3.    Monthly Maximum Demand (LV) Schedule B Tariffs

      9.5.3 The definition of LV2 units includes units distributed under the following tariffs:

            1.    White Meter Night Units


Scottish Power                         312                           August 1998

            2.    Off Peak Units

            3.    Evening and Weekend (Evening and Weekend Units)

            4.    Monthly Maximum Demand (LV) Schedule B Tariffs

      9.5.4 The definition of LV3 units includes units distributed under the following tariffs:

            1.    Domestic

            2.    Farm and Combined Premises

            3.    General Block

            4.    Catering

            5.    Landlord Supplies

            6.    Monthly Maximum Demand (LV) Schedule A

            7.    Furnace Terms (LV)

            8.    Public Lighting

      9.5.5 Notwithstanding the provisions of paragraphs 9.5.2 to 9.5.4, where the Director is satisfied that a tariff or tariffs in respect of which the Licensee has treated the units distributed as falling or not falling within one of the categories in paragraphs 9.5.2 to
            9.5.4 should not be so treated, the Director shall issue directions to that effect and the tariff or tariffs specified in the directions shall cease to be so treated from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in the directions and shall with effect from such date be treated in such manner as may be specified in the directions.

10.   Duration of public electricity supply charge restriction conditions

10.1 The public electricity supply charge restriction conditions shall apply so long as the public electricity supply licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the Licensee delivers to the Director a disapplication request made in accordance with paragraph 10.2 and:


Scottish Power                         313                           August 1998

      (a)   the Director agrees in writing to the disapplication request; or

      (b) their application (in whole or in part) is terminated by notice given by the Licensee in accordance with either paragraph 10.4 or paragraph 10.5.

10.2  A disapplication request pursuant to this paragraph 10 shall

      (a)   be in writing addressed to the Director,

      (b) specify the public electricity supply charge restriction conditions (or any part or parts thereof) to which the request relates, and

      (c) state the date from which the Licensee wishes the Director to agree that the specified public electricity supply charge restriction conditions shall cease to have effect.

10.3 Save where the Director otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this paragraph 10 shall have effect earlier than the date which is the later of:

      (a) the date occurring 18 months after delivery of the disapplication request; and

      (b)   31 March 2000.

10.4 If the Director has not made a reference to the Monopolies Commission under Section 12 of the Act relating to the modification of the public electricity supply charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the Licensee may deliver written notice to the Director terminating the application of such of the public electricity supply charge restriction conditions (or any part or parts thereof) as


Scottish Power                         314                           August 1998
      are specified in the disapplication request with effect from the disapplication date or a later date.

10.5 If the Monopolies Commission makes a report on a reference made by the Director relating to the modification of the public electricity supply charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such public electricity supply charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the Licensee may within 30 days after the publication of the report by the Director in accordance with Section 13 of the Act deliver to him written notice terminating the application of such public electricity supply charge restriction conditions (or any part or parts thereof) with effect from the disapplication date or a later date.

10.6 A disapplication request or notice served under this Condition may be served in respect of a specified geographic area.


Scottish Power                         315                           August 1998

Annexes to Schedule 6.

ANNEX A

Tariffs Continuing to be Available

Tariff No.         Tariff

     1             Domestic
     2             Comfort Plus
     3             White Meter 1
     4             Comfort Plus WM
     5             Off Peak C
     6             Off Peak D
     7             Off Peak A
     8             Off Peak 2
     9             Economy 2000
    10             Monthly Payment Scheme Discount
    11             Powercard Discount
    12             Powercard Rental
    13             White Meter 3
    14             White Meter 6
    15             Farm & Combined Premises
    16             General Block 1
    17             General Block 2
    18             Evening/Weekend
    19             White Meter 2
    20             White Meter 5
    21             Off Peak C
    22             Off Peak D
    23             Off Peak A
    24             Off Peak 2
    25             Off Peak 3
    26             Catering
    27             Public Lighting


Scottish Power                         316                           August 1998

ANNEX B

Preserved Tariffs

Tariff No.          Tariff

     3             White Meter 1
     6             Off Peak D
     7             Off Peak A
     8             Off Peak 2
    13             White Meter 3
    19             White Meter 2
    22             Off Peak D
    24             Off Peak 2


Scottish Power                         317                           August 1998

       ScottishPower

       ANNEX C

Number   Description of Tariff        Category             Component            Price P0 (Unit     Quantity QO         NC
                                                                                Rate in pence      (Unit rate in
                                                                                per kWh)           GWh)
------------------------------------------------------------------------------------------------------------------------------------
   1     Domestic                     Domestic          Standing Charge              4044             1335996         13359
                                                           Unit Rate                 6.61              4971

   2     Comfort plus                 Domestic             Stdg Chg                  9440              25005           2500
                                                         General Units               6.61                71
                                                     Controlled Circuit Units        2.95               245

   3     White Meter 1                Domestic             Stdg Chg                  5712              189906             0
                                                           Day Units                 7.06               633
                                                          Night Units                2.93              1166

   4     Comfort Plus WM              Domestic             Stdg Chg                  6088              93660           9366
                                                           Day Units                 7.06               291
                                                          Night Units                2.93               124
                                                     Controlled Circuit Units        2.65               603

   5     Off Peak C                   Domestic             Stdg Chg                  1032              20930           2093
                                                           Unit Rate                 4.36               55

   6     Off Peak D                   Domestic             Stdg Chg                  1032              13504           1350
                                                           Unit Rate                 5.22               43

   7     Off Peak A                   Domestic             Stdg Chg                  1032               147             147
                                                           Unit Rate                 3.55                1

   8     Off Peak 2                   Domestic             Stdg chg                  1032              1385            1385
                                                           Unit Rate                 5.93                4

   9     Economy 2000                 Domestic             Stdg chg                  1032              2090            2090
                                                           Unit Rate                 3.5                20

  10     Monthly Payment Scheme       Domestic           Stdg Chg Disc.             -400               484091         48409
         Discount

  11     Powercard Discount           Domestic           Stdg Chg Disc.             -400               403033         40303


Scottish Power                       318                            August 1998

Number   Description of Tariff        Category             Component            Price P0 (Unit     Quantity QO         NC
                                                                                Rate in pence      (Unit rate in
                                                                                per kWh)           GWh)
------------------------------------------------------------------------------------------------------------------------------------
  12     Powercard Rental             Domestic             Stdg Chg                  2022              403033         40303

  13     White Meter 3                Non-Domestic         Stdg Chg                  7230               1800           1800
                                                        Primary Day Units           11.84                6
                                                       Secondary Day Units           8.19                5
                                                          Night Units                2.93                7

  14     White Meter 6                Non-Domestic         Stdg Chg                  8084               1790           1790
                                                       Day Primary Units            11.84                1
                                                       Day Secondary Units           8.19                3
                                                          Night Units                2.93                2
                                                       Controlled Circuit Units      2.65                4

  15     Farm & Combined Premises     Non-Domestic         Stdg Chg                  6982               3495           3495
                                                        Primary Units               12.64                6
                                                       Secondary Units               6.8                11
                                                        Tertiary Units               6.29                0

  16     General Block I              Non-Domestic         Stdg Chg                  6712              42707           4270
                                                        Primary Units               11.02               87
                                                       Secondary Units               7.28               152

  17     General Block 2              Non-Domestic         Stdg Chg                  3898               5788           5788
                                                        Primary Units               11.76                4
                                                       Seconday Units                7.46               7.5

  18     Evening & Weekend            Non-Domestic         Stdg chg                  7230               1218           1218
                                                        Primary Units               13.32               2.3
                                                       Secondary Units               9.03               3.2
                                                       Evening/Weekend Units         6.05               5.5

  19     White Meter 2                Non-Domestic         Stdg Chg                  7230                266            266
                                                        Primary Day Units           12.64               0.1
                                                      Additional Day Units           7.35               0.8
                                                          Night Units                2.93               0.8

  20     White Meter 5                Non-Domestic         Stdg Chg                  8084                33              33
                                                        Primary Day Units           12.64                0
                                                        Additional Day Units         7.35               0.1
                                                          Night Units                2.93               0.1
                                                       Controlled Circuit Units      2.65               0.1



Scottish Power                       319                            August 1998

Number   Description of Tariff        Category             Component            Price P0 (Unit    Quantity QO         NC
                                                                                Rate in pence     (Unit rate in
                                                                                per kWh)          GWh)
------------------------------------------------------------------------------------------------------------------------------------
   21    Off Peak C                   Non-Domestic         Stdg Chg                1032               2602             2602
                                                           All Units               4.36                 10

   22    Off Peak D                   Non-Domestic         Stdg Chg                1032                298              298
                                                           All Units               5.22                2.3

   23    Off Peak A                   Non-Domestic         Stdg Chg                1032                430              430
                                                           All Units               3.55                 1

   24    Off Peak 2                   Non-Domestic         Stdg Chg                1032                312              312
                                                           All Units               5.93                  3

   25    Off Peak 3                   Non-Domestic         Stdg Chg                1032                 62               62
                                                           All Units               6.21                0.5

   26    Catering                     Non-Domestic         Stdg Chg                1032                496              496
                                                           All Units                6.8                1.4

   27    Public Lighting              Non-Domestic      Each kW installed          5990              13410             1341
                                                         Primary Units             8.02                 14
                                                        Secondary Units            2.78                 41


Scottish Power                       320                            August 1998

ScottishPower transmission price control conditions

SCHEDULE 5

Transmission charge restriction conditions

1.    Definitions

1.1   In this Schedule:

"average charge per regulated             means the regulated transmission
unit transmitted"                         revenue in the relevant year divided
                                          by the regulated quantity transmitted
                                          in that year.

"average specified rate"                  means the average of the daily base
                                          rates of Governor and Company of the
                                          Bank of Scotland (or such other bank
                                          as the Director shall specify from
                                          time to time) current from time to
                                          time during the period in respect of
                                          which the calculation falls to be
                                          made.

"excluded services"                       means those services provided as part
                                          of the Transmission Business which in
                                          accordance with the principles set out
                                          in paragraph 5 fall to be treated as
                                          excluded services.

"maximum average charge                   means the charge calculated in
per unit transmitted"                     accordance with the formula in
                                          paragraph 2.1.

"metered"                                 means in relation to any quantity
                                          transmitted, as measured by a meter
                                          installed for such purpose or (where
                                          no such meter is installed) as
                                          otherwise reasonably calculated.

"notified value"                          means, in relation to any term, such
                                          value as the Secretary of State shall
                                          ascribe to that term in a written
                                          notice given to the licensee as soon
                                          as practicable after the date of grant
                                          of this Licence Document.

"regulated quantity transmitted"          means the aggregate quantity of units
                                          transmitted through the licensee's
                                          transmission system in that relevant
                                          year metered at exit points on leaving
                                          the licensee's transmission system.

"regulated transmission revenue"          means the revenue (measured on an
                                          accruals basis) derived from the
                                          provision of transmission services
                                          (including to any Separate Business,
                                          other than the Transmission Business)
                                          in the relevant year, after deduction
                                          of value added tax (if any) and any
                                          other taxes based directly on the
                                          amounts so derived.

"relevant entity"                         means any affiliate or related
                                          undertaking of the licensee.

"regulated unit transmitted"              means any unit within the regulated
                                          quantity transmitted.

"relevant year"                           means a financial year commencing on
                                          or after 1 April 1990.

"relevant year t"                         means that relevant year for the
                                          purposes of which any calculation
                                          falls to be made;

"relevant year t-1"                       means the relevant year preceding
                                          relevant year t or, in respect of the
                                          period prior to 1 April 1990, the
                                          period of 12 calendar months
                                          commencing on 1 April 1989; and
                                          similar expressions shall be construed
                                          accordingly.

"transmission charge"                     means this Schedule as from time to
                                          time restriction conditions" modified
                                          or replaced in accordance therewith or
                                          pursuant to Section 11, 14 or 15 of
                                          the Act.

"transmission services"                   means all services provided as part of
                                          the Transmission Business other than
                                          excluded services.

"unit"                                    means a kilowatt hour.

2.    Initial restriction of transmission charges

Basic Formula

2.1 Without prejudice to paragraph 6 the licensee shall in setting its charges for the provision of transmission services use its best endeavours to secure that in any relevant year the average charge per regulated unit transmitted shall not exceed the maximum average charge per unit transmitted calculated in accordance with the following formula:

                              RPI(t) - X(t)
                  T(t) = [1 + -------------] P(t-1) - K(Tt)
                                   100

            where:

            T(t) means the maximum average charge per regulated unit transmitted in relevant year t.

            RPI(t) means the arithmetic mean of the percentage change (whether of a positive or a negative value) in the Retail Price Index between that published or determined with respect to each of the months from July to December (both inclusive) in relevant year t-1 and that published or determined with respect to the same months in the relevant year t-2 but in relation to the relevant year commencing on 1 April 1994 shall have a value equal to 2.5;

            X(T)  means 1.0.

            P(t-1) means that amount per regulated unit transmitted in relevant year t-l which is derived from the following formula:

                                                             RPI(t-1) - X(T)
                                       P(t-1) = P(t-2) [ 1 + _______________ ]
                                                                   100

            but, in relation to the relevant year commencing on 1 April 1994 P(t-1) shall have a value equal to O.348p, and in relation to the relevant year commencing on 1 April 1995 P(t-2) shall have that value.

            K(Tt) means the correction factor per regulated unit (whether of a positive or negative value) to be applied to the average price per regulated unit transmitted in relevant year t (other than in the first relevant year and subject to paragraph 3.3) which is derived from the following formula.

                          Q (t-1)(C(t-1) - T(t-1))       I(t)
                  K(Tt) = ________________________ (1 +  ____ )
                                     Q(t)                100

      where:

            Q(t-1) means the regulated quantity transmitted in relevant year t-1, but in relation to the relevant year commencing on 1 April 1995 and each of the three succeeding relevant years shall have the value specified opposite the preceding relevant year in Table 1 below.

            C(t-1) means the average charge per regulated unit transmitted in relevant year t-1.

            T(t-1) means the maximum average charge per unit transmitted in relevant year t-1.

            Q(t) means the regulated quantity transmitted in relevant year t, but in relation to the relevant year commencing on 1 April 1994 and each of the four succeeding relevant years shall have the value specified opposite that relevant year in Table 1 below.

Commencing                                     Relevant Year
                                              Regulated Quantity
                                                  1 April
  Transmitted

(Gigawatt hours)
                                                    1994
    26051
                                                    1995
    26893
                                                    1996
    29040
                                                    1997
    29311
                                    1998           30399

I(t) means that interest rate in relevant year t which is equal to, where K(Tt) (taking no account of I for this purpose) has a positive value and C(t-1) exceeds T(t-1) by more than 2 per cent, the average specified rate plus 4 or, where K(Tt)(taking no account of I for this purpose) has a negative value, or C(t-1) does not exceed T(t-1) by more than 2 per cent the average specified rate.

3.    Restriction of transmission charges; adjustments

3.1 If, in respect of any relevant year, the average charge per regulated unit transmitted exceeds the maximum average charge per unit transmitted by more than 3 per cent of the latter, the licensee shall furnish an explanation to the Director and in the next following relevant year the licensee shall not effect any increase in charges for the provision of transmission services the revenue from which is regulated under this Schedule unless it has demonstrated to the reasonable satisfaction of the Director that the average charge per regulated unit transmitted would not be likely to exceed the maximum average charge per unit transmitted in that next following relevant year.

3.2 If, in respect of any 2 successive relevant years, the sum of the amounts by which the average charge per regulated unit transmitted has exceeded the maximum average charge per unit transmitted is more than 4 per cent of the maximum average charge per unit transmitted for the second of these relevant years, then in the next following relevant year the licensee shall, if required by the Director, adjust its charges for the provision of transmission services the revenue from which is regulated under this Schedule such that the average charge per regulated unit transmitted would not be likely, in the judgment of the Director, to exceed the maximum average charge per unit transmitted in that next following relevant year.

3.3 If, in respect of any 2 successive relevant years, the average charge per regulated unit transmitted is less than 90 per cent of the maximum average charge per unit transmitted, the Director, after consultation with the licensee, may direct that in calculating K(Tt) in respect of the next following relevant year, there shall be substituted for C(t-1) in the formula set out in paragraph
2.1 such figure as the Director may specify being not less than C(t-1) and not more than 0.90 (T(t-1)).

4. Information to be provided to the Director in connection with the transmission charge restriction conditions.

4.1 Where any change is intended to be made in charges for the provision of transmission services the revenue from which is regulated under this Schedule, the licensee shall not later than the time of publication of such change provide the Director with:

      (i) a written forecast of the maximum average charge per unit transmitted, together with its components, in respect of the relevant year t in which such change is to take effect and in respect of the next following relevant year t+1;

      (ii) a written estimate of the maximum average charge per unit transmitted, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 4.5 in respect of relevant year t-1 has been furnished by the licensee to the Director before the publication of the proposed change.

4.2 If within 3 months of the commencement of any relevant year t the licensee has not made any such change in charges as is referred to in paragraph 4.1, the licensee shall provide the Director with a written forecast of the maximum average charge per unit transmitted together with its components, in respect of relevant year t.

4.3 Any forecast or estimate provided in accordance with paragraph 4.1 or 4.2 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

4.4 Not later than 6 weeks after the commencement of each relevant year t, the licensee shall send to the Director a statement as to:

            (a) whether or not the provisions of paragraph 3 are likely to be applicable in consequence of the average charge per regulated unit transmitted in the preceding relevant year t-1 or the 2 preceding relevant years t-1 and t-2; and

            (b) its best estimate as to the relevant correction factor K(Tt) calculated in accordance with the formula set out in paragraph 2 to be applied in calculating the maximum average charge per unit transmitted in respect of relevant year t.

4.5 Not later than 3 months after the end of each relevant year the licensee shall send to the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 4.7.

4.6 The statement referred to in the preceding paragraph shall be:

      (a) accompanied by a report from the Auditors that in their opinion such statement fairly presents each of the specified items in accordance with the requirements of the transmission charge restriction conditions and that the amounts shown in respect of each of the specified items are in accordance with the accounting records which have been maintained in accordance with Condition 3 of Part II; and

      (b) certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief after having made all reasonable enquiries:

            (i) there is no amount included in its calculations under paragraph 2 which represents other than bona fide consideration for the provision of transmission services the revenue from which is regulated under this Schedule;

            (ii) no service has been treated as an excluded service other than a service permitted to be so treated in accordance with paragraph 5;

            (iii) no amount included in the revenues stated in respect of excluded services represents other than bona fide consideration for the provision of the excluded service to which it relates.

4.7 The specified items to be shown in the statement referred to in paragraph
4.5 shall be the following:

      (a) the regulated quantity transmitted;

      (b) the average charge per regulated unit transmitted;

      (c) the regulated transmission revenue;

      (d) the nature of all services provided as part of the Transmission Business and treated as excluded services, together with a statement of the revenues derived from each service so treated;

      (e) [deleted]

      (f) [deleted]

      (g) the details referred to in paragraph 6.5; and

      (h) such other items as shall be specified in directions issued by the Director for the purposes of this Schedule.

4.8 Where the Director issues directions under paragraph 5.6, the licensee shall, if so required by the Director and within such period as the Director shall specify, send to the Director a revised statement in substitution for the licensee's statement under paragraph 4.5 in respect of the relevant year in question and such revised statement shall give effect to such directions.

5.    Excluded services for purposes of Transmission Business

5.1 Subject to paragraph 5.6, there may be treated as excluded services provided by the Transmission Business such services in respect of which charges are made:

      (a) which fall within paragraph 5.5A; or

      (b) which:

            (i) do not fall within paragraph 5.2; and

            (ii) may be determined by the licensee as falling under one of the principles set out in paragraphs 5.3 to 5.5.

5.2 No service provided as part of the Transmission Business shall be treated as an excluded service insofar as it relates to the provision of services remunerated under use of system charges in accordance with Condition 2 of Part VI including (without prejudice to the foregoing):

      (i) the transport of electricity;

      (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges) for the purpose of maintaining or upgrading the licensee's transmission system;

      (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the licensee to comply with Conditions 3 and 4 of Part IV, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the Transmission Business; and

      (iv) the provision, installation and maintenance of any meters, switchgear or other electrical plant ancillary to the grant of use of system.

5.3 The whole or an appropriate proportion (as the case may be) of the charges of the type described in paragraph 7 of Condition 2 of Part VI and borne by any person as connection charges in respect of connections made after the grant of this Licence Document may be treated as excluded services.

5.4 There may be treated as an excluded service charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(2) of the Act) imposed on the licensee.

5.5 There may with the approval of the Director be treated as an excluded service any service of a type not above referred to which:

      (a) consists in the provision of services for the specific benefit of a third party requesting the same; and

      (b) is not made available as a normal part of the Transmission Business remunerated by use of system charges.

5.5A Services may be regarded as excluded services where the charges are:

      (a) to SHE for the provision of capacity for transferring electricity from its-authorized transmission area to the Scottish interconnection;

      (b) to SHE for the provision of capacity for transferring electricity across any part of the Scottish interconnection apart from any Upgrade;

      (c) made for the provision of capacity for transferring electricity across any part of any Upgrade;

      (d) to British Nuclear Fuels Limited for use of system for electricity which British Nuclear Fuels Limited delivers to the Licensee's transmission system at Chapelcross in accordance with the specified agreement referred to in paragraph 5(a)(iv) of Condition 7 of Part II; and

      (e) made for the provision of capacity for transferring electricity across any interconnection between Scotland and Northern Ireland.

5.6 Where the Director is satisfied that in light of the principles set out in paragraphs 5.3 to 5.5A inclusive any service treated as being or not being an excluded service should not be so treated, the Director shall issue directions to that effect, and such service shall cease to be treated as an excluded service with effect from the date of issue of such directions or such earlier date (being not earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 4.5 prior to issue of such directions related, unless such statement or the accompanying report or certificate referred to in paragraph 4.6 or any earlier such statement, report or certificate was incorrect or misleading in any material respect) as may be specified in the directions.

5.7 For the purpose of this paragraph "Scottish interconnection", and "Upgrade" have the meaning given in Condition 3.13 of Part VI.

6. Allowances in respect of security costs

6.1 At any time during a security period, the licensee may give notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the transmission charge restriction conditions as may be specified in the notice, for the unexpired term of the security period.

6.2 At any time during a security period, the Director may (having regard to his duties under the Act) by means of directions:

      (a) suspend or modify for the unexpired term of the security period the transmission charge restriction conditions or any part or parts thereof; or

      (b) introduce for the unexpired term of the security period new transmission charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate to enable the licensee to recover by means of a uniform percentage increase on all charges made in the course of the Transmission Business an amount estimated as being equal to the licensee's allowed transmission-related security costs during such period, and the licensee shall comply with the terms of the directions so issued.

6.3 Subject to paragraphs 6.4 and 6.6, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to the licensee's allowed transmission-related security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases in the charges made by the licensee in the course of the Transmission Business.

6.4 Paragraph 6.3 shall not apply insofar as such licensee's allowed transmission-related security costs:

      (a) were otherwise recovered by the licensee; or

      (b) were taken into account by the Director in setting charge restriction conditions by means of directions issued under paragraph 6.2.

6.5 The licensee shall following the end of each relevant year provide to the Director details in respect of that relevant year of:

      (a) the aggregate amounts charged under paragraph 6.3 on account of the licensee's allowed transmission-related security costs; and

      (b) the bases and calculations underlying the increases in charges made by the licensee in the course of the Transmission Business.

6.6 Where the Director is satisfied that the licensee has recovered amounts in excess of the licensee's allowed transmission-related security costs, the Director may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of the Transmission Business for the excess amounts charged to them, and the licensee shall comply with any directions so issued.

6.7 No amounts charged by the licensee under this paragraph 6 (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the transmission charge restriction provisions of paragraph 2.1.

6.8 In this paragraph 6:

"licensee's allowed transmission-         means any cost allowed by the Director
related security costs"                   (upon receipt of such information,
                                          including a certificate from the
                                          Auditors, as the Director may request)
                                          as being a cost which is directly
                                          attributable to any action taken or
                                          omitted to be taken by the licensee in
                                          its capacity as holder of the
                                          transmission licence for the purpose
                                          of complying with directions issued by
                                          the Secretary of State under Section
                                          34(4) of the Act.

7. Duration of transmission charge restriction conditions

7.1 The transmission charge restriction conditions shall apply so long as the transmission licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Director a disapplication request made in accordance with paragraph 7.2 and:

      (a) the Director agrees in writing to the disapplication request; or

      (b) their application (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 7.4 or paragraph 7.5.

7.2 A disapplication request shall (a) be in writing addressed to the Director,
(b) specify the transmission charge restriction conditions (or any part or parts thereof) to which the request relates and (c) state the date (being not earlier than the date referred to in paragraph 7.3) from which the licensee wishes the Director to agree that the specified transmission charge restriction conditions shall cease to have effect.

7.3 Save where the Director agrees otherwise, no disapplication following delivery of a disapplication request pursuant to this paragraph 7 shall have effect earlier than the date which is the later of:

      (a) the date occurring 18 months after delivery of the disapplication request; and

      (b) 31 March 1999.

7.4 If the Director has not made a reference to the Monopolies Commission under
Section 12 of the Act relating to the modification of the transmission charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Director terminating the application of such of the transmission charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

7.5 If the Monopolies Commission makes a report on a reference made by the Director relating to the modification of the transmission charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such transmission charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Director in accordance with
Section 13 of the Act deliver to him written notice terminating the application of such transmission charge restriction conditions (or any part or parts thereof) with effect from the disapplication date or a later date.